As filed with the Securities and Exchange Commission on April 20, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MarsProtocol Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	7394	Not applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

103 Tampines Street 86 #03-06

The Alps Residences

Singapore 528576

(650) 340-1888

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: 212-947-7200

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies to:

John P. Yung, Esq.

Daniel B. Eng, Esq.

Lewis Brisbois Bisgaard & Smith LLP

45 Fremont Street, Suite 3000
San Francisco, CA 94105
Telephone No.: (415) 362-2580

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. The Company may not sell these securities or accept any offers to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to completion, dated April 20, 2023

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

To the Stockholders of Mega Matrix Corp.:

You are cordially invited to the special meeting of stockholders (the “Special Meeting”) of Mega Matrix Corp., a Delaware corporation (the “Company”), to be held on ______, ____ __, 2023, at 10:00 a.m., Pacific Standard Time. The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting www._________, where you will be able to listen to the meeting live, submit questions, and vote.. Only stockholders of record at the close of business on ____ __, 2023, are entitled to notice of and to vote at the Special Meeting.

At the Special Meeting, you will be asked to vote on the important matters described in the notice of Special Meeting of stockholders and proxy statement/prospectus accompanying this letter. You will also have an opportunity to ask questions and receive information about the Company’s business.

At the Special Meeting, you will be asked to vote on the adoption of an Amended and Restated Agreement and Plan of Merger, dated as of April 14, 2023 (the “Merger Agreement”), which includes a plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the “Plan of Merger”) which provides for a redomicile of the Company to the Cayman Islands through a merger (the “Redomicile Merger”) that would result in each share of the Company’s common stock being converted into the right to receive one ordinary share in the capital of MarsProtocol Inc., an exempted company incorporated under the laws of the Cayman Islands (“MPU Cayman”). Upon the completion of the Redomicile Merger, the former stockholders of the Company will become the legal owners of the ordinary shares of MPU Cayman, and MPU Cayman, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. MPU Cayman will also be managed by the same board of directors and executive officers that manage the Company today.

This proxy statement/prospectus is being delivered to you on behalf of Mega Matrix Corp.’s (the “Company’s”) board of directors to request that holders of the Company’s common stock as of ____, 2023 (the “Record Date”) execute and return the proxy to adopt and approve the Merger Agreement, which includes a plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the “Plan of Merger”) which provides for a redomicile of the Company to the Cayman Islands through a merger (“Redomicile Merger”) that would result in each share of the Company’s common stock being converted into the right to receive one ordinary share in the capital of MarsProtocol Inc., a company incorporated under the laws of the Cayman Islands (“MPU Cayman”), which ordinary shares will be issued by MPU Cayman in connection with the Redomicile Merger. Following the Redomicile Merger, the former stockholders of the Company will become the owners of the ordinary shares of MPU Cayman, and MPU Cayman, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. MPU Cayman will also be managed by substantially the same board of directors and executive officers that manage the Company today.

At the close of business on the Record Date, the Company had ________ shares of common stock outstanding and entitled to vote.

As further explained in the accompanying proxy statement/prospectus, our board of directors expects that the reorganization of the Company’s corporate structure, which will be facilitated by approval of the Redomicile Merger, will result in the following benefits:

●	alignment of our structure with our international corporate strategy; and

●	reduction of our operational, administrative, legal and accounting costs over the long-term through the reduction of our reporting obligations and related expenses because MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the Securities and Exchange Commission (“SEC”) and be exempt from certain rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”), that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer.

The Company has chosen to redomicile under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services.

The Redomicile Merger cannot be completed unless a proposal to adopt the Merger Agreement and the Plan of Merger is approved by the holders of a majority of the Company’s outstanding shares of common stock. There are a number of risks which you should be aware of in considering whether to vote in favor of the proposal to approve the Merger Agreement and the Plan of Merger. The accompanying proxy statement/prospectus contains important information about the Merger Agreement and the Plan of Merger and related Redomicile Merger and the risks associated thereto and the Company encourages you to read it. In particular, you should carefully consider the discussion in the section of this proxy statement/prospectus entitled “Risk Factors and Caution Regarding Forward-Looking Statements” beginning on page ii.

The Company intends the Redomicile Merger to qualify as a reorganization for U.S. federal income tax purposes, and it is a condition to our obligation to complete the Redomicile Merger that the Company receives an opinion (the “Tax Opinion”) from our tax counsel substantially to this effect. The Tax Opinion does not bind the IRS or prevent the IRS from adopting a contrary position. Based on the Tax Opinion, after the Redomicile Merger, MPU Cayman, as successor to the Company, will be treated as a U.S. domestic corporation for U.S. federal income tax purposes. If the Redomicile Merger qualifies as a reorganization, stockholders of the Company will not recognize any gain or loss for U.S. federal income tax purposes solely due to the receipt of MPU Cayman ordinary shares in the Redomicile Merger. For a more detailed discussion of U.S. federal income tax considerations for stockholders, please see the section entitled “U.S. Federal Income Tax Consequences of the Redomicile Merger” beginning on page 44. The Company urges you to consult your own tax advisor regarding the particular tax consequences of the Redomicile Merger for you.

Our Board of Directors has determined that the Redomicile Merger is advisable and in the best interests of the Company and our stockholders and, as such, has unanimously approved the Redomicile Merger, the Merger Agreement and the Plan of Merger. Our Board of Directors recommends that you vote “FOR” the proposal to adopt the Merger Agreement.

Your vote is important. Whether or not you plan to attend the Special Meeting, the Company hopes that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

Yucheng Hu,
Chairman of the Board

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS WRITTEN PROXY STATEMENT/PROSPECTUS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated ____, 2023, and is being first mailed to the Company’s stockholders on or about ______, 2023.

Mega Matrix Corp.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held on ______, 2023

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Mega Matrix Corp., a Delaware corporation (the “Company”), will be held on _____, ______, 2023, at 10:00 a.m., Pacific Standard Time. The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting www._________, where you will be able to listen to the meeting live, submit questions, and vote. The Special Meeting is being held for the following purposes:

1. to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated April 14, 2023 (the “Merger Agreement”) by and between the Company and MarsProtocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (“MPU Cayman”), which includes a plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the “Plan of Merger”), pursuant to which the Company will merge with and into MPU Cayman, with MPU Cayman as the surviving company upon the merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of MPU Cayman (the “Redomicile Merger”); and

2. to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

If you owned our common stock at the close of business on ____ __, 2023, you may attend and vote at the Special Meeting.

A proxy statement/prospectus describing the matters to be considered at the Special Meeting is attached to this Notice.

Your vote is important. Whether or not you plan to attend the Special Meeting, the Company hopes that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

By Order of the Board of Directors

Yucheng Hu, Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON ______, 2023

This Notice and proxy statement/prospectus are available online at https://www.________.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This proxy statement/prospectus contains or incorporates by reference forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the restructuring and our financial condition, results of operations and business. This act protects public companies from liability for forward looking statements in private securities litigation if the forward looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from the forward looking statements. Forward looking statements by their nature involve a degree of risk and uncertainty, including, but not limited to, the risks and uncertainties referred to under “Risk Factors” and elsewhere herein or in the documents incorporated by reference. All statements regarding the expected benefits of the restructuring are forward looking statements. The forward looking statements may include statements for the period following completion of the Redomicile Merger. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “can,” “continue,” “potential,” “should,” “will,” “could,” “intends,” “plans” or similar expressions in this proxy statement/prospectus or in the documents incorporated by reference. You should be aware that any forward looking statements in this proxy statement/prospectus reflect only current expectations and are not guarantees of performance. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in our forward looking statements. You should consider these risks when deciding how to vote. Also, as you make your decision how to vote, please take into account that forward looking statements speak only as of the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, the date of any such document, or in certain cases, as of a specified date.

The Company has identified factors that could cause actual plans or results to differ materially from those included in any forward looking statements. These factors include, but are not limited to, the following:

●	an inability to realize expected benefits of the restructuring within the anticipated time frame, or at all;

●	changes in tax law, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

●	an inability to execute any of our business strategies;

●	costs or difficulties related to the Redomicile Merger and related restructuring transactions, which could be greater than expected; and

●	such other risk factors as may be discussed in our reports filed with the SEC.

The Company disclaims any obligation or undertaking to disseminate any updates or revisions to our statements, forward looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

INFORMATION ABOUT THE SPECIAL MEETING AND THE PROPOSED REDOMICILE MERGER

The Board of Directors (the “Board”) of Mega Matrix Corp., a Delaware corporation (the “Company,” “we,” “us,” or “our” ), is furnishing this proxy statement/prospectus and the accompanying proxy to you to solicit your proxy for the Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting will be held on _________, 2023, at 10:00 a.m., Pacific Standard Time. The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting www._________, where you will be able to listen to the meeting live, submit questions, and vote.

It is anticipated that the proxy materials will be mailed to stockholders on or about ______, 2023.

The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting and, in particular, the proposed Redomicile Merger. These questions and answers may not address all issues that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and the documents referred to.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	What is this proxy statement/prospectus?
A:	You have received this proxy statement/prospectus because our Board is soliciting your proxy to vote your shares at the Special Meeting. This proxy statement/prospectus includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Q;	What is the purpose of the Special Meeting?
A:	At the Special Meeting, our stockholders will act upon the matters described in this proxy statement/prospectus. These actions include the adoption of the Merger Agreement and approval of the Redomicile Merger. An additional purpose of the Special Meeting is to transact any other business that may properly come before the Special Meeting and any and all adjournments or postponements of the Special Meeting.

Q:	Who can attend the Special Meeting?
A:	All stockholders of record at the close of business on _____ __, 2023 (the “Record Date”), or their duly appointed proxies, may attend the Special Meeting.

Q:	What proposals will be voted on at the Special Meeting?
A:	Stockholders will vote on one proposal at the Special Meeting:

“the approval and adoption of the Amended and Restated Agreement and Plan of Merger, dated April 14, 2023 (the “Merger Agreement”) by and between the Company and MarsProtocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (“MPU Cayman”), which includes a plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the “Plan of Merger”), pursuant to which the Company will merge with and into MPU Cayman, with MPU Cayman as the surviving company upon the merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of MPU Cayman (the “Redomicile Merger”)”.

Q:	What are the Board’s recommendations?
A:	Our Board recommends that you vote FOR adoption of the Merger Agreement and approval of the Redomicile Merger.

Q:	Will there be any other business on the agenda?
A:	The Board knows of no other matters that are likely to be brought before the Special Meeting. If any other matters properly come before the Special Meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Special Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Q:	Who is entitled to vote?
A:	Only stockholders of record at the close of business on ____ __, 2023, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Special Meeting. Holders of common stock as of the Record Date are entitled to one vote for each share held for each of the proposals. No other class of voting securities is outstanding on the date of mailing of this proxy statement/prospectus.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” This proxy statement/prospectus has been sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This proxy statement/prospectus has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in your proxy materials.

Q:	How do I vote my shares?
A:	Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by using the Internet or telephone or by mail, if you received a printed set of the proxy materials.

VOTE BY INTERNET	VOTE AT THE VIRTUAL ONLINE MEETING

Shares Held of Record:	Shares Held of Record:
Internet: www.cstproxyvote.com	To attend: https://www.cstproxy.com/_________
24 hours a day/7 days a week
Through 11:59 P.M. EST, _____, 2023
INSTRUCTIONS:
INSTRUCTIONS:
If you plan to attend the virtual online special meeting, you will need your control number to vote electronically at the special meeting.
Read this proxy statement/prospectus.
Go to the applicable website listed above.

Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

You may also submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the envelope provided. If you provide specific voting instructions, your shares will be voted as you have instructed. Voting by telephone is not available to persons outside of the United States.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify how your shares should be voted for each of the proposals. If you grant a proxy without indicating your instructions, your shares will be voted FOR adoption of the Merger Agreement and approval of the Redomicile Merger. Each share of common stock is entitled to one vote.

A:	What constitutes a quorum?
Q:	A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. Under Delaware law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting.

Q:	What is a broker “non-vote” and what is its effect on voting?
A:	If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

A:	What is required to approve each item?
Q:	For Proposal No. 1 (adoption of the Merger Agreement), the majority of the outstanding shares of our common stock must vote “For” the proposal.

For the purpose of determining whether the stockholders have approved matters, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker has authority to vote the shares for routine matters. The proposal to approve and adopt the Merger Agreement and Redomicile Merger is not a routine matter.

Q:	How will shares of common stock represented by properly executed proxies be voted?
A:	All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board’s recommendations as set forth herein. In addition, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Special Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Q:	Can I change my vote or revoke my proxy?
A:	Any stockholder executing a proxy has the power to revoke such proxy at any time prior to your shares being voted. You may revoke your proxy prior to your shares being voted by calling 1-_______, or by accessing the Internet website https://www.________, or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Corporate Secretary at _____________________, or by attending and voting in person at the Special Meeting. Unless revoked, the shares represented by timely received proxies will be voted in accordance with the directions given therein. Your most current proxy card or telephone or Internet proxy is the one that is counted.

If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting, all proxies granted according to the instructions set forth herein will be voted in the same manner as the proxies would have been voted at the previously convened Special Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Special Meeting.

Q:	How are proxies solicited?
A:	In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

Q:	Who paid for this proxy solicitation?
A:	The cost of preparing, printing, assembling and mailing this proxy statement/prospectus and other material furnished to stockholders in connection with the solicitation of proxies is borne by the Company.

v

Q:	What is “householding”?
A:	The SEC has adopted rules that allow a company to deliver a single proxy statement to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders of record who do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies.

Any stockholders who wish to opt out of, or wish to begin, householding may contact our Corporate Secretary. The address for these communications should be addressed to the Company’s secretary at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306.

Q:	Are there any rules regarding admission to the Special Meeting?
A:	Yes. You are entitled to attend the Special Meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the Record Date. At the Special Meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, as your proof of ownership, and any written proxy you present as the representative of a stockholder. We will decide in our sole discretion whether the documentation you present for admission to the Special Meeting meets our requirements.

Q:	How do I learn the results of the voting at the Special Meeting?
A:	The final results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the date of the Special Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in our current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?
A:	You may contact our transfer agent, Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561, by telephone at 800________ or by going to the __________ website at www.__________ and clicking the ______ tab at the top of the page if you have lost your stock certificate or need to change your mailing address.

Q:	Whom may I contact for further assistance?
A:	If you have any questions about giving your proxy or require any assistance, please contact our Corporate Secretary, Carol Wang, by mail at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, or by email at ir@mtmtgroup.com.

Questions and Answers Relating to the Redomicile Merger

Q:	What is the Redomicile Merger?
A:	Under the Merger Agreement, the Company will merge with and into MPU Cayman, with MPU Cayman surviving the Redomicile Merger. Upon consummation of the Redomicile Merger, each share of the Company’s common stock will be converted into the right to receive one ordinary share of MPU Cayman. Following the Redomicile Merger, MPU Cayman, together with its subsidiaries, will own and continue to conduct the Company’s business in substantially the same manner as it is currently being conducted by the Company and its subsidiaries. MPU Cayman will be managed by substantially the same board of directors and executive officers that manage the Company today.

Q:	Why does the Company want to engage in the Redomicile Merger?
A:	The Redomicile Merger is part of a reorganization of the Company’s corporate structure approved by our board of directors that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. In addition, the reorganization to Cayman Islands will allow MPU Cayman to pursue new businesses encouraged and authorized in countries other than the United States and that may otherwise cause more regulatory oversight in the United States. For example, the Company has acquired a wholly-owned subsidiary in Singapore named Saving Digital PTE, Ltd. (“SDP”), with no business or operations, for the purpose of pursuing crypto-related business in Singapore. However, there can be no assurance that following the Redomicile Merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements-Risks Relating to the Merger and Reorganization -The expected benefits of the Redomicile Merger and reorganization may not be realized.”

Q:	Will the Redomicile Merger affect current or future operations?
A:	The Redomicile Merger is not expected to have a material impact on how we conduct day-to-day operations. The new corporate structure would not change our future operational plans to grow our business. The location of future operations will depend on the needs of the business, which will be determined without regard to MPU Cayman’s jurisdiction of incorporation, but most likely will be established outside the United States.

Q:	Is the Redomicile Merger taxable to me?
A:	U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of MPU Cayman ordinary shares in exchange for the Company’s common stock. The aggregate tax basis in the MPU Cayman ordinary shares received in the Redomicile Merger will equal such U.S. holder’s aggregate tax basis in the Company’s common stock surrendered. A U.S. holder’s holding period for the ordinary shares that are received in the Redomicile Merger generally should include such U.S. holder’s holding period for the common stock of the Company surrendered. Please see the section entitled “Material United States Federal Income Tax Consequences Relating to the Redomicile Merger and the Ownership and Disposition of MPU Ordinary Shares” beginning on page 3.

THE TAX TREATMENT OF THE REDOMICILE MERGER UNDER STATE OR LOCAL LAW WILL DEPEND ON THE JURISDICTION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO CONSENTING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE REDOMICILE MERGER TO YOU.

Q:	Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the Redomicile Merger?
A:	No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the Redomicile Merger.

Q:	When do you expect to complete the Redomicile Merger?

A:	If the adoption of the Merger Agreement is approved by our stockholders, we anticipate that the Redomicile Merger will become effective during the second quarter of 2023, although the Redomicile Merger may be abandoned by our board of directors prior to its completion. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements-Risks Relating to the Redomicile Merger and Reorganization-Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Q:	What types of information and reports will MPU Cayman make available to stockholders following the Redomicile Merger?
A:	Following completion of the Redomicile Merger, MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. MPU Cayman will remain subject to the provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. However, as a foreign private issuer, MPU Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman was a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	MPU Cayman may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

●	MPU Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, MPU Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, MPU Cayman will need to promptly furnish reports on Form 6-K any information that MPU (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its stockholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, MPU Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, MPU will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	MPU Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	MPU Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	MPU Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information;

●	MPU Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	MPU Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Accordingly, after the completion of the Redomicile Merger, if you hold MPU Cayman ordinary shares, you may receive less information about MPU Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently.

If MPU Cayman loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the U.S. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements-Risks Relating to the Redomicile Merger and Reorganization-The expected benefits of the merger and reorganization may not be realized” and “Risk Factors and Caution Regarding Forward-Looking Statements-Risks Relating to the Redomicile Merger and Reorganization.” If MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Q:	Do I have to take any action to exchange my common stock in the Company to receive MPU Cayman ordinary shares?
A:	Each share of the Company’s common stock registered in your name or which you beneficially own through your broker acquired prior the effective date of the Redomicile Merger will be converted into the right to one MPU Cayman ordinary share. Upon completion of the Redomicile Merger, only registered stockholders reflected in MPU Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon MPU ordinary shares registered in their respective names. As a holder of MPU Cayman ordinary shares, you will receive distributions made on the MPU Cayman ordinary shares and will be entitled to voting rights attaching to those MPU Cayman ordinary shares. Any attempted transfer of the Company’s common stock prior to the Redomicile Merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the effective time of the Redomicile Merger, or the Effective Time, will not be reflected in holdings representing MPU Cayman’s ordinary shares upon completion of the Redomicile Merger. Holders of MPU Cayman ordinary shares following the Redomicile Merger will be required to provide customary transfer documents required by the transfer agent to complete the transfer. If you hold your shares of the Company’s common stock in an account with a broker or other securities intermediary, you will receive delivery of ordinary shares in your account with that same broker or other securities intermediary.

If you hold the Company’s common stock in certificated form, you may exchange your common stock certificates of the Company for uncertificated forms representing MPU Cayman ordinary shares following the Redomicile Merger. We will request that all of the Company’s stock certificates be returned to our exchange agent following the Redomicile Merger. Soon after the closing of the Redomicile Merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Continental Stock Transfer & Trust will be appointed as our exchange agent for the Redomicile Merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates in the Company to receive MPU Cayman ordinary shares in uncertificated form. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED WRITTEN CONSENT. After the Effective Time, MPU Cayman’s transfer agent will be Continental Stock Transfer & Trust.

Q:	What happens to the Company’s stock options and other equity awards at the effective time of the Redomicile Merger?
A:	At the Effective Time, all outstanding options to purchase shares of the Company’s common stock granted or issued prior to the Effective Time and all other outstanding equity awards granted under our equity compensation plans to directors, employees and consultants, as applicable, will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of MPU Cayman ordinary shares. Immediately prior to the Effective Time, all existing equity compensation plans of the Company, as may be amended, will be adopted and assumed by MPU Cayman. We do not anticipate an increase to the total number of shares underlying options and awards outstanding under our assumed equity compensation plans or shares otherwise issuable thereunder. Future awards would be subject to and governed by the terms of our assumed equity compensation plans and any agreements entered into pursuant thereto. Currently the Company does not have any stock options or other equity awards outstanding.

Q:	Will the Company’s name be changed as a result of the Redomicile Merger?
A:	Yes. Following the Redomicile Merger, the Company’s name will be changed from “Mega Matrix Corp.” to “Mega Matrix Inc.”

Q:	Can I trade my common stock in the Company before the Redomicile Merger is completed?
A:	Yes. Common stock in the Company will continue to be quoted on the NYSE American through the last trading day prior to the date of completion of the Redomicile Merger, which is anticipated to take place during the second quarter of 2023.

Q:	After the Redomicile Merger, where can I trade my MPU Cayman ordinary shares?
A:	We expect that as of the Effective Time, MPU Cayman ordinary shares will continue to trade on the NYSE American under the same ticker symbol “MPU.”

Q:	How will my rights as a stockholder of MPU Cayman change after the Redomicile Merger relative to my rights as a stockholder of the Company prior to the Redomicile Merger?
A:	There are differences in rights afforded under Delaware law and Cayman Islands law, including but not limited to: (i) whether stockholder approval for a sale of all or substantially all of the property of a company is required; (ii) whether stockholders have the right to inspect corporate records of a company; and (iii) under what circumstances may the stockholders bring a derivative suit on behalf of a company. The Delaware law and Cayman Islands law also differ in terms of stockholder voting requirements: under Delaware law, our current bylaws and articles of incorporation may be amended by the vote of a majority of shares of stock entitled to vote, unless the articles of incorporation requires the vote of a greater number of shares, whereas Cayman Islands law requires a special resolution of not less than two-thirds of the votes cast by those stockholders entitled to vote at a general meeting for any amendment to the memorandum and articles of association of MPU Cayman. As a result, it may be more difficult for stockholders to amend the memorandum and articles of association of MPU Cayman after the Redomicile Merger. In addition, the memorandum and articles of association of MPU Cayman after the Redomicile Merger will contain provisions that could delay, defer or prevent a merger, change in control or other corporate actions of MPU Cayman that could be beneficial to our stockholders. See “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Related to the Redomicile Merger and Reorganization—As a result of different stockholder voting requirements in the Cayman Islands relative to Delaware, shareholders will have less flexibility with respect to their ability to amend MPU Cayman constitutional documents and enter into certain business combinations.” See “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Related to Our Shares, Ordinary Shares of MPU Cayman—The articles of association of MPU Cayman contain anti-takeover provisions that could prevent a change in control even if such takeover is beneficial to MPU Cayman shareholders.” Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and MPU Cayman, the Company is unable to adopt governing documents for MPU Cayman that are identical to the governing documents for the Company. MPU Cayman’s memorandum and articles of association differ from the Company’s bylaws and articles of incorporation, both in form and substance, and the rights of shareholders of MPU Cayman will change relative to rights as a stockholder of the Company as a result of the Redomicile Merger. A holder’s rights as owner of ordinary shares of MPU Cayman will differ from the rights as a holder of common stock of the Company. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements-Risks Relating to the Redomicile Merger and Reorganization-Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws,” “Description of Share Capital of MPU Cayman,” and “Comparison of Rights under Delaware and Cayman Islands Law.” Additionally, as a foreign private issuer, MPU Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws.

Q:	Do I have Appraisal Rights?
A:	In connection with the Redomicile Merger, the Company’s stockholders will have no appraisal rights under Delaware General Corporate Law because its shares of common stock are listed on the NYSE American.

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SUMMARY

The following summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Merger Agreement, including the Redomicile Merger and other transactions contemplated thereby, you should carefully read this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A to this proxy statement/prospectus and the Plan of Merger attached as Annex A to the Merger Agreement. For purposes of this proxy statement/prospectus, the term “Merger Agreement” will refer to the Merger Agreement, as the same may be amended.

The Redomicile Merger

The Parties to the Merger Agreement and the Plan of Merger

Mega Matrix Corp.

Mega Matrix Corp, a Delaware corporation, or the Company. Through our emergence from bankruptcy on September 30, 2021, and new investors and management, we became a holding company located in Palo Alto, California, with the following subsidiaries: Mega Metaverse Corp., a California corporation, JetFleet Management Corp, a California corporation and formerly known as JetFleet Holding Corporation, Saving Digital Pte. Ltd., a Singapore corporation, Marsprotocol, Inc., a Cayman Islands exempted company, and MarsProtocol Technologies Pte. Ltd. Historically, we have provided leasing and financing services to regional airlines worldwide and have been principally engaged in leasing mid-life regional aircraft to customers worldwide under operating leases and finance leases. In addition to leasing activities, we have also sold aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies, and airlines. Our operating performance was driven by the composition of its aircraft portfolio, the terms of its leases, and the interest rate of its debt, as well as asset sales. Through Saving Digital Pte. Ltd, our wholly-owned subsidiary, we are currently engaged in solo-staking and provide proof-of-stake technology tools in Singapore for the Ethereum network. To a lesser extent, we are engaged in the provision of aircraft advisory and management services since September 30, 2021. We are currently exploring other crypto-related business models outside of the United States.

Bankruptcy

The Company and its then subsidiaries, JHC and JMC (collectively, the “Debtors”), filed on March 29, 2021, a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) Case No. 21-10636 (the “Chapter 11 Case”). The Company also filed motions with the Bankruptcy Court seeking authorization to continue to operate our business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On August 16, 2021, in the Bankruptcy Court, the Debtors filed unexecuted drafts of its Plan Sponsor Agreement to be entered into between us, Yucheng Hu, TongTong Ma, Qiang Zhang, Yanhua Li, Yiyi Huang, Hao Yang, Jing Li, Yeh Cheng and Yu Wang, and identifying such individuals, collectively, as “Plan Sponsors” (the “Plan Sponsor Agreement”), and related agreements and documents required thereunder (collectively, with the Plan Sponsor Agreement, the “Plan Sponsor Documents”). The Plan Sponsor Documents were intended to cover the transactions contemplated by an investment term sheet entered into with Yucheng Hu and are part of the Debtors’ plan of reorganization as reflected in the Combined Disclosure Statement and Plan filed with the Bankruptcy Court as amended and supplemented from time to time (the “Plan”). On August 31, 2021, the Bankruptcy Court entered an order, Docket No. 0296 (the “Confirmation Order”), confirming the Plan as set forth in the Combined Plan Statement and Plan Supplement.

On September 30, 2021, and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Securities Purchase Agreement with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 (adjusted for the Forward Stock Split) shares of our common stock at $0.77 (adjusted for the Forward Stock Split) for each share of common stock for an aggregate purchase price of approximately $11,053,069.

Also on September 30, 2021, and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Series A Preferred Stock Purchase Agreement (the “JHC Series A Agreement”) with JHC, pursuant to which JHC issued and sold, and the Company purchased, 104,082 shares of Series A Preferred Stock, no par value, at $19.2156 per share of JHC Series A Preferred Stock, for an aggregate purchase price of $2 million.

Each share of JHC Series A Preferred Stock shall be entitled to one (1) vote on any matter that is submitted to a vote or for the consent of the shareholders of JHC. The JHC Series A Preferred Stock provides the Company with 74.83% voting control over JHC immediately following its issuance.

On January 1, 2022, JMC, a wholly-owned subsidiary of JHC, was merged with and into JHC, with JHC being the surviving entity. As part of the merger, JHC changed its name to JetFleet Management Corp.

Change In Control

As a condition to the closing of the Securities Purchase Agreement, Michael G. Magnusson resigned as President and Chief Executive Officer; Harold M. Lyons resigned as Chief Financial Officer, Treasurer, Senior Vice President, Finance and Secretary; and Michael G. Magnusson, Toni M. Perazzo, Roy E. Hahn, Evan M. Wallach and David P. Wilson resigned as directors of the Company effective October 1, 2021. In connection with the resignations, effective as on October 1, 2021, Yucheng Hu, Florence Ng, Jianan Jiang, Qin Yao and Siyuan Zhu (the “Incoming Directors”) were appointed to serve as members on our Board of Directors. The Incoming Directors were designated by the Plan Sponsor pursuant to the Plan Sponsor Agreement to hold office until our next annual meeting. The Incoming Directors appointed Mr. Hu to serve as Chairman, President and Chief Executive Officer; Ms. Ng to serve as Vice President of Operations; and Qin (Carol) Wang to serve as its Chief Financial Officer, Secretary and Treasurer of the Company.

MarsProtocol Inc.

MarsProtocol Inc., a Cayman Islands incorporated company, or MPU Cayman. MPU Cayman is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly-owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Companies Act (As Revised) (the “Companies Act”) of the Cayman Islands, such as the general requirement to file an annual return of its stockholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands upon satisfying certain requirements of the Companies Act as it pertains to continuation and/or deregistration. MPU Cayman has no significant assets or liabilities and has not engaged in any business since its incorporation other than activities associated with its anticipated participation in the Redomicile Merger. Accordingly, no financial statements are provided for MPU Cayman.

The principal executive office of the Company is located at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA 94306. After the Redomicile, the principal executive office of MPU Cayman will be located at 103 Tampines Street 86 #03-06, The Alps Residences, Singapore 528576 and its registered office in the Cayman Islands will be located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. The phone number of the registered office is +852-3656-6000.

Background and Reasons for the Redomicile Merger

The Company believes that the Redomicile Merger, which would change its place of incorporation from Delaware to the Cayman Islands, (i) will allow it to reduce operational, administrative, legal and accounting costs over the long term because MPU Cayman is expected to qualify as a foreign private issuer and be exempt from certain rules under the Exchange Act, which is in line with the Company’s current business and operations which are almost all conducted outside of the United States, (ii) will allow it to pursue new businesses encouraged and authorized in countries other than the United States and that may otherwise cause more regulatory oversight in the United States, and (iii) will more closely align our structure with our international corporate strategy. With the Company’s proposed expansion to ventures outside the United States, the Company believes that it is advisable to move our place of incorporation and operations outside the United States.

The Merger Agreement

A copy of the Merger Agreement and Plan of Merger is attached as Annex A to this proxy statement/prospectus. The Company encourages you to read the entire Merger Agreement and Plan of Merger carefully as they are the principal documents governing the Redomicile Merger.

MPU Cayman Ordinary Shares

If the Redomicile Merger is completed, each share of the Company’s common stock shall convert into the right to receive one ordinary share in the capital of MPU Cayman, which ordinary shares will be issued by MPU Cayman in connection with the Redomicile Merger. Following the Redomicile Merger, the former stockholders of the Company will become holders of MPU Cayman ordinary shares, and MPU Cayman, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

Treatment of the Company’s Options and Warrants

In connection with the Redomicile Merger, each outstanding option and warrant exercisable into common stock of the Company will be assumed by MPU Cayman and will become an option and warrant exercisable into an equal number of ordinary shares in the capital of MPU Cayman under the same terms and conditions.

Overview of the Merger Agreement

The Company and MPU Cayman are required to complete the Redomicile Merger only if certain customary conditions are satisfied or waived, including, among others, the registration statement on Form F-4, of which this proxy statement/prospectus is a part, being declared effective by the SEC, and the Merger Agreement and Plan of Merger being approved by the Company’s stockholders.

Board of Directors; Management of the MPU Cayman Following the Redomicile Merger

Following the Redomicile Merger, MPU Cayman will be managed by the same board of directors and executive officers that manage the Company. Under Cayman Islands law, all directors owe three types of duties: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (As Revised) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care, the directors must ensure compliance with the amended articles of association, as amended and restated from time to time. There is a right to seek damages if a duty owed by any director is breached.

Accounting Treatment

The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

Material U.S. Federal Income Tax Consequences

The Company and MPU Cayman intend that the Redomicile Merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and it is a condition to our obligation to complete the Redomicile Merger that the Tax Opinion is provided substantially to this effect. The Tax Opinion does not bind the IRS or prevent the IRS from adopting a contrary position. Based on the Tax Opinion, after the Redomicile Merger, MPU Cayman, as successor to the Company, will be treated as a U.S. domestic corporation for U.S. federal income tax purposes. If the Redomicile Merger qualifies as a reorganization: (i) a U.S. Holder (as defined in the section titled “Taxation — United States Taxation”) will not recognize any gain or loss for U.S. federal income tax purposes solely due to the receipt of MPU Cayman ordinary shares in the Redomicile Merger, (ii) a U.S. Holder’s adjusted tax basis in the MPU Cayman ordinary shares received in the Redomicile Merger will be the same as such U.S. Holder’s adjusted tax basis in the Company common stock surrendered in the Redomicile Merger, and (iii) such U.S. Holder’s holding period in the MPU Cayman ordinary shares received in the Redomicile Merger will include such U.S. Holder’s holding period in the Company common stock surrendered in the Redomicile Merger; provided that, if a U.S. Holder acquired different blocks of Company common stock at different times or at different prices, the MPU Cayman ordinary shares received in the Redomicile Merger will be allocated pro rata to each block of Company common stock, and the basis and holding period of each block of MPU Cayman ordinary shares received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Company common stock exchanged for such block of MPU Cayman ordinary shares. For a more detailed discussion of U.S. federal income tax considerations for stockholders, please see the section entitled “U.S. Federal Income Tax Consequences of the Redomicile Merger” beginning on page 44. We urge you to consult your own tax advisor regarding the particular tax consequences of the Redomicile Merger for you.

Comparison of Stockholder/Stockholder Rights

Upon consummation of the Redomicile Merger, the holders of issued and outstanding common stock of the Company will be entitled to receive MPU Cayman ordinary shares. The rights of the holders of the Company’s common stock are governed by the Company’s certificate of incorporation and bylaws and by the Delaware General Corporation Law (“DGCL”), while the rights of holders of MPU Cayman’s ordinary shares are generally governed by MPU Cayman’s memorandum and articles of association and the Companies Act of the Cayman Islands and the common law of the Cayman Islands. There are differences in rights afforded under Delaware law and Cayman Islands law. Please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

Risks Associated with the Redomicile Merger and the Company

Holders of the Company’s common stock and, assuming consummation of the Redomicile Merger, MPU Cayman’s ordinary shares, will be subject to various risks associated with MPU Cayman’s business and industries. These risks are discussed in greater detail under the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements” in this proxy statement/prospectus. The Company encourages you to read and consider all of these risks carefully which are summarized as follows:

Risks Relating to the Redomicile Merger

●	Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of MPU Cayman.

●	Following the Redomicile Merger, because MPU Cayman will be a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE American corporate governance requirements.

●	The laws of the Cayman Islands may not provide MPU Cayman shareholders with benefits comparable to those provided to stockholders of corporations incorporated in the United States.

●	The expected benefits of the Redomicile Merger may not be realized.

●	MPU Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

●	As a foreign private issuer, MPU Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer.

●	If MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers

●	If we prepare our financial statements in accordance with IFRS following the Redomicile Merger, there may be a significant effect on our reported financial results.

●	Changes in domestic and foreign laws, including tax law changes, could adversely affect MPU Cayman.

●	The enforcement of civil liabilities against MPU Cayman may be more difficult.

●	The market for MPU Cayman shares may differ from the market for the Company’s shares.

●	We expect to incur transaction costs and adverse financial consequences in the year of completion of the Redomicile Merger.

●	The Company’s Board of Directors may choose to defer or abandon the Redomicile Merger.

Risks Relating to Our Business

●	A particular digital asset’s status, such as an ETH, as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty.

●	The Company plans to continue to explore other opportunities in the crypto-related business to expand our business model which may not be successful.

●	Expansion of the Company’s operations into new products, services and technologies, including content categories, is inherently risky and may subject it to additional business, legal, financial and competitive risks.

●	If the Company cannot continue to innovate technologically or develop, market and sell new products and services, or enhance existing technology and products and services to meet customer requirements, the Company’s ability to grow our revenue could be impaired.

●	We rely on systems and services provided by third parties, primarily by Tbit Global Limited, for our business.

●	Information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

●	We are subject to risks related to holding cryptocurrencies and accepting cryptocurrencies as a form of payment.

●	The value of stablecoins that we hold may be subject to volatility and risk of loss.

●	We cannot be certain that our StaaS platform and staking services will maintain regulatory approval, and without regulatory approval we may not be able to market and grow our business around the world.

●	We are subject to various laws relating to foreign corrupt practices, the violation of which could adversely affect our operations, reputation, business, prospects, operating results and financial condition.

Risks Relating to Ethereum

●	Risks Associated with Staking on Ethereum 2.0.

●	Speculative and Volatile Nature of ETH.

●	Underlying Value Risk.

●	Development of the Ethereum Platform.

●	Uncertainty Regarding the Growth of Blockchain and Web 3 Technologies.

●	Smart Contract Risk.

●	Dependence on Ethereum Network Developers.

●	Issues with the Cryptography Underlying the Ethereum Network.

●	Disputes on the Development of the Ethereum Network may lead to Delays in the Development of the Network.

●	The Ethereum Blockchain may Temporarily or Permanently Fork and/or Split.

Risks Related to the Company

●	Our filing of bankruptcy may adversely affect our business and relationships.

●	Upon our emergence from Chapter 11, the composition of our stockholder base has changed significantly.

●	The composition of our board of directors has changed significantly.

●	Certain information contained in our historical financial statements is not comparable to the information contained in our financial statements.

●	We have a limited operating history in our post-bankruptcy new focus business.

●	We may need to raise additional capital by issuing additional securities.

●	Our business depends on the continuing efforts of our management.

●	We may not be able to prevent or timely detect cyber security breaches.

●	As of December 31, 2022, our internal control over financial reporting was ineffective.

●	Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources.

●	The trading prices of our common stock could be volatile.

●	If our common stock becomes subject to the SEC’s penny stock rules.

●	An active trading market for our common stock may not develop.

●	If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted.

●	Sales of a significant number of our common stock in the public market could depress the market price of our common stock.

●	If we acquire digital securities, even unintentionally, we may violate the Investment Company Act of 1940 and incur potential third-party liabilities.

MARKET FOR THE COMPANY’S COMMON STOCK

Market Information

The Company’s common stock is listed on the NYSE American under the symbol “MPU.” Following the Redomicile Merger, the Company ticker symbol “MPU” will remain unchanged.

Based on the records of the Company’s transfer agent, the Company had _____ shares of common stock issued and outstanding as of the Record Date for the mailing of this proxy statement/prospectus.

The Company and MPU Cayman are in the process of applying for listing of MPU Cayman’s ordinary shares with the NYSE American under the ticker symbol “MPU” and hope to complete that process concurrent with or shortly after the consummation of the Redomicile Merger.

Holders

Based on the records of our transfer agent, there were __ stockholders of record of our common stock as of the Record Date for the mailing of this proxy statement/prospectus (not including beneficial owners who hold shares at broker/dealers in “street name”).

Forward Stock Split

On December 30, 2021, the Company implemented a five (5) for one (1) forward stock split (the “Forward Stock Split”) of its issued and outstanding common stock, par value $0.001 per share. References to the Company’s common stock in this proxy statement/prospectus have been adjusted to give effect to the Forward Stock Split.

Transfer Agent

The Company’s transfer agent and registrar for its common stock is Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561. It is anticipated that Continental Stock Transfer & Trust will be the transfer agent for the MPU Cayman ordinary shares upon consummation of the Redomicile.

Dividends

While there are no restrictions that limit the Company’s ability to pay dividends, the Company has not paid, and following the approval and completion of the Redomicile Merger does not currently intend to pay, cash dividends on our common stock in the foreseeable future. Our policy is to retain all earnings, if any, to provide funds for the operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, who may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others, in making its determination.

RISK FACTORS

Risks Relating to the Redomicile Merger

Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws.

Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and the constitutional documents of MPU Cayman, the Company is unable to adopt governing documents for MPU Cayman that are identical to the governing documents for the Company, but the Company has attempted to preserve in the memorandum and articles of association of MPU Cayman the same allocation of material rights and powers between the stockholders and our Board of Directors that exists under the Company’s bylaws and articles of incorporation to the extent permitted by Cayman Islands law. Nevertheless, MPU Cayman’s memorandum and articles of association differ from the Company’s bylaws and articles of incorporation, both in form and substance, and your rights as a stockholder will change. For example:

●	Under the DGCL, a corporation may not engage in a business in combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. However, there is no equivalent provision under the Companies Act or MPU Cayman’s articles of association prohibiting business combinations with interested stockholders.

●	Under the DGCL, any stockholder may, upon written demand under oath stating the purpose thereof, inspect the corporation’s books and records for a proper purpose during the usual hours for business. However, stockholders of a Cayman Islands exempted company do not have any general rights to inspect corporate records of a company, and MPU Cayman’s articles of association provide that the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company may be open to the inspection of stockholders who are not directors.

●	Under the DGCL, a stockholder may bring a derivative suit provided the requirements to do so under the DGCL have been met. However, for a Cayman Islands company, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors, rather than the stockholders, and a stockholder of MPU Cayman would be entitled to bring a derivative action on behalf of MPU Cayman only in certain limited circumstances.

For a detailed discussion of these and other material differences, please see the comparison chart of your rights as a common stockholder of the Company against your rights as an ordinary stockholder of MPU Cayman under the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.” The laws of the Cayman Islands may not provide MPU Cayman shareholders with benefits comparable to those provided to stockholders of corporations incorporated in the United States.

MPU Cayman’s corporate affairs are governed by its memorandum and articles of association, as may be amended and restated from time to time, by the Companies Act, and by the common law of the Cayman Islands. The rights of shareholders to take action against MPU Cayman’s directors, actions by minority stockholders and the fiduciary duties of MPU Cayman’s directors to MPU Cayman under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of MPU Cayman’s shareholders and the fiduciary duties of its directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, MPU Cayman’s shareholders may have more difficulty in protecting their interests in the face of actions by MPU Cayman’s management, directors or controlling shareholders than would stockholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The Cayman Island courts are also unlikely to impose liability against MPU Cayman, in original actions brought in the Cayman Islands, based on certain civil liabilities provisions of U.S. securities laws.

As a result of different shareholder voting requirements in the Cayman Islands relative to Delaware, the Company will have less flexibility with respect to its ability to amend its constitutional documents and enter into certain business combinations than it now has.

Under Delaware law and our current bylaws and articles of incorporation, the Company’s bylaws and articles of incorporation may be amended by the vote of a majority of shares of common stock entitled to vote on the matter to approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. Cayman Islands law requires a special resolution of not less than two-thirds of the votes cast by those shareholders entitled to vote, who are present in person or by proxy at a general meeting for any amendment to the memorandum and articles of association of MPU Cayman. As a result of this Cayman Islands law requirement, situations may arise where the flexibility the Company now has under Delaware law would have provided benefits to its stockholders that will not be available in the Cayman Islands.

In addition, under Cayman Islands law, certain corporate transactions, such as a merger, require the approval of a special resolution of not less than two-thirds of the votes cast at a general meeting by those shareholders entitled to vote, who are present in person or by proxy. By contrast, a merger under Delaware law would only require a simple majority of the outstanding stock of the company entitled to vote thereon. The increased stockholder approval requirements may limit our flexibility to enter into or complete certain business combinations that may be beneficial to stockholders.

For a detailed discussion of the differences in stockholder voting requirements in the Cayman Islands relative to Delaware, please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

Following the Redomicile Merger, because MPU Cayman will be a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE American corporate governance requirements.

As a foreign private issuer, MPU Cayman has the option to follow certain home country corporate governance practices rather than those of NYSE American, provided that it discloses the requirements it is not following and describes the home country practices it is following. MPU Cayman may in the future elect to follow home country practices with regard to certain matters. As a result, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE American corporate governance requirements.

The expected benefits of the Redomicile Merger may not be realized.

The Company has presented in this proxy statement/prospectus the anticipated benefits of the Redomicile Merger. Please see the section entitled “Adoption of the Merger Agreement — Background and Reasons for the Redomicile Merger.” The Company cannot be assured that all of the goals of the Redomicile Merger will be achievable, and some or all of the anticipated benefits of the Redomicile Merger may not occur, particularly as the achievement of the benefits are in many important respects subject to factors not under the Company’s control.

In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if MPU Cayman fails to qualify as a foreign private issuer. While the Company expects the Redomicile Merger will enable it to reduce its operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

MPU Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

Based on the Tax Opinion, after the Redomicile Merger, MPU Cayman, as successor to the Company, will be treated as a U.S. domestic corporation for U.S. federal income tax purposes, will be subject to U.S. federal income taxes as if it were a U.S. domestic corporation, and dividends paid by MPU Cayman to non-U.S. stockholders will generally be subject to U.S. withholding tax at a 30% rate (or a reduced rate specified by an applicable income tax treaty). While the Redomicile Merger is not anticipated to have any material impact on our effective tax rate, changes in U.S. tax laws could adversely affect our results of operations and profitability. The Tax Opinion does not bind the IRS or prevent the IRS from adopting a contrary position. For a more detailed discussion of U.S. federal income tax considerations with respect to the Redomicile Merger, please see the section entitled “U.S. Federal Income Tax Consequences of the Redomicile Merger” beginning on page 44.

As a foreign private issuer, MPU Cayman will not be required to provide its stockholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about MPU Cayman as you did about the Company and you may not be afforded the same level of protection as a beneficial owner of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s articles of incorporation and bylaws.

Following the completion of the Redomicile Merger, MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. MPU Cayman will remain subject to the mandates of the Sarbanes-Oxley Act. However, as a foreign private issuer, MPU Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	MPU Cayman may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB as issued by the IASB without reconciliation to U.S. GAAP;

●	MPU Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, MPU Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, MPU Cayman will need to promptly furnish reports on Form 6-K any information that MPU Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its stockholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, MPU Cayman will not be required to file its annual report on Form 10-K. As a foreign private issuer, MPU Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	MPU Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	MPU Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC; however, as a NYSE American listed foreign private issuer, MPU Cayman will be required to publish on a Form 6-K an interim balance sheet and income statement as of the end of its second quarter no later than six months following the end of such quarter;

●	MPU Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	MPU Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	MPU Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Thus, you may not be afforded the same protections or information under applicable laws and MPU Cayman’s memorandum and articles of association which would be made available to you if we remain a U.S. corporation with publicly traded securities.

If MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the Redomicile Merger, MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, MPU Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. As a foreign private issuer, MPU Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about MPU Cayman as you did about the Company and you may not be afforded the same level of protection as a shareholder of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s articles of incorporation and bylaws. While MPU Cayman is expected to qualify as a foreign private issuer following the completion of the Redomicile Merger, if MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

If we prepare our financial statements in accordance with IFRS following the Redomicile Merger, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB and the SEC, although the SEC does not publish Staff Accounting Bulletins on IFRS. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect MPU Cayman, its subsidiaries and its stockholders, and our effective tax rate may increase whether we effect the Redomicile Merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or Cayman Islands, could adversely affect the tax consequences of the Redomicile Merger to MPU Cayman and its shareholders and/or MPU Cayman’s effective tax rates (whether associated with the Redomicile Merger or otherwise). While the Redomicile Merger is not anticipated to have any material impact on MPU Cayman’s effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where it operates, and its effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against MPU Cayman may be more difficult.

After the Redomicile Merger, substantially all of MPU Cayman’s executive officers and directors will reside outside of the United States. As a result, it may be difficult to serve legal process within the United States upon any of these persons and it may also be difficult to enforce, both in and outside of the United States, judgments you may obtain in the U.S. courts against these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Because MPU Cayman is a Cayman Islands company, investors could also experience more difficulty enforcing judgments obtained against MPU Cayman in U.S. courts than would currently be the case for U.S. judgments obtained against the Company. In addition, it may be more difficult (or impossible) to bring some types of claims against MPU Cayman in the Cayman Islands courts than it would be to bring similar claims against a U.S. company in a U.S. court.

The market for MPU Cayman shares may differ from the market for the Company’s shares.

Although it is expected that the MPU Cayman ordinary shares will be authorized for listing on NYSE American under the symbol “MPU,” as a company incorporated under the laws of the Cayman Islands, ordinary shares of MPU Cayman may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the redomicile may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the MPU Cayman ordinary shares from those of the Company’s shares.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the Redomicile Merger.

We expect to incur significant transaction costs in connection with the Redomicile Merger, which have been and will continue to be expensed as incurred. The substantial majority of these costs will be incurred regardless of whether the Redomicile Merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the Cayman Islands corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, solicitation fees and financial printing expenses in connection with the Redomicile Merger, even if the Redomicile Merger is not approved or completed. The Redomicile Merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

The Company’s Board of Directors may choose to defer or abandon the Redomicile Merger.

Completion of the Redomicile Merger may be deferred or abandoned, at any time, by action of the Company’s Board of Directors, whether before or after the deadline to submit consents. While the Company currently expects the Redomicile Merger to take place promptly after the proposal to adopt the Merger Agreement is approved, the Company’s Board of Directors may defer completion or may abandon the Redomicile Merger because of, among other reasons, changes in existing or proposed laws, our determination that the Redomicile Merger would involve tax or other risks that outweigh their benefits, the Company’s determination that the level of expected benefits associated with the Redomicile Merger would otherwise be reduced, a dispute with the taxation authorities over the Redomicile Merger (or certain aspects thereof), an unexpected increase in the costs to complete the Redomicile Merger or any other determination by our Board of Directors that the Redomicile Merger would not be in the best interests of the Company or its stockholders or that the Redomicile Merger would have material adverse consequences to the Company or its stockholders.

Risks Related to our Business

A particular digital asset’s status, such as an ETH, as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of the ETH and other stable cryptocurrencies , we may be subject to regulatory scrutiny, investigation, fines and penalties, which may adversely affect our business, operating results and financial condition. A determination that an ETH or stable cryptocurrencies is a “security” may adversely affect the value of those ETH, stable cryptocurrencies and the Company’s business.

The SEC and its staff have taken the position that certain digital assets may fall within the definition of a “security” under U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis that may evolve over time, and the outcome is difficult to predict. The Company’s determination that ETH and other stable cryptocurrencies that the Company holds are not securities is a risk-based assessment and not a legal standard or one binding on regulators. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. For example, Chair Gary Gensler has repeatedly remarked on the need for further regulatory oversight on crypto assets, crypto trading, and lending platforms by the SEC. Public statements made in the past by senior officials at the SEC have indicated that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). In May 2022, the Chair of the U.S. Commodity Futures Trading Commission (the “CFTC”), Rostin Behnam, stated that Bitcoin and Ethereum are commodities. However, in June 2022, Mr. Gensler suggested that Bitcoin is a commodity but did not opine on the status of other crypto assets. In September 2022, Mr. Gensler suggested that he believes a vast majority of cryptocurrencies are securities. However, in March 2023, Mr. Behnam contradicted Mr. Gensler’s position by stating his opinion in front of the Senate Agricultural Committee that Ethereum is a commodity. Such statements by officials at the CFTC and SEC are not official policy statements by these agencies and reflect only the speakers’ views, which are not binding on any agency or court and cannot be generalized to any other crypto asset.

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a digital asset that is a security may generally only be offered or sold pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade digital assets that are securities are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system (“ATS”), in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency.

In addition, several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.”

The Company analyzes whether the ETH and other stable cryptocurrencies that it holds could be deemed to be a “security” under applicable laws. The Company’s analysis does not constitute a legal standard, but rather represent  its management’s assessment regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Regardless of the Company’s conclusions, the Company could be subject to legal or regulatory action in the event the SEC or a court were to determine that ETH and other stable cryptocurrencies that it hold may be deemed a “security” under applicable laws.

There can be no assurances that the Company will properly characterize any given digital asset as a security or non-security or that the SEC, or a court, if the question was presented to it, would agree with our assessment. The Company could be subject to judicial or administrative sanctions for failing to offer or sell digital assets in compliance with the registration requirements, or for acting as a broker or dealer without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. For instance, all transactions in such supported digital asset would have to be registered with the SEC, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Further, it could draw negative publicity and a decline in the general acceptance of the digital asset. Also, it may make it difficult for such digital asset to be traded, cleared, and custodied as compared to other digital assets that are not considered to be securities. Due to regulatory challenges, the Company has discontinued the Mano game and the alSpace platform on November 3, 2022. The Company is currently engaging in Solo-Staking in Singapore through SDP and provider of staking technology through the JV Company. Both of these staking activities are conducted in Singapore and StaaS will currently not be made available to U.S. residents. In addition, the Company plans to continue exploring other crypto-related business models outside of the United States.

The Company plans to continue to explore other opportunities in the crypto-related business to expand our business model.

Due to regulatory challenges, on November 3, 2022, we have decided to discontinue the Mano game and the alSpace platform. The Company is currently engaging in solo-staking through SDP and a provider of staking technology through the JV Company. Both of these staking activities are conducted in Singapore and StaaS will currently not be made available to U.S. residents. In addition, the Company plans to continue exploring and developing other opportunities in the crypto-related business. However, the Company may not be successful in identifying a new crypto-related business model that is acceptable to the Company, which will adversely affect the Company’s business objective.

Expansion of the Company’s operations into new products, services and technologies, including content categories, is inherently risky and may subject it to additional business, legal, financial and competitive risks.

Historically, the Company’s operations have been focused on third-party management service contracts for aircraft operations. Further expansion of the Company’s operations and its marketplace into additional products and services, such as crypto-related businesses involve numerous risks and challenges, including potential new competition, increased capital requirements and increased marketing spent to achieve customer awareness of these new products and services. Growth into additional content, product and service areas may require changes to the Company’s existing business model and cost structure and modifications to its infrastructure and may expose the Company to new regulatory and legal risks, any of which may require expertise in areas in which the Company has little or no experience. There is no guarantee that the Company will be able to generate sufficient revenue from sales of such products and services to offset the costs of developing, acquiring, managing and monetizing such products and services and the Company’s business may be adversely affected.

If the Company cannot continue to innovate technologically or develop, market and sell new products and services, or enhance existing technology and products and services to meet customer requirements, the Company’s ability to grow our revenue could be impaired.

The Company’s growth largely depends on its ability to innovate and add value to its existing creative platform and to provide its customers and contributors with a scalable, high-performing technology infrastructure that can efficiently and reliably handle increased customer and contributor usage globally, as well as the deployment of new features. For example, PoS business requires additional capital and resources. Without improvements to the Company’s technology and infrastructure, our operations might suffer from unanticipated system disruptions, slow performance or unreliable service levels, any of which could negatively affect its reputation and ability to attract and retain customers and contributors. The Company is currently making, and plan to continue making, significant investments to maintain and enhance the technology and infrastructure and to evolve our information processes and computer systems in order to run our business more efficiently and remain competitive. The Company may not achieve the anticipated benefits, significant growth or increased market share from these investments for several years, if at all. If the Company is unable to manage its investments successfully or in a cost-efficient manner, our business and results of operations may be adversely affected.

We rely on systems and services provided by third parties, primarily by Tbit Global Limited (Tbit), and any failures, errors, defects or disruptions in these systems or services could diminish our brand and reputation, subject us to liability, disrupt our business and adversely affect our operating results and growth prospects. The third-party platforms upon which these systems and software are made available could contain undetected errors.

Our technology infrastructure is critical to the performance of our services and to user satisfaction. We rely on Tbit Global Limited (Tbit) to provide cloud servers. However, the systems provided by Tbit, on which we rely, may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. We cannot assure you that the measures we take, in connection with providing proof-of-stake technology tools, to prevent or hinder cyber-attacks and protect our systems, data and user information and to prevent outages, data or information loss, fraud and to prevent or detect security breaches, including a disaster recovery strategy for server and equipment failure and back-office systems and the use of third parties for certain cybersecurity services, will provide absolute security. As our StaaS platform is new, we may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. Such disruptions including, but not limited to, unauthorized access to, fraudulent manipulation of, or tampering with our computer systems and technological infrastructure, or those of third parties, could result in a wide range of negative outcomes, each of which could materially adversely affect our business, financial condition, results of operations and prospects.

Additionally, our platform or software provided by Tbit , may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch. Furthermore, programming errors, defects and data corruption could disrupt our operations, adversely affect the experience of our users, harm our reputation, cause our users to stop utilizing our services, divert our resources and delay market acceptance of our services, any of which could result in legal liability to us or harm our business, financial condition, results of operations and prospects.

We believe that if our users have a negative experience with our staking service, or if our brand or reputation is negatively affected, users may be less inclined to continue or resume utilizing our StaaS platform or to recommend our services to other potential users. As such, a failure or significant interruption in our service could harm our reputation, business and operating results.

Information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

We receive, process, store and use personal information and other customer data. There are numerous federal, state and local laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other data. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us which could have an adverse impact on our business. The costs of compliance with these types of laws may increase in the future as a result of changes in interpretation or changes in law. Any failure on our part to comply with these types of laws may subject us to significant liabilities.

Third parties we work with may violate applicable laws or our policies, and such violations may also put our customers’ information at risk and could in turn have an adverse impact on our business. We will also be subject to payment card association rules and obligations under each association’s contracts with payment card processors. Under these rules and obligations, if information is compromised, we could be liable to payment card issuers for the associated expense and penalties. If we fail to follow payment card industry security standards, even if no customer information is compromised, we could incur significant fines or experience a significant increase in payment card transaction costs.

Security breaches, computer malware and computer hacking attacks have become more prevalent. Any security breach caused by hacking which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our players may harm our reputation and our ability to retain existing players and attract new players.

Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

We are subject to risks related to holding cryptocurrencies and accepting cryptocurrencies as a form of payment.

We accept Bitcoin, ETH or other cryptocurrencies from our customers as a form of payment for our staking technology services.

Cryptocurrencies are not considered legal tender or backed by any government and have experienced price volatility, technological glitches and various law enforcement and regulatory interventions. The use of cryptocurrency such as Bitcoin has been prohibited or effectively prohibited in some countries. If we fail to comply with any such prohibitions that may be applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences.

Cryptocurrencies have in the past and may in the future experience periods of extreme volatility. Fluctuations in the value of any cryptocurrencies that we hold may also lead to fluctuations in the value of our common stock. In addition, there is substantial uncertainty regarding the future legal and regulatory requirements relating to cryptocurrency or transactions utilizing cryptocurrency. For instance, governments may in the near future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. In such case, ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. These uncertainties, as well as future accounting and tax developments, or other requirements relating to cryptocurrency, could have a material adverse effect on our business.

The value of stablecoins that we hold may be subject to volatility and risk of loss.

As of December 31, 2022, we held approximately $2.97 million in USDC issued by Circle Internet Financial Public Limited Company (“Circle”) and $0.09 million in USDT issued by Tether Limited Inc. (“Tether”). Stablecoins such as USDC are usually backed by the U.S. Dollar and other short-dated U.S. government obligations, and are usually pegged to the U.S. dollar. On March 9, 2023, as a result of the closure of Silicon Valley Bank (“SVB”), Circle announced that $3.3 billion of its roughly $40 billion USDC reserves were held at SVB. As a result, Circle depegged the USDC from its $1.00 peg, trading as low as $0.87. This risk may result in the sell-off of USDC and volatility as to the value of stablecoins, which would expose us to risk of potential loss and could have a material adverse effect on our ability to raise new funding and on our business, financial condition, and results of operations and prospects.

We cannot be certain that our StaaS platform and staking services will maintain regulatory approval, and without regulatory approval we may not be able to market and grow our business around the world.

Our StaaS platform and staking services are located in Singapore and are currently not subject to any licensing requirements in Singapore. However, future changes to Singapore’s PSA may introduce new licensing requirements. Any license, permit, approval or finding of suitability may not be granted, granted with delay, revoked, suspended or conditioned at any time. We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process which could adversely affect our operations. The regulators in Singapore may refuse to issue or renew a registration or impose conditions which may adversely affect our StaaS business.

While we do not believe that we are required to obtain any license or permit in the United States and/or other jurisdictions, we currently plan to limit our Marsprotocol platform to non-U.S. residents. If it is determined that a license, permit or approval is required in a jurisdiction in which we do not have any license to operate, we will need to obtain such license, permit or approval, or block access from such jurisdiction through IP address filtering. Violations of laws in one jurisdiction could result in disciplinary action and/or fines. Licenses, approvals or findings of suitability may be revoked, suspended or conditioned. In sum, we may not be able to obtain or maintain all necessary registrations, licenses, permits or approvals. The licensing process may result in delays or adversely affect our operations, and our efforts to comply with any new licensing regulations will increase our costs.

We are subject to various laws relating to foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third-party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business.

Violations of these laws and regulations could result in significant fines, criminal sanctions against us, our officers or our employees. Additionally, any such violations could materially damage our reputation, brand, international expansion efforts, ability to attract and retain employees and our business, prospects, operating results and financial condition.

Historically, we have dealt with significant amounts of cash in our operations, which have subjected us to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by us could have a material adverse impact on our business.

Risks Related to Ethereum

Risks Associated with Staking on Ethereum 2.0.

The Company has deposited ETH to the Ethereum beacon chain with a view to earning an ETH-denominated return thereon. By running a validator node, the Company will be exposed to the risk of loss of its staked ETH if it fails to operate the node in accordance with applicable protocol rules, as the Company’s digital assets may be “slashed” or inactivity penalties may be applied if the validator node “double signs” or is offline for a prescribed period of time. The Company intends to mitigate this risk by monitoring the staking activities.

Speculative and Volatile Nature of ETH.

To date, the Company has deployed a small portion of its  capital into ETH. The price of ETH is subject to significant volatility. In addition, there is no guarantee that the Company will be able to sell its ETH at prices quoted on various cryptocurrency trading platforms or at all if it determines to do so. In addition, the supply of ETH is currently controlled by the source code of the Ethereum platform, and there is a risk that the developers of the code and the participants in the Ethereum network could develop and/or adopt new versions of the Ethereum software that significantly increase the supply of ETH   in circulation, negatively impacting the trading price of ETH. Any significant decrease in the price of ETH  may materially and adversely affect the value of the Company’s securities and, in turn, the Company’s business and financial condition.

The ETH markets are sensitive to new developments, and since volumes are still maturing, any significant changes in market sentiment (by way of sensationalism in the media or otherwise) can induce large swings in volume and subsequent price changes. Such volatility can adversely affect the business and financial condition of the Company.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the public, accounts for anticipated future appreciation in value. The Company believes that momentum pricing of ETH has resulted, and may continue to result, in speculation regarding future appreciation in the value of ETH, inflating and making more volatile the value of ETH. As a result, ETH may be more likely to fluctuate in value due to changing investor confidence in future appreciation, which could adversely affect the business and financial condition of the Company.

Underlying Value Risk.

ETH represents a new form of digital value that is still being digested by society. Its underlying value is driven by its utility as a store of value, means of exchange, and unit of account, and notably, the demand for ETH within various use cases of the Ethereum network. Just as oil is priced by the supply and demand of global markets, as a function of its utility to, for instance, power machines and create plastics, so too is ETH priced by the supply and demand of global markets for its own utility within Ethereum’s use cases.

Development of the Ethereum Platform.

The Ethereum platform is an open-source project being developed by a network of software developers, including Vitalik Buterin, a founder of Ethereum. Mr. Buterin or another key participant within the core development group could cease to be involved with the Ethereum platform. Factions could form within the Ethereum community, resulting in different and competing versions of Ethereum being adopted by network participants. Furthermore, network participants running the Ethereum software may choose not to update their versions of the software, resulting in different versions of the Ethereum software running on the network. Any of the foregoing developments could have a significant negative impact on the viability and overall health of the Ethereum platform, the value of ETH and the Company’s business model and assets.

Uncertainty Regarding the Growth of Blockchain and Web 3 Technologies.

The further development and use of blockchain, Web 3 technologies and digital assets are subject to a variety of factors that are difficult to evaluate and predict, many of which are beyond the Company’s control. The slowing of or stopping of the development or acceptance of blockchain networks, specifically Ethereum, and blockchain assets would be expected to have a material adverse effect on the Company. Furthermore, blockchain and Web 3 technologies, including Ethereum, may never be implemented to a scale that provides identifiable economic benefit to blockchain-based businesses, including the Company.

The Ethereum network and ETH as digital asset have a limited history. Due to this short history, it is not clear how all elements of ETH will unfold over time, specifically with regard to governance between miners, developers and users, as well as the long-term security model as the rate of inflation of ETH decreases. Since the ETH community has successfully navigated a considerable number of technical and political challenges since its inception, the Company believes that it will continue to engineer its way around future challenges. The history of open-source software development would indicate that vibrant communities are able to change the software under development at a pace sufficient to stay relevant. The continuation of such vibrant communities is not guaranteed, and insufficient software development or any other unforeseen challenges that the community is not able to navigate could have an adverse impact on the business of the Company.

Smart Contract Risk.

The Ethereum network is based upon the development and deployment of smart contracts, which are self-executing contracts with the terms of the agreement written into software code. There are thousands of smart contracts currently running on Ethereum network. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract. The smart contract deployed on Ethereum and, as such, may contain a bug or other vulnerability that may lead to the loss of digital assets held in the wallet. The Ethereum developer community audits widely used smart contracts frequently and publishes the results of such audits on public forums. Nevertheless, there is no guarantee against a bug or other vulnerability leading to a loss of digital assets.

Dependence on Ethereum Network Developers.

While many contributors to the Ethereum network’s open-source software are employed by companies in the industry, most of them are not directly compensated for helping to maintain the protocol. As a result, there are no contracts or guarantees that they will continue to contribute to the Ethereum network’s software (https://github.com/ether and https://github.com/orgs/ether/people).

Issues with the Cryptography Underlying the Ethereum Network.

Although the Ethereum network is one of the world’s most established digital asset networks, the Ethereum network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying ETH could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the ETH held by the Company. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ETH. Even if digital assets other than ETH were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the business of the Company.

Disputes on the Development of the Ethereum Network may lead to Delays in the Development of the Network.

There can be disputes between contributors on the best paths forward in building and maintaining the Ethereum network’s software. Furthermore, the miners and/or stakers supporting the network and other developers and users of the network can disagree with the contributors as well, creating greater debate. Therefore, the Ethereum community often iterates slowly upon contentious protocol issues, which many perceive as prudently conservative, while others worry that it inhibits innovation. It will be important for the community to continue to develop at a pace that meets the demand for transacting in ETH, otherwise users may become frustrated and lose faith in the network. As a decentralized network, strong consensus and unity is particularly important to respond to potential growth and scalability challenges.

The Ethereum Blockchain may Temporarily or Permanently Fork and/or Split.

The Ethereum network’s software and protocol are open source. When a modification is released by the developers and a substantial majority of participants consent to the modification, the change is implemented and the Ethereum network continues uninterrupted. However, if a change were activated with less than a substantial majority consenting to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” (i.e., a split) of the Ethereum network (and the blockchain). One blockchain would be maintained by the pre-modification software and the other by the post-modification software. The effect is that both blockchain algorithms would be running parallel to one another, but each would be building an independent blockchain with independent native assets.

A hard fork could present problems such as two copies of a token for the same NFT. It could also present a problem for a customer having to choose to provide services with respect to digital assets resulting from a fork. In addition, digital asset loan agreements often dictate when and how each of the lender or the borrower of a digital asset pledging a certain digital asset gets the benefit of forked coins in the event of a hard fork. Similarly, derivative counterparties using ISDA-based contractual documentation may be subject to hard fork-related termination events.

Although forks are likely to be addressed by a community-led effort to merge the two groups, such a fork could still adversely affect ETH’s viability.

Risks Related to our Company

Our filing of bankruptcy may adversely affect our business and relationships.

On August 31, 2021, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law and Order Approving and Confirming the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors. The Effective Date of the Plan occurred on September 30, 2021. Each condition precedent to consummation of the Plan has been satisfied and/or waived.

As a result of our bankruptcy filing:

●	suppliers, vendors or other contract counterparties may require additional financial assurances or enhanced performance from us;

●	our ability to compete for new business may be adversely affected;

●	our ability to attract, motivate and retain key executives and employees may be adversely affected;

●	our employees may be distracted from performance of their duties or more easily attracted to other employment opportunities; and

●	we may have difficulty obtaining the capital we need to operate and grow our business.

The occurrence of one or more of these events could have a material adverse effect on our business, financial condition, results of operations and reputation.

Upon our emergence from Chapter 11, the composition of our stockholder base has changed significantly.

As a result of the concentration of our equity ownership, our future strategy and plans may differ materially from those in the past. Upon our emergence from Chapter 11, the Plan Sponsors collectively held approximately 65.0% of our common stock, while holders of our legacy equity interests held approximately 35.0% of our common stock. Therefore, the Plan Sponsors have significant control on the outcome of matters submitted to a vote of stockholders, including, but not limited to, electing directors and approving corporate transactions. As a result, our future strategy and plans may differ materially from those of the past. Circumstances may occur in which the interests of the Plan Sponsors could be in conflict with the interests of other stockholders, and the Plan Sponsors would have substantial influence to cause us to take actions that align with their interests. Should conflicts arise, there can be no assurance that the Plan Sponsors would act in the best interests of other stockholders or that any conflicts of interest would be resolved in a manner favorable to our other stockholders.

The composition of our board of directors has changed significantly.

Pursuant to the Plan, the composition of our board of directors changed significantly. Upon our emergence from Chapter 11, our board of directors consisted of five directors, none of whom had previously served on our board of directors. The new directors have different backgrounds, experiences and perspectives from those who previously served on our board of directors and thus may have different views on the issues that will determine our future. There can be no assurance that our new board of directors will pursue, or will pursue in the same manner, our previous strategy and business plans.

Certain information contained in our historical financial statements are not comparable to the information contained in our financial statements after the adoption of fresh start accounting.

Upon our emergence from Chapter 11, we adopted fresh start accounting in accordance with ASC Topic 852 and became a new entity for financial reporting purposes. As a result, we revalued our assets and liabilities based on our estimate of our enterprise value and the fair value of each of our assets and liabilities. These estimates, projections and enterprise valuation were prepared solely for the purpose of the bankruptcy proceedings and should not be relied upon by investors for any other purpose. At the time they were prepared, the determination of these values reflected numerous estimates and assumptions, and the fair values recorded based on these estimates may not be fully realized in periods subsequent to our emergence from Chapter 11.

The consolidated financial statements after our emergence from bankruptcy will not be comparable to the consolidated financial statements on or before that date. This will make it difficult for stockholders to assess our performance in relation to prior periods.

We have a limited operating history in our post-bankruptcy new focus business, so there is a limited track record on which to judge our business prospects and management.

We have a limited operating history in providing staking services upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history. Further, our StaaS platform is a new service, to which we have no experience and will rely upon our third party developers to develop and maintain the StaaS platform.

We will need to raise additional capital or financing to continue to execute and expand our business.

We will need to raise additional capital to support our new operations and execute on our business plan by issuing equity or convertible debt securities. In the event we are required to obtain additional funds, there is no guarantee that additional funds will be available on a timely basis or on acceptable terms. To the extent that we raise additional funds by issuing equity or convertible debt securities, our shareholders may experience additional dilution and such financing may involve restrictive covenants. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other convertible securities that will have additional dilutive effects. We cannot assure that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. Further, we may incur substantial costs in pursuing future capital and/or financing. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets, and the fact that we have not been profitable, which could impact the availability and cost of future financings. If such funds are not available when required, management will be required to curtail investments in additional sales and marketing and product development, which may have a material adverse effect on future cash flows and results of operations.

Our business depends on the continuing efforts of our management. If it loses their services, our business may be severely disrupted.

Our business operations depend on the efforts of our new management, particularly the executive officers named in this document. If one or more of our management were unable or unwilling to continue their employment with us, it might not be able for us to replace them in a timely manner, or at all. We may incur additional expenses to recruit and retain qualified replacements. Our business may be severely disrupted, and our financial condition and results of operations may be materially and adversely affected. In addition, our management may join a competitor or form a competing company. As a result, our business may be negatively affected due to the loss of one or more members of our management.

We may not be able to prevent or timely detect cyber security breaches and may be subject to data, security and/or system breaches which could adversely affect our business operations and financial conditions.

We rely on information technology networks and systems, including the use of third-party communications systems over the Internet, to process, transmit and store electronic information, and to manage or support our business activities. These information technology networks and systems may be subject to security breaches, hacking, phishing, or spoofing attempts by others to gain unauthorized access to our business information and financial accounts. A cyberattack, unauthorized intrusion, or theft of personal, financial or sensitive business information could have a material adverse effect of on our business operations or our clients’ information, and could harm our operations, reputation and financial situation. In addition, due to an increase in the types of cyberattacks, our employees could be victim to such scams designed to trick victims into transferring sensitive company data or funds, that could compromise and/or disrupt our business operations.

We were a victim of a business email compromise scam (BEC) in December 2021. BEC scams involve using social engineering to cause employees to wire funds to the perpetrators in the mistaken belief that the requests were made by a company executive or established vendor. As a result of the BEC scam, we have enhanced BEC awareness within our organization, established additional controls to help detect BEC scams when they occur, and require additional confirmations for large money transactions. In addition, we seek to detect and investigate all cybersecurity incidents and to prevent their recurrence, but in some cases, we might be unaware of an incident or its magnitude, duration, and effects. While we take every effort to train our employees to be cognizant of these types of attacks and to take appropriate precautions, and have taken actions and implemented controls to protect our systems and information, the level of technological sophistication being used by attackers has increased in recent years, and may be insufficient to protect our systems or information. Any successful cyberattack against us could lead to the loss of significant company funds or result in in potential liability, including litigation or other legal actions against us, or the imposition of penalties, which could cause us to incur significant remedial costs. Further, we cannot ensure that our efforts and measures taken will be sufficient to prevent or mitigate any damage caused by a cybersecurity incident, and our networks and systems may be vulnerable to security breaches, hacking, phishing, spoofing, BEC, employee error or manipulation, or other adverse events.

Due to the evolving nature and increased sophistication of these cybersecurity threats, the potential impact of any future incident cannot be predicted with certainty; however, any such incidents could have a material adverse effect on our results of operations and financial condition, especially if we fail to maintain sufficient insurance coverage to cover liabilities incurred or are unable to recover any funds lost in data, security and/or system breaches, and could result in a material adverse effect on our business and results of operations.

As of December 31, 2022, our internal control over financial reporting was ineffective, and if we continue to fail to improve such controls and procedures, investors could lose confidence in our financial and other reports, the price of our common stock may decline, and we may be subject to increased risks and liabilities.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that we include a report of our management on our internal control over financial reporting. We are also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures. We previously identified a material weakness in our internal control over financial reporting relating to our tax review control for complex transactions. We are in the process of enhancing our tax review control related to unusual transactions that we may encounter, but that control has not operated for a sufficient time to determine if the control was effective as of December 31, 2022. If we cannot effectively maintain our controls and procedures, we could suffer material misstatements in our financial statements and other information we report which would likely cause investors to lose confidence. This lack of confidence could lead to a decline in the trading price of our common stock.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

The trading prices of our common stock could be volatile, which could result in substantial losses to our shareholders and investors.

The trading prices of our common stock could be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other similarly situated companies that have listed their securities in the U.S. in recent years. The securities of some of these companies have experienced significant volatility including, in some cases, substantial price declines in the trading prices of their securities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States and other jurisdictions.

In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new product and service offerings, investments, acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

●	changes in the performance or market valuation of our company or our competitors;

●	changes in financial estimates by securities analysts;

●	changes in the number of our users and customers;

●	fluctuations in our operating metrics;

●	failures on our part to realize monetization opportunities as expected;

●	additions or departures of our key management and personnel;

●	detrimental negative publicity about us, our competitors or our industry;

●	market conditions or regulatory developments affecting us or our industry; and

●	potential litigations or regulatory investigations.

Any of these factors may result in large and sudden changes in the trading volume and the price at which our common stock will trade. In the past, shareholders of a public company often brought securities class action suits against the listed company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,001 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to the transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our common stock may be depressed, and you may find it more difficult to sell our common stock.

An active trading market for our common stock may not develop, and you may not be able to easily sell your common stock.

An active trading market for shares of our common stock following our emergence from bankruptcy may never develop or be sustained. If an active trading market does not develop, you may have difficulty selling your shares of common stock or at all. An inactive market may also impair our ability to raise capital by selling our common stock, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies by using our common stock as consideration.

If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted.

The listing of our common stock on NYSE American is contingent on our compliance with the NYSE American’s conditions for continued listing. Should we fail to meet the NYSE American’s continuing listing requirements, we may be subject to delisting by the NYSE America. In the event our common stock is no longer listed for trading on the NYSE American, our trading volume and share price may decrease and we may experience difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees. Finally, delisting could make it harder for us to raise capital and sell securities.

Sales of a significant number of our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock.

On October 7, 2022, we registered 2,397,305 shares of the Company’s common stock for resale by selling stockholder. The sales of those shares of common stock in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

If we acquire digital securities, even unintentionally, we may violate the Investment Company Act of 1940 and incur potential third-party liabilities.

As of December 31, 2022, we held approximately $3.1 million stable cryptocurrencies, which is primarily USDC and $0.4 million in ETH. The Company intends to comply with the 1940 Act in all respects. To that end, if holdings of cryptocurrencies are determined to constitute investment securities of a kind that subject the Company to registration and reporting under the Investment Company Act of 1940 (the “1940 Act”), the Company will limit its holdings to less than 40% of its assets. Section 3(a)(1)(C) of the 1940 Act defines “investment company” to mean any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. Section 3(a)(2) of the 1940 Act defines “investment securities” to include all securities except (A) Government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company in section 3(c)(1) or 3(c)(7) of the 1940 Act. As noted above, the SEC has not stated whether stable cryptocurrencies such as USDC and USDT and other cryptocurrency such as ETH is an investment security, as defined in the 1940 Act.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read together with the Company’s audited consolidated and unaudited interim quarterly financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion and analysis contain forward-looking statements. Please see the cautionary note regarding these statements elsewhere in this proxy statement/prospectus.

Recent Corporate Developments

On October 20, 2021, the Company set up Mega Metaverse Corp. (“Mega”), a wholly owned subsidiary incorporated in California. In December 2021, the Company launched the NFT business in the metaverse ecosystem through Mega, and released the first NFT game “Mano” on March 25, 2022. Mano is a competitive idle role-playing game (RPG) deploying the concept of NFTs based on blockchain technology, with a “Play-to-earn” business model that the players can earn while they play in Mega’s metaverse universe “alSpace”.

For the year ended December 31, 2022, the Company received approximately $0.3 million of BNB in revenue for the services. Due to regulatory challenges, the Company decided to suspend the Mano game and the alSpace platform, and on November 4, 2022, the Company discontinued the Mano game and the alSpace platform.

On August 31, 2022, the Company acquired all of the equity interest in Saving Digital Pte. Ltd., a Singapore exempt private company limited by shares (“SDP”) with no operations and approximately $3,800 in cash, from the chairman Yucheng Hu for a nominal consideration of $10,000. The Company intend to use SDP to explore other crypto related business in Singapore.

On September 19, 2022, through SDP, the Company purchased 37 Ether (ETH) for the purpose of exploring Ethereum staking opportunities following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism referred to as the “Merge.” Prior to the Merge, Ethereum utilized a PoW validation method for digital asset transactions. Following the Merge, Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. Validators receives a transaction fee on their staked coins in ETH as a reward for their active participation in the network. To become a validator on Ethereum, a participant must stake 32 ETH. Till quarter ending December 31, 2022, SDP explored the Solo-Staking by staking 160 ETH to become five (5) validators to Ethereum to earn ETH rewards and yield. Solo-Staking enables SDP to utilize its ETH treasury to stake on the Ethereum beacon chain and to earn ETH-denominated rewards directly from the Ethereum protocol.

On September 29, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell an aggregate of 4,400,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.00 per share (the “Private Placement”). The gross proceeds of the Private Placement were $4.4 million, before deducting offering expenses payable by the Company. The Purchase Agreement contains customary representations, warranties and covenants of the parties, and the closing is subject to customary closing conditions. The closing of the Private Placement occurred on October 18, 2022. As of September 30, 2022, the Company received advanced subscription fees of $2.2 million from certain Purchasers, among which $2.2 million were in cash and $0.75 million were in USDC. The closing of the Private Placement occurred on October 18, 2022.

On December 23, 2022, the Company entered into another Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell up to an aggregate of 5,280,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.30 per share, or $6.9 million (the “Private Placement”). On January 20, 2023, the Company completed an initial sale of 4,314,615 shares of Common Stock pursuant to the Private Placement to certain Purchasers for an aggregate purchase price of $5.6 million, or $1.30 per share. On February 15, 2023, the Company completed the final sale of 765,384 shares of Common Stock pursuant to the Private Placement to a Purchaser for an aggregate purchase price of $1.0 million, or $1.30 per share, for combined total issuance of 5,079,999 shares of Common Stock for gross proceeds of approximately $6.6 million to the Company under the Private Placement, before deducting estimated offering expenses payable by the Company.

In addition, on March 3, 2023, in connection with a newly formed joint venture, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd. (the “JV Company”), to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology (the “Joint Venture”). Through MarsProtocol, the Joint Venture will seek to provide non-custodial staking tools whereby users’ private keys are not stored in its database to ensure the safety of its users’ digital assets. Currently the services will not be available to U.S. residents. Pursuant to the Shareholders Agreement, SDP will own 60% and Bit Digital will own 40% of the JV Company.

The Company believe that the ETH and other digital assets that the Company hold are not securities is a risk-based assessment and not a legal standard or binding on the SEC or any other regulators. If USDC, USDT, or ETH are deemed to be securities under the laws of any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such digital asset. See “Risk Factors – Risks Related to our Business – A particular digital asset’s status, such as an ETH, as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of the ETH and other stable cryptocurrencies, the Company may be subject to regulatory scrutiny, investigation, fines and penalties, which may adversely affect our business, operating results and financial condition. A determination that an ETH or stable cryptocurrencies is a “security” may adversely affect the value of those ETH, stable cryptocurrencies and our business.”

Bankruptcy

On September 30, 2021, the Company emerged from bankruptcy with a restructured balance sheet, a new management team, and a new purpose to focus on new lines of business other than the aircraft leasing business.

On September 30, 2021 (the “Effective Date”) and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Securities Purchase Agreement with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 shares of common stock (given effect to five for one forward stock split), par value $0.001 per share, of the Company (the “ACY Common Stock”) at $0.77 (given effect to five for one forward stock split) for each share of Common Stock, for an aggregate purchase price of approximately $11,053,100 (the “Purchase Price”). The Securities Purchase Agreement contained customary representations, warranties and covenants by the parties to such agreement.

The principal terms of the Plan Sponsor Agreement are below:

●	Plan Sponsor Equity Investment. The Plan Sponsor Agreement provides for the issuance by the Company of 14,354,635 shares of common stock (given effect to five for one forward stock split) (“New ACY Shares”) at a purchase price equal to $0.77 (given effect to five for one forward stock split), for an aggregate purchase price of approximately $11 million. The New ACY Shares issuance would result in post-issuance pro forma ownership percentages of the Company common stock of (a) 65% held by the Plan Sponsor, and (b) 35% held by existing shareholders of the Company on the Effective Date (the “Legacy ACY Shareholders”).

●	Refundability of the Deposit. In the event the purchase of the New ACY Shares does not close as a result of Plan Sponsor’s failure to comply with the terms of Plan Sponsor Agreement, the Deposit will be forfeited to the Company. In the event the purchase of the New ACY Shares does not close as a result of Debtors’ failure to comply with the terms of the Plan Sponsor Agreement or the failure of the conditions precedent set forth in the Plan Sponsor Agreement, the Deposit will be refunded to Plan Sponsor. If Bankruptcy Court or any regulatory authority having the authority to block the consummation of the purchase of the New ACY Shares do not approve of the purchase of the New ACY Shares, the Deposit will be refunded to Plan Sponsor.

●	Breakup Fee. If the Bankruptcy Court accepts and approves an exit financing transaction for the Company with a party other than the Plan Sponsor (an “Alternative Transaction”) then the Company shall pay Plan Sponsor, upon the closing of such Alternative Transaction, in addition to the return of the Deposit, a breakup fee equal to $1,000,000.

●	New Capital Structure for JetFleet Holding Corp. (“JHC”). On the Effective Date, the following transactions relating to JHC equity ownership shall be executed:

a)	Cancellation of the Company’s Equity in JHC. All outstanding stock of JetFleet Holding Corp. (“JHC”) currently held 100% by the Company, was canceled.

b)	JHC Common Stock Issuance to Plan Sponsor and JHC Management. Plan Sponsor shall acquire 35,000 shares of common stock of JHC, and certain employees of JHC (“JHC Management”) who will be appointed to continue the legacy aircraft leasing business of the Company through JHC shall have the right to acquire 65,000 shares of common stock of JHC. All shares of common stock of JHC will be purchased at a price of $1 per share. In January 2022, JHC Management completed the purchase of 65,000 shares of common stock of JHC.

c)	JHC Series A Preferred Stock Issuance to the Company. The Company will use $2 million of its proceeds from the Plan Sponsor’s purchase of New ACY Shares to purchase 104,082 shares of JHC Series A Preferred Stock from JHC. The JHC Series A Preferred Stock shall carry a dividend rate of 7.5% per annum, shall be non-convertible and non-transferable, shall be redeemable by JHC at any time, but shall only be redeemable by the Company after 7 years. As of December 31, 2021, the JHC Series A Preferred Stockholders shall in the aggregate constitute 74.83% of the voting equity of JHC, voting as a single class together with the outstanding JHC Common Stock.

d)	Distribution of Trust Interest in JHC Series B to Legacy ACY Shareholders. A trust (“Legacy Trust”) will be established for the benefit of the Legacy ACY Shareholders, and JHC will issue new JHC Series B Preferred Stock to the Legacy Trust. The JHC Series B Preferred Stock issued to the Legacy Trust will have an aggregate liquidation preference of $1, non-convertible, non-transferable, non-voting, will not pay a dividend, and will contain a mandatory, redeemable provision. The JHC Series B Preferred Stock will be redeemable for an aggregate amount equal to (i) $1,000,000, if the JHC Series B Preferred Stock is redeemed after the first fiscal year for which JHC reports positive EBITDA for the preceding 12-month period, or (ii) $0.001 per share, if the JHC Series B Preferred Stock is redeemed prior the first fiscal year for which JHC reports positive EBITDA for the preceding 12-month period.

Results of Operations

Revenues and Other Income

Revenues and other income decreased by $4.2 million, or 68% to $1.9 million in the year ended December 31, 2022 from $6.1 million in the year ended December 31, 2021. The decrease was primarily a result of a decrease of $6.2 million in operating lease revenues to $0.1 million in the year ended December 31, 2022 from $6.3 million in the year ended December 31, 2021, partially offset by income of (i) $0.3 million from GameFi business , and (ii) $1.5 million from reversal of accounts and other payable, which the Company expected it would not make payments. However the Company discontinued the NFT gaming business due to regulatory challenges since November 2022. The Company is exploring other crypto-related business models outside of the United States.

Expenses

For the years ended December 31, 2022 and 2021, the Company had total operating expenses of $5.8 million and $19.2 million, respectively. The changes in expenses were primarily caused by changes in impairment in value of aircraft, interest, professional fees and other general and administrative expenses, depreciation expenses, and impairment of intangible assets.

During the year ended December 31, 2022, the Company

did not record impairment charges against aircraft. During the year ended December 31, 2021, the Company recorded impairment charges totaling $4.2 million on seven aircrafts held for sale, based on appraised values or expected sales proceeds.

The Company’s interest expense decreased by $2.4 million, or 95% to $0.1 million in the year ended December 31, 2022 from $2.5 million in 2021, as a result of the Company’s emergence from bankruptcy in September 2021 and the Company was not obliged to debts and related interest expenses.

Professional fees, general and administrative and other expenses decreased by $4.7 million, or 68% to $2.2 million in the year ended December 31, 2022 from $6.9 million in the year ended December 31, 2021, primarily because the Company incurred less consulting expenses during the year ended December 31, 2022 as the Company completed its emergence from bankruptcy in September 2021.

Depreciation expense decreased by $1.2 million, or 100% to $nil million in the year ended December 31, 2022 from $1.2 million in the year ended December 31, 2021 primarily as a result of the emergence from bankruptcy and the Company did not have aircraft for the year ended December 31, 2022.

Impairment expenses of intangible assets increased by $0.9 million, or 100% for the year ended December 31, 2022, as the Company discontinued the Mano game and the alSpace platform, and the Company abandoned the related software in November 2022. Accordingly, the Company provided full impairment against the software.

Impairment of goodwill

During the year ended December 31, 2022, the Company recorded full impairment of $4.7 million against goodwill arising from fresh accounting because of the underperformance of the aircraft leasing business.

Reorganization gains, net

Effective on September 30, 2021, we completed our emergence from bankruptcy. We adopted fresh start accounting and recognized reorganization gains of $27.7 million from our previous leasing and financing services to regional airlines for the year ended December 31, 2021.

Income tax (benefits) provision

The Company recorded income tax benefit of $48,900 for the year ended December 31, 2022, or 0.52% of pre-tax loss, compared to $18,000 income tax expense, or 0.12% of pre-tax loss in the same period of 2021. The difference in the effective federal income tax rate from the normal statutory rate in the year of 2022 was primarily related to release of the reserve on the Company’s unrecognized tax benefits due to the lapse of statute of limitations in 2022.

Liquidity and Capital Resources

On September 30, 2021, the Company emerged from bankruptcy with a restructured balance sheet. As of December 31, 2022, the Company had total net assets of approximately $7.0 million.

As the Company has disclosed in Note 4 to the consolidated financial statements, the Company settled the liabilities subject to compromise with aircraft included in the assets held for sale.

On September 30, 2021 and pursuant to the Plan Sponsor Agreement, the Company closed the transactions with the Plan Sponsor, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 shares of common stock (given effect to five for one forward stock split), par value $0.001 per share, of the Company at $0.77 (given effect to five for one forward stock split) for each share of Common Stock, for an aggregate purchase price of approximately $11,053,100. The Plan Sponsor made the payments before September 30, 2021.

On October 18, 2022, the Company closed a private placement by offering 4,400,000 shares of common stock, at per share price of $1.0. The Company received gross proceeds of $4.4 million from the private placement.

On January 20, 2023 and February 15, 2023, the Company closed private placements by offering 4,314,615 shares of common stock and 765,384 shares of common stock, respectively. The per share price was $1.30. The received gross proceeds aggregating $6.6 million.

On September 30, 2021, the Company emerged from bankruptcy with a restructured balance sheet. Since its emergence through December 31, 2022, the Company incurred recurring net losses. For the year ended December 31, 2022, the Company reported net losses of $9.3 million and cash outflows from operating activities of $5.9 million. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of December 31, 2022, the Company had working capital of $7.0 million, among which the Company held cash of $7.3 million, stable coins of $3.1 million and digital assets of 0.4 million, which were highly liquid and easily convertible into cash over the market. On the other hand, the Company had current liabilities of $5.6 million, which comprised of a non-cash item of $5.2 million, representing advance of subscription fees from investors. The advance was classified to equity upon closing of private placements in January and February 2023. Given the financial condition of the Company and its operating performance, and the advance of subscription receivable mentioned above, the Company assesses current working capital is sufficient to meet its obligations for the next 12 months from the issuance date of this report. Accordingly, management continues to prepare the Company’s consolidated financial statements on going concern basis.

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities at the date of the financial statements, (ii) the disclosure of contingent assets and liabilities, and (iii) the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates. Estimates and judgments are used when accounting for the application of fresh start accounting, realization of goodwill, current value of the Company’s assets held for sale, the amount and timing of future cash flows associated with each asset that are used to evaluate whether assets are impaired, accounting for income taxes, and the amounts recorded as allowances for doubtful accounts.

Cash Flow

Because the Company just emerged from bankruptcy on September 30, 2021, the cash flow for the year ended December 31, 2021 was attributable to provision and usage by the predecessor of the Company for the period from January 1, 2021 through September 29, 2021, and provision and usage by the successor of the Company for the period from September 30, 2021 through December 31, 2021.

Since emerging from bankruptcy to date, the Company financed the operations primarily through cash flow from operations and capital injections from the sponsors. The Company plans to support the future operations primarily from cash generated from the operations and cash on hand.

On October 18, 2022, the Company completed a private placement to certain accredited investors, of an aggregate of 4,400,000 shares of the Company’s common stock, $0.001 par value per share, at a price of $1.00 per share for aggregate gross proceeds to the Company of approximately $4.4 million.

On December 23, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell up to an aggregate of 5,280,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.30 per share, or $6.9 million (the “Private Placement”).

On January 20, 2023, the Company completed an initial sale of 4,314,615 shares of Common Stock pursuant to the Private Placement to certain Purchasers for an aggregate purchase price of $5.6 million, or $1.30 per share.

On February 15, 2023, the Company completed the final sale of 765,384 shares of Common Stock pursuant to the Private Placement to a Purchaser for an aggregate purchase price of $1.0 million, or $1.30 per share, for combined total issuance of 5,079,999 shares of Common Stock for gross proceeds of approximately $6.6 million to the Company under the Private Placement, before deducting estimated offering expenses payable by the Company.

The following is a discussion of historical cash flows from operating, investing and financing activities:

Operating activities

The Company’s net cash outflow from operations was $5.9 million for the year ended December 31, 2022, which was mainly attributable to payment of $2.0 million for salaries and welfare, and payment of $2.2 million for professional fees and legal expenses with our launch of our GameFi business, $0.8 million for the maintenance cost for the Marsprotocol platform.

The Company’s net cash outflow from operations was $1.1 million for the period from September 30, 2021 through December 31, 2021, which was mainly attributable to payment of $1.3 million for professional fees and legal expenses with respect to the Company’s Chapter 11 Cases and restructuring and recapitalization effort.

The Company’s net cash outflow from operations was $1.3 million for the period from January 1, 2021 through September 29, 2021, which was mainly attributable collection of finance lease income of $1.1 million, against payment of $2.4 million for professional fees and legal expenses with respect to the Company’s Chapter 11 Cases and restructuring and recapitalization effort.

Investing activities

For the year ended December 31, 2022, the Company purchased digital assets of $

46,300 and acquired a subsidiary at cost of $10,000.

For the period from September 30, 2021 through December 31, 2021, the Company made a deposit of $1.0 million to a third-party vendor for development of Mano, the Company’s first NFT game.

For the period from January 1, 2021 through September 29, 2021, the Company received net cash of $12.0 million from asset sales.

Financing activities

For the year ended December 31, 2022, the Company received subscription fees of $2.4 million from investors for the private placement that closed in October 2022, and subscription fees of $3.4 million advanced from investors for the private placement closed in January and February 2023.

For the period from September 30, 2021 through December 31, 2021, the Company paid special dividends of $999,800 to stockholders that held shares of Common Stock of the Company as of the effective date of the Plan prior to the sale and issuance of Common Stock of the Company to the plan sponsor investors.

For the period from January 1, 2021 through September 29, 2021, the Plan Sponsor contributed $11.0 million to the Company to subscribe for 14,354,635 shares of common stock (given effect to five for one forward stock split), and repaid notes payable of $16.5 million

During 2021, the Company borrowed $2.5 million in the form of paid-in-kind interest that was added to the outstanding principal balance under the MUFG Indebtedness and Drake Indebtedness.

Critical Accounting Policies, Judgments and Estimates

The Company’s discussion and analysis of its financial condition and results of operations are based upon the consolidated financial statements included in this report, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities at the date of the financial statements or during the applicable reporting period. In the event that actual results differ from these estimates or the Company adjusts these estimates in future periods, the Company’s operating results and financial position could be materially affected. For a further discussion of Critical Accounting Policies, Judgments and Estimates, refer to Note 2 to the Company’s consolidated financial statements attached to proxy statement/prospectus.

BUSINESS OF THE COMPANY

Through SDP, we are engaged in solo-staking and as a provider proof-of-stake technology tools in Singapore for the Ethereum network, and we plan to continue exploring other crypto-related business models outside of the United States.

On September 19, 2022, SDP purchased 37 Ether (ETH) for the purpose of exploring Ethereum staking opportunities following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism referred to as the “Merge.” Prior to the Merge, Ethereum utilized a PoW validation method for digital asset transactions. Following the Merge, Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. Validators receives a transaction fee on their staked coins in ETH as a reward for their active participation in the network. To become a validator on Ethereum, a participant must stake 32 ETH. Till quarter ending December 31, 2022, SDP explored Solo-Staking by staking 160 ETH to become five (5) validators to Ethereum to earn ETH rewards and yield. Solo-Staking enables SDP to utilize its ETH treasury to stake on the Ethereum beacon chain and to earn ETH-denominated rewards directly from the Ethereum protocol.

Through MarsProtocol, the Joint Venture will seek to provide non-custodial staking tools whereby users’ private keys are not stored in its database to ensure the safety of its users’ digital assets. As of the date of this report, such services will not be available to U.S. residents.

The following diagram summarizes our StaaS MarsProtocol platform:

The Joint Venture will provide our customers with a right-of-way to access our MarsProtocol platform after they have completed the registration process and the know-your-customer (KYC) verification process. Once registered, the customer can connect their third-party trusted wallet with the nodes to stake their ETH on the Ethereum beacon chain to earn ETH-denominated rewards directly from the Ethereum protocol. Customers can review their transactions and rewards each node produces through the asset dashboard. The Joint Venture or the Marsprotocol platform will not have any access to the Customer’s digital wallet. All decisions to stake will be made by the customer.

Our belief that the ETH and other digital assets that we hold are not securities is based on a risk assessment and not a legal standard nor binding on the SEC or any other regulators. If USDC, USDT, or ETH are deemed to be securities under the laws of any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such digital asset. See “Risk Factors – Risks Related to our Business –   A particular digital asset’s status, such as an ETH, as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of the ETH and other stable cryptocurrencies, we may be subject to regulatory scrutiny, investigation, fines and penalties, which may adversely affect our business, operating results and financial condition. A determination that an ETH or stable cryptocurrencies is a “security” may adversely affect the value of those ETH, stable cryptocurrencies and our business.”

In addition, through our 51.0% ownership in JetFleet as of June 30, 2022, the Company will continue to focus on third-party management service contracts for aircraft operations. The Company believes that as passive investor interest in aircraft assets has increased, there has been increasing demand from aircraft investors for professional third-party aircraft leasing and portfolio management. The Company intends to take advantage of our reputation, experience and expertise in this aircraft management area. JetFleet conducts all of its operations from its office located at 1818 Gilbreth Rd., Suite 243, Burlingame, California, United States.

Bankruptcy

The Company and its then subsidiaries, JetFleet Holdings Corp., a California corporation (“JHC”), and JetFleet Management Corp. (“JMC” along with JHC, collectively, “Debtors”), filed on March 29, 2021, a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) Case No. 21-10636 (the “Chapter 11 Case”). The Company also filed motions with the Bankruptcy Court seeking authorization to continue to operate our business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On August 16, 2021, in the Bankruptcy Court, the Debtors filed unexecuted drafts of its Plan Sponsor Agreement to be entered into between us, Yucheng Hu, TongTong Ma, Qiang Zhang, Yanhua Li, Yiyi Huang, Hao Yang, Jing Li, Yeh Cheng and Yu Wang, and identifying such individuals, collectively, as “Plan Sponsors” (the “Plan Sponsor Agreement”), and related agreements and documents required thereunder (collectively, with the Plan Sponsor Agreement, the “Plan Sponsor Documents”). The Plan Sponsor Documents were intended to cover the transactions contemplated by an investment term sheet entered into with Yucheng Hu and are part of the Debtors' plan of reorganization as reflected in the Combined Disclosure Statement and Plan filed with the Bankruptcy Court as amended and supplemented from time to time (the “Plan”). On August 31, 2021, the Bankruptcy Court entered an order, Docket No. 0296 (the “Confirmation Order”), confirming the Plan as set forth in the Combined Plan Statement and Plan Supplement.

On September 30, 2021 and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Securities Purchase Agreement with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 (adjusted for the Forward Stock Split) shares of our common stock at $0.77 (adjusted for the Forward Stock Split) for each share of common stock for an aggregate purchase price of approximately $11,053,069.

Also on September 30, 2021, and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Series A Preferred Stock Purchase Agreement (the “JHC Series A Agreement”) with JHC, pursuant to which JHC issued and sold, and the Company purchased, 104,082 shares of Series A Preferred Stock, no par value, at $19.2156 per share of JHC Series A Preferred Stock, for an aggregate purchase price of $2 million.

Each share of JHC Series A Preferred Stock shall be entitled to one (1) vote on any matter that is submitted to a vote or for the consent of the shareholders of JHC. The JHC Series A Preferred Stock provides the Company with 74.83% voting control over JHC immediately following its issuance.

On January 1, 2022, JMC, a wholly-owned subsidiary of JHC, was merged with and into JHC, with JHC being the surviving entity. As part of the merger, JHC changed its name to JetFleet Management Corp. (“JetFleet”).

Change In Control

As a condition to the closing of the Securities Purchase Agreement, Michael G. Magnusson resigned as President and Chief Executive Officer; Harold M. Lyons resigned as Chief Financial Officer, Treasurer, Senior Vice President, Finance and Secretary; and Michael G. Magnusson, Toni M. Perazzo, Roy E. Hahn, Evan M. Wallach and David P. Wilson resigned as directors of the Company effective October 1, 2021. In connection with the resignations, effective as on October 1, 2021, Yucheng Hu, Florence Ng, Jianan Jiang, Qin Yao and Siyuan Zhu (the “Incoming Directors”) were appointed to serve as members on our Board of Directors. The Incoming Directors were designated by the Plan Sponsor pursuant to the Plan Sponsor Agreement to hold office until our next annual meeting. The Incoming Directors appointed Mr. Hu to serve as Chairman, President and Chief Executive Officer; Ms. Ng to serve as Vice President of Operations; and Qin (Carol) Wang to serve as its Chief Financial Officer, Secretary and Treasurer the Company.

Property

As of December 31, 2021, the Company did not own any real property, plant or materially important physical properties. The Company leases its principal executive office space at 3000 El Camino Real, Building 4, Suite 200 Palo Alto, California 94306 on a month to month basis. JHC conducts all of its operations from its office located at 1818 Gilbreth Rd., Suite 243, Burlingame, California, United States under a lease agreement that expires on November 30, 2023. The Company leases its Singapore office at 103, Tampines Street 86, #03-06, the ALPS Residences, Singapore 528576 on a month to month basis. The Company considers it office space suitable and adequate for the purpose for which they are used for.

Legal Proceedings

The Company from time to time engages in ordinary course litigation incidental to the business, typically relating to lease collection matters against defaulting lessees and mechanic’s lien claims by vendors hired by lessees. Although the Company cannot predict the impact or outcome of any of these proceedings, including, among other things, the amount or timing of any liabilities or other costs it may incur, none of the pending legal proceedings to which the Company is a party or any of its property is subject is anticipated to have a material effect on the Company’s business, financial condition or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies the Company’s current executive officers and directors as of the date of this proxy statement/prospectus, their respective offices and positions, and their respective dates of election or appointment. It is anticipated that the Company’s directors and executive officers will be the same directors and executive officers of MPU Cayman after the redomicile. The Company’s Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among any of the directors and executive officers. The Company’s directors have received compensation in the form of cash for their services on the Board.

Name	Age	Position
Yucheng Hu	37	Chairman, President, Chief Executive Officer, and Director
Yunheng (Brad) Zhang(1)	30	Chief Operating Officer and Director
Qin (Carol) Wang	33	Chief Financial Officer, Treasurer and Secretary
Siyuan Zhu (2)(3)	39	Director
Jianan Jiang (2)(4)	37	Director
Qin Yao (2)(5)	40	Director

(1)	Mr. Zhang was appointed Chief Operating Officer and a director on October 1, 2022.
(2)	Independent Director
(3)	Chairperson of the Audit Committee and Member of the Compensation Committee
(4)	Chairperson of the Compensation Committee and Member of the Audit Committee
(5)	Member of the Audit Committee and the Compensation Committee

There are no arrangements or understandings between our directors and executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Business Experience

Mr. Yucheng Hu, Chairman, President and Chief Executive Officer. Mr. Yucheng Hu has been our president and chief executive officer since September 30, 2021, and our director since October 1, 2021. Mr. Hu is the founder of Chengdu Quleduo Technology Co., Ltd., and has served as its Chief Executive Officer since 2011. Mr. Hu is a successful entrepreneur with over 15 years of experience in the internet industry. Mr. Hu established the Xiyou online mobile game platform (www.x52xiyou.com), which is a popular online gaming platform in China. Mr. Hu has also formed various software programming studios, such as the Mengqu studio, and has developed various mini-programs for social media applications such as the “click-and-play” application for instant on-line games access. Mr. Hu brings a wealth of management experience to the Board, including several executive positions within the internet and online gaming industry.

Yunheng (Brad) Zhang, Chief Operating Officer and Director. Mr. Zhang served as the finance manager of the Company from October 2021 to September 2022. Prior to joining the Company, Mr. Zhang was a product manager with Nengfan Technology Co. from 2020 to 2021. Mr. Zhang also served as the financial accountant of Midea Australia, an appliance company, from December 2018 to November 2019. Mr. Zhang received his master’s degree in professional accounting from Monash University in Australia in 2018 and received his bachelor’s degree in product quality engineering from Xinhua University.

Ms. Qin (Carol) Wang, Chief Financial Officer, Treasurer and Secretary. Ms. Qin (Carol) Wang has been our chief financial officer, secretary and treasurer since September 30, 2021. Ms. Wang has been an independent financial consultant since June 2020, specializing in M&A transactions for companies listed on the Nasdaq Stock Market and New York Stock Exchange. Prior to that, Ms. Wang served as the finance controller and financial advisor of TD Holdings, Inc. (NASDAQ: GLG) from February 2018 to May 2020. Through July 2016 to January 2018, Ms. Wang served as a senior investment manager for Yikuan Asset Management Company. Ms. Wang began her career at Ernst & Young where she served as a senior auditor from September 2012 to June 2015. She is skilled at M&A transactions, US GAAP and IFRS financial reporting, implementing new accounting standards, corporate financial management and planning. Ms. Wang holds a Master’s degree in Finance from Renmin University of China and a Bachelor’s degree in Economics from Donghua University. Ms. Wang is a certified public accountant and is a member of the Chinese Institute of Certified Public Accountants and a member of Association of International Accountants.

Ms. Siyuan Zhu, Director. Ms. Siyuan Zhu has been our director since October 1, 2021. Ms. Zhu is currently a senior finance manager of Asia Region of IAC (Shanghai) Management Co., Ltd. since 2016. From 2013 to 2015, Ms. Zhu has served as a finance manager in IAC (Shanghai) Automotive Component Technology Co., Ltd. Prior to 2013, Ms. Zhu held various positions at KPMG Huazhen for a total of seven years and served as a program manager from 2011 to 2013. Ms. Zhu has served as an independent director of TD Holdings, Inc. (NASDAQ: GLG) from May 2019 to April 2021. Ms. Zhu holds a Bachelor’s degree in Foreign Language and Literature from Shanghai International Studies University. Ms. Zhu is a certified public accountant in China and has served as an independent director on another Nasdaq listed company, which, the Company believes, makes Ms. Zhu qualified to be on the Board.

Mr. Jianan Jiang, Director. Mr. Jianan Jiang has been our director since October 1, 2021. Since February 2019, Mr. Jiang has been serving as the lead data scientist for Stori Card in Washington, DC, which is a fast-growing Fintech company using Artificial Intelligence technology to provide better financial products for the underserved community in Latin America. Prior to that, he worked as data analyst and data science manager for Capital One from October 2014 to January 2019. Mr. Jiang served as co-founder and chief executive office of Schema Fusion LLC from May 2013 to September 2014. Mr. Jiang received his Bachelor’s degree in Civil Engineering from Qingdao Technological University in 2008, and received his Master of Science in Management Science and Engineering from Tongji University in 2011, and received his Master of Science in Engineering and Technology Innovation Management from Carnegie Mellon University in 2013. The Board believes that Mr. Jiang brings a long history of technical experience to the Board which qualifies him to serve on the Board.

Ms. Qin Yao, Director. Ms. Qin Yao has been our director since October 1, 2021. Ms. Yao is currently an information engineer at Tencent Holdings Co., Ltd (stock code: 00700), a company listed on the Hong Kong Stock Exchange, and responsible for the products and market expansion of Tencent’s industrial Internet Sector since 2017. From 2010 to 2017, Ms. Yao served as an electronic information engineer in China United Network Communications Co., Ltd. Ms. Yao has more than 10 years of investment experience in the field of cloud computing, big data, artificial intelligence and technology information services. She also has profound knowledge of financial planning, financial budgeting and financial risk management related to the cloud business. Ms. Yao holds a Bachelor’s degree in Electronic Information Engineering from the University of Electronic Science and Technology in Chengdu in 2004. The Board believes Ms. Yao brings a long history of product and market expansion experience to the Board, which qualifies her to serve on the Board.

Board Meetings and Committees.

During the period between January 1, 2022 through December 31, 2022, the board of directors held 4 meetings. During that period, the incumbent directors attended all of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director. The Company has an Audit Committee, a Compensation Committee and an Executive Committee of the Board of Directors, each of which is discussed below. Our Board of Directors has determined that all committee members are independent under applicable NYSE and SEC rules for committee memberships.

Audit Committee. The Audit Committee operates under a charter adopted and approved by the board of directors, which is available on the Company’s website at https://file.mtmtgroup.com/uploads/files/468db0660db4a73f43ede24115b704e2.pdf. The Audit Committee meets with the Company’s management and its independent registered public accounting firm to review internal financial information, audit plans and results, and financial reporting procedures. The current Audit Committee consists of Siyuan Zhu (Chair), Qin Yao, and Jianan Jiang. The board of directors has determined that Siyuan Zhu, Qin Yao and Jianan Jiang are independent within the meaning of Sections 803A and 803B(2) of the NYSE American Company Guide, and that Ms. Zhu is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee held 4 meetings during the fiscal year ended December 31, 2022.

Compensation Committee. The Compensation Committee assists the board of directors in discharging its responsibilities relating to compensation of the Company’s directors and officers and complying with disclosure requirements regarding such compensation, if and when required and in accordance with applicable SEC and stock exchange rules and regulations. The Compensation Committee operates under a charter adopted and approved by the board of directors, which is available on the Company’s website at https://file.mtmtgroup.com/uploads/files/f09b1d6dab27ee8822047a3ff459de31.pdf. The current Compensation Committee consists of Jianan Jiang (Chair), Siyuan Zhu, and Qin Yao. The board of directors has determined that Siyuan Zhu, Jianan Jiang, and Qin Yao are independent within the meaning of Section 803A and 805(c) of the NYSE American Company Guide and Rule 10C-1(b)(1) under the Securities Exchange Act of 1934, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee held 2 meetings during the fiscal year ended December 31, 2022.

Nominating and Governance Committee. The Company does not have a formal nominating committee. The independent directors separately consider and make recommendations to the full board of directors regarding any candidate being considered to serve on the board of directors, and the full board of directors reviews and makes determination regarding such potential candidates. In light of this practice, which is similar to the practices of many boards of directors that have a standing nominating committee, the board of directors believes it is unnecessary to formally establish such a committee.

Although the Company’s board of directors does not have a formal policy with respect to board of directors diversity, it strives to constitute the board of directors with directors who bring to our Company a variety of perspectives, cultural sensitivity, life experiences, skills, expertise, and sound business understanding and judgment derived from a broad range of business, professional, community involvement, and finance experiences, as well as directors who have skills and experience that are relevant and helpful to the Company’s industry and operations and who have the desire and capacity to actively serve.

Executive Committee. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the board of directors except for those which require action by all of the directors or the independent directors under the Certificate of Incorporation or the Bylaws of the Company, or under applicable law or stock exchange requirements. The current Executive Committee consists of only two (2) directors, Yucheng Hu and Yunheng (Brad) Zhang, The Executive Committee did not meet during the fiscal year ended December 31, 2022.

Code of Ethics.

The Company has adopted a code of business conduct and ethics, or the “code of conduct.” The code of conduct applies to all of the Company’s employees, including its executive officers, and non-employee directors, and it qualifies as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. A copy of the code of conduct is available on the Company’s website at https://file.mtmtgroup.com/uploads/files/ab7adf9a1974a8d7e34a8f1577d01657.pdf or   upon written request to the Investor Relations Department, 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306. To the extent required by law, any amendments to, or waivers from, any provision of the code of conduct will be promptly disclosed publicly. To the extent permitted by such requirements, the Company intends to make such public disclosure on its website in accordance with SEC rules.

Involvement in Legal Proceedings

No director, officer or affiliate of the Company, beneficial owner of more than five percent (5%) of the Common Stock, or associate of any of the foregoing is involved in a material legal proceeding as a party adverse to the Company or with a material interest adverse to the Company.

Indemnification Agreements

The Company executed a standard form of indemnification agreement (“Indemnification Agreement”) with each of its Board members and executive officers (each, an “Indemnitee”).

Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, the Company agreed to indemnify each Indemnitee, against any and all expenses incurred in connection with the Indemnitee’s service as our officer, director and or agent, or is or was serving at the Company’s request as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise but only if the Indemnitee acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his/her conduct was unlawful. In addition, the indemnification provided in the indemnification agreement is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all forms of compensation earned by our named executive officers during the year ended December 31, 2022 for services provided to the Company and its subsidiary.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Yucheng Hu,	2022	48,000	-	-	48,000
Chairman, President and Chief Executive Officer(1)	2021	48,000	-	-	48,000
Florence Ng,	2022	130,625	-	-	130,625
Former Chief Operating Officer(2)	2021	60,000	-	-	60,000
Qin (Carol) Wang,	2022	120,000	-	-	120,000
Chief Financial Officer, Treasurer and Secretary(3)	2021	30,000	-	-	30,000

(1)	Mr. Hu was appointed as President and Chief Executive Officer on September 30, 2021.

(2)	Ms. Ng resigned as Chief Operating Officer on September 30, 2022.

(3)	Ms. Wang was appointed as Chief Financial Officer, Treasurer and Secretary on September 30, 2021.

Narrative Disclosure to Summary Compensation Table

The compensation paid to our named executive officers consists solely of base salary plus cash bonus payments, if any. No named executive officer of the Company receives equity compensation.

Named Executive Officer Employment Agreements

Yucheng Hu. In connection with Mr. Hu’s appointment as Chairman, President and Chief Executive Officer, and as an executive director of the Company, Mr. Hu entered into the Company’s standard form of employment agreement, effective as of October 1, 2021, and amended on December 16, 2021. In addition, Mr. Hu shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the board of directors and the Compensation Committee of the board of directors, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business. On October 25, 2022, the Board approved the increase to Mr. Hu’s annual base salary from $1.00 to $192,000, effective as of October 16, 2022. Mr. Hu’s employment is at-will and may be terminated at any time for any reason.

Yunheng (Brad) Zhang. In connection with Mr. Zhang’s appointment as Chief Operating Officer, and as an executive director of the Company, Mr. Zhang entered into the Company’s standard form of employment agreement, dated October 25, 2022, for a term of three (3) years, which provides for an annual base salary of $150,000, effective as of October 16, 2022. In addition, Mr. Zhang shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the board of directors and the Compensation Committee of the board of directors, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business.

Qin (Carol) Wang. In connection with Ms. Wang’s appointment as Chief Financial Officer, Company Secretary and Treasurer of the Company, Ms. Wang entered into the Company’s standard form of employment agreement, effective as of October 1, 2021, for a term of three (3) years, which provides for an annual base salary of $120,000. In addition, Ms. Wang shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the board of directors and the Compensation Committee of the board of directors, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business.

Florence Ng. In connection with Ms. Ng’s appointment as General Counsel and Vice President of Operations, and as an executive director of the Company, Ms. Ng entered into an employment agreement, effective as of October 1, 2021, for a term of three (3) years, which provided for an annual salary of $165,000 and a one-time signing fee of $18,750, plus reimbursement of expenses. Ms. Ng was covered under an insurance policy that the Company maintained providing directors’ and officers’ liability insurance. In addition, Ms. Ng was also eligible for participation in any health insurance coverage plan that existed. On November 1, 2021, Ms. Ng entered into an Amendment to Employment Agreement, to change Ms. Ng’s title from “General Counsel and Vice President of Operations” to “Vice President of Operations and Business Development” as a result of Ms. Ng’s relocation to the Company’s headquarters in Palo Alto, California from Hong Kong at the request of the Company to head the Company’s operations and business development. On March 25, 2022, the Company amended the existing employment agreement with Ms. Ng to reflect her new appointment as Chief Operating Officer. Ms. Ng did not receive additional compensation for serving as the Company’s Chief Operating Officer and the remaining material terms of Ms. Ng’s original employment agreement were unchanged. On September 16, 2022, the Board received the resignation of Ms. Ng as Chief Operating Officer and director, effective as of September 30, 2022, in connection with a termination agreement dated September 16, 2022 entered into by the Company with Ms. Ng pursuant to which the Company and Ms. Ng mutually agreed to terminate Ms. Ng’s employment agreement.

Outstanding Equity Awards at Fiscal Year-End

On December 29, 2021, our shareholders approved our 2021 Equity Incentive Plan (“2021 Plan”). The 2021 Plan authorizes the issuance of awards for up to 1,100,000 shares of our common stock in the form of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock units, restricted stock awards and unrestricted stock awards to officers, directors and employees of, and consultants and advisors to, the Company or its affiliates. No awards were granted under the 2021 Plan during fiscal year ended December 31, 2022.

As of December 31, 2022, there are no outstanding options, stock appreciation rights or long-term incentive awards outstanding.

Director Compensation

Director Compensation Table

Below is summary of compensation accrued or paid to the Company’s non-executive directors during fiscal year ended December 31, 2022. Mr. Hu, the Company’s chairman, chief executive officer and president, Ms. Ng., the Company’s former Chief Operating Officer, and Mr. Zhang, the Company’ s current chief operating officer, received no compensation for their service as directors and are not included in the table. The compensation Mr. Hu, Ms. Ng and Mr. Zhang received as an employee of the Company is included in the section titled “Executive Compensation.”

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)

Siyuan Zhu(1)	2022	18,000	-	-	-	18,000
	2021	4,500	-	-	-	4,500

Jianan Jiang(1)	2022	18,000	-	-	-	18,000
	2021	4,500	-	-	-	4,500

Qin Yao (1)	2022	18,000	-	-	-	18,000
	2021	4,500	-	-	-	4,500

(1)	Appointed on October 1, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding our common stock beneficially owned on March 31, 2023, for (i) each stockholder known to be the beneficial owner of five percent (5%) or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Name(1)	No. of Shares (2)	Percentage of Common Stock (3)
Yucheng Hu, Director, Chairman, President and Chief Executive Officer	5,593,700	17.72%
Yunheng (Brad) Zhang, Director and Chief Operating Officer	0	0
Qin (Carol) Wang, Chief Financial Officer, Company Secretary and Treasurer	0	0
Jianan Jiang, Director	0	0
Siyuan Zhu, Director	0	0
Qin Yao, Director	0	0
All directors and executive officers as a group (6 persons)	5,593,700	17.72%

5% or greater owners
None	N/A	N/A %

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Mega Matrix Corp., 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306.
(2)	Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within sixty (60) days after March 31, 2023.
(3)	For purposes of calculating percentages, 31,564,054 shares, consisting of all of the outstanding shares of Common Stock outstanding as of March 31, 2023.

Related party transactions

The Company had no related party transaction with the proposed directors and executive officers of the Company after the redomicile during the preceding three fiscal years up to the date of this proxy statement/prospectus.

PROPOSAL NO. 1

ADOPTION OF THE MERGER AGREEMENT

The Merger Agreement and the Plan of Merger

The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. The Company encourages you to read the Merger Agreement and the Plan of Merger in their entirety for a more complete description of the Redomicile Merger. In the event of any discrepancy between the terms of the Merger Agreement and the Plan of Merger and the following summary, the Merger Agreement and the Plan of Merger will control.

Introduction

The Merger Agreement and the Plan of Merger you are being asked to adopt and approve provides for a Redomicile Merger that would result in each share of common stock of the Company being converted into the right to receive one ordinary share in the capital of MPU Cayman, an exempted company incorporated under the laws of the Cayman Islands. Under the Merger Agreement, the Company will merge with and into MPU Cayman, with MPU Cayman as the surviving company and changing its name to Mega Matrix Inc. upon the Redomicile Merger becoming effective. If the Merger Agreement and the Plan of Merger are adopted by the stockholders, the Company anticipates that the Redomicile Merger will become effective promptly following such approval. Following the Redomicile Merger, MPU Cayman, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. Immediately following the Redomicile Merger, you will own an interest in MPU Cayman, which will be managed by substantially the same board of directors and executive officers that managed the Company immediately prior to the Redomicile Merger. Additionally, the consolidated assets and liabilities of MPU Cayman will be the same as those of the Company immediately prior to the Redomicile Merger.

The Parties to the Redomicile Merger

Mega Matrix Corp, a Delaware corporation, or the Company. Through our emergence from bankruptcy on September 30, 2021, and new investors and management, we became a holding company located in Palo Alto, California, with the following subsidiaries: Mega Metaverse Corp., a California corporation, JetFleet Management Corp, a California corporation and formerly known as JetFleet Holding Corporation, Saving Digital Pte. Ltd., a Singapore corporation, Marsprotocol, Inc., a Cayman Islands exempted company, and MarsProtocol Technologies Pte. Ltd. Historically, we have provided leasing and financing services to regional airlines worldwide and have been principally engaged in leasing mid-life regional aircraft to customers worldwide under operating leases and finance leases. In addition to leasing activities, we have also sold aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies, and airlines. Our operating performance was driven by the composition of its aircraft portfolio, the terms of its leases, and the interest rate of its debt, as well as asset sales. Through Saving Digital Pte. Ltd, our wholly-owned subsidiary, we are currently engaged in solo-staking and provide proof-of-stake technology tools in Singapore for the Ethereum network. To a lesser extent, we are engaged in the provision of aircraft advisory and management services since September 30, 2021. We are currently exploring other crypto-related business models outside of the United States.

MarsProtocol Inc., or MPU Cayman. MPU Cayman is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly-owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Companies Act of the Cayman Islands, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands upon satisfying certain requirements of the Companies Act as it pertains to continuation and/or deregistration. MPU Cayman does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Redomicile Merger.

The principal executive offices of the Company is 3000 El Camino Real, Building 4, Suite 200, Palo Alto, California 94306, United States and of MPU Cayman is 103 Tampines Street 86 #03-06, The Alps Residences, Singapore 528576. The registered office for MPU Cayman in the Cayman Islands located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Islands, and the phone number of the registered office is +852-3656-6000.

Background and Reasons for the Redomicile Merger

The Company believes the Redomicile Merger, which would redomicile our entity from Delaware to the Cayman Islands, (i) would allow it to reduce operational, administrative, legal and accounting costs over the long term because MPU Cayman is expected to qualify as a foreign private issuer and be exempt from certain rules under the Exchange Act, which is in line with the Company’s current business and operations which are almost all conducted outside of the United States, (ii) will allow it to pursue new businesses encouraged and authorized in countries other than the United States and that may otherwise cause more regulatory oversight in the United States, Therefore, the Company believes by reorganizing our structure, the Company will be better able to operate our business plan.

The Company has chosen to redomicile under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services.

The Company believes that by reincorporating to a jurisdiction outside the United States, which is in line with the Company’s current business and operations which are almost all conducted outside of the United States, MPU Cayman will be able to qualify as a “foreign private issuer” under the rules and regulations of the SEC and the Company expects that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. MPU Cayman will remain subject to the mandates of the Sarbanes-Oxley Act. As a foreign private issuer, MPU Cayman also will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	MPU Cayman may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

●	MPU Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, MPU Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, MPU Cayman will need to promptly furnish reports on Form 6-K any information that MPU Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, MPU Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, MPU Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	MPU Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	MPU Cayman will not be required to conduct advisory votes on executive compensation;

●	MPU Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC; however, as a NYSE American listed foreign private issuer, MPU Cayman will be required to publish on a Form 6-K an interim balance sheet and income statement as of the end of its second quarter no later than six months following the end of such quarter;

●	MPU Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	MPU Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	MPU Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

MPU Cayman expects to take advantage of these exemptions if the Redomicile Merger is effected. Accordingly, after the completion of the Redomicile Merger, if you hold MPU Cayman securities, you may receive less information about MPU Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently.

Additionally, as a foreign private issuer, MPU Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain exchange corporate governance standards, such as the following NYSE American corporate governance standards requiring that:

●	the majority of the board of directors be comprised of independent directors;

●	executive compensation be determined by independent directors or a committee of independent directors;

●	director nominees be selected, or recommended for selection by the board of directors, by independent directors or a committee of independent directors;

●	an audit committee be comprised of at least three members, each of whom is an independent director and one of whom has finance and accounting experience; and

●	all related party transactions be reviewed by the audit committee or another independent body of the board of directors.

Ogier, our Cayman Islands counsel, has advised us that there are no comparable Cayman Islands laws related to the above corporate governance standards.

Concurrent with the process of the Redomicile Merger and thereafter, it is the intent of MPU Cayman to list its ordinary shares on the NYSE American.

The Company believes the Redomicile Merger will enhance shareholder value for the reasons discussed above. However, in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business, the Company cannot predict what impact, if any, the Redomicile Merger will have in the long term when these factors change.

For a discussion of the risk factors associated with the Redomicile Merger, please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Redomicile Merger.”

There are certain disadvantages that accompany redomicile in the Cayman Islands, including:

●	The Cayman Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States;

●	MPU Cayman’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated; and

●	MPU Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

MPU Cayman’s corporate affairs are governed by MPU Cayman’s memorandum and articles of association, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors and officers of MPU Cayman, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

Additionally, it is anticipated that a significant portion of our operations will be conducted, and a significant portion of our assets will be located, outside the United States. After the Redomicile Merger, substantially all of MPU Cayman’s directors and executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon MPU Cayman or such persons, or to enforce against them in courts of the United States or Cayman Islands, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Redomicile Merger

The steps that have been taken to date, and that will be taken, to complete the Redomicile Merger are:

●	MPU Cayman was incorporated with the Company holding the one (and only) ordinary share issued by MPU Cayman.

●	Following the Special Meeting, provided that the Company has obtained the requisite stockholder approval of the Merger Agreement and the Plan of Merger and related transaction including the Redomicile Merger, as of the Effective Time (i) the Company will merge with and into MPU Cayman, with MPU Cayman as the surviving company changing its name to Mega Matrix Inc. and (ii) each share of the Company’s common stock will be converted into the right to receive one ordinary share in the capital of MPU Cayman and MPU Cayman shall issue to each holder of such right that number of ordinary shares in MPU Cayman to which each such holder is entitled.

●	At the Effective Time, MPU Cayman will cancel the one ordinary share issued to the Company prior to the Redomicile Merger and all common stock of the Company will be cancelled.

At the Effective Time, all existing equity compensation plans of the Company, as may be amended, will be adopted and assumed by MPU Cayman. Each outstanding option and other equity award issued under our equity compensation plans for the purchase or receipt of, or payment based on, each share of the Company’s common stock will represent the right to purchase or receive, or receive payment based on, one ordinary share in the capital of MPU Cayman on substantially the same terms.

Additionally, at the Effective Time, MPU Cayman will adopt and assume the obligations of the Company under or with respect to certain contracts or agreements as described in the Merger Agreement. The contracts and agreements will become the obligations of MPU Cayman and will be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated.

The Merger Agreement and the Plan of Merger may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of the Company. However, after adoption by the stockholders, no amendment, modification or supplement that requires further approval by the Company’s stockholders may be made or effected without obtaining that approval.

Possible Abandonment

Pursuant to the Merger Agreement, the board of directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the Redomicile Merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Redomicile Merger — Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Additional Agreements

MPU Cayman expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including those of its subsidiaries) who currently have indemnification agreements with the Company. The MPU Cayman indemnification agreements will be substantially similar to the Company’s existing indemnification agreements and will generally require that MPU Cayman indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with MPU Cayman, any subsidiary of MPU Cayman or another entity where he or she is or was serving at MPU Cayman’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan.

The indemnification agreements also provide for the advancement of defense expenses by MPU Cayman. Please also see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws — Indemnification of Directors and Officers” for a description of indemnification of directors and officers under Cayman Islands law and MPU Cayman’s amended and restated memorandum and articles of association.

Conditions to Completion of the Redomicile Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the Redomicile Merger:

●	the Merger Agreement and the Plan of Merger have been approved and adopted by the requisite vote of stockholders of the Company;

●	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Redomicile Merger;

●	the registration statement of which this proxy statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;

●	the MPU Cayman ordinary shares to be issued pursuant to the Redomicile Merger have been authorized for listing on the NYSE American, subject to official notice of issuance and satisfaction of other standard conditions;

●	the Company and MPU Cayman receive an opinion from our tax counsel, Lewis Brisbois Bisgaard & Smith LLP, that the Redomicile Merger will qualify as a reorganization with the meaning of Section 368(a) of the Code;

●	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, MPU Cayman or their subsidiaries to consummate the Redomicile Merger have been obtained or made; and

●	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our board of directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of the Company and our stockholders and that such change to the terms of the Redomicile Merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our board of directors will not resolicit stockholder approval of the Redomicile Merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our board of directors will resolicit shareholder approval of the Redomicile Merger. Additionally, our board of directors reserves the right to defer or abandon the Redomicile Merger as well for the reasons described under “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Redomicile Merger — Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Stock Compensation and Benefit Plans and Programs

As part of the Redomicile Merger, MPU Cayman has agreed to assume all of the Company’s rights and obligations under the Company’s stock-based benefit and compensation plans and programs at the Effective Time. All rights to purchase or receive, or receive payment based on, each share of the Company’s common stock arising under our equity compensation plans will entitle the holder to purchase or receive, or receive payment based on, as applicable, one MPU Cayman ordinary share.

Options and Warrants

In addition, as part of the Redomicile Merger, MPU Cayman has agreed to assume all of the Company’s rights and obligations of any options and warrants that may be exercisable into the Company’s common stock at the Effective Time. All rights to purchase each share of the Company’s common stock arising under our options or warrants will entitle the holder thereof to purchase one MPU Cayman ordinary share.

Effective Time

Provided that the Company has obtained the requisite stockholder approval, the Company anticipates that the Redomicile Merger will become effective promptly following such approval. Our board of directors will have the right, however, to defer or abandon the Redomicile Merger at any time if it concludes that completion of the Redomicile Merger would not be in the best interests of the Company or our stockholders.

Management of MPU Cayman

Immediately prior to the Effective Time, the directors and officers of the Company at such time will be elected or appointed as the directors and officers of MPU Cayman (to the extent the directors and officers of MPU Cayman and the Company are not already identical), each such person to have the same office(s) with MPU Cayman (and the same committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of MPU Cayman’s shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Recommendation and Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to approve and adopt the Merger Agreement and the Plan of Merger. Our board of directors believes that the Redomicile Merger, to be effected by the Merger Agreement and the Plan of Merger, is advisable and in the best interests of the Company and our stockholders.

ACCORDINGLY, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REDOMICILE MERGER AND THE MERGER AGREEMENT AND THE PLAN OF MERGER. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND THE PLAN OF MERGER.

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the Redomicile Merger are compliance with U.S. federal and state securities laws and Delaware corporate law (including the filing with the Secretary of State of the State of Delaware of articles of merger).

Stockholder Appraisal Rights

Under the DGCL, the Company stockholders will have no appraisal rights in connection with the Redomicile Merger.

Ownership in MPU Cayman

Each share of the Company’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive one ordinary share in the capital of MPU Cayman and such ordinary share will be registered in your name (or your broker’s name, as applicable) in MPU Cayman’s register of members upon completion of the Redomicile Merger, without any further action on your part. Upon completion of the Redomicile Merger, only registered shareholders reflected in MPU Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon MPU Cayman ordinary shares registered in their respective names. Any attempted transfer of the Company’s stock prior to the Redomicile Merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in MPU Cayman’s register of members upon completion of the Redomicile Merger.

If you hold the Company’s common stock in an account with a broker or other securities intermediary, you will receive delivery of ordinary shares in your account with that same broker or securities intermediary without any action on your part. If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new MPU Cayman share certificates following the Redomicile Merger. The Company will request that all Company stock certificates be returned to our exchange agent following the Redomicile Merger. Soon after the closing of the Redomicile Merger, you will be sent a letter of transmittal from our exchange agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates of the Company for new MPU Cayman share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561, which is expected to continue to serve as the transfer agent for MPU Cayman ordinary shares after the Effective Time.

Stock Exchange Listing

The Company’s common stock is currently listed on NYSE American under the symbol “MPU.” There is currently no established public trading market for MPU Cayman’s ordinary shares. However, it is a condition to the completion of the Redomicile Merger that the shares of MPU Cayman will be authorized for listing on NYSE American, subject to official notice of issuance and satisfaction of other standard conditions. As such, the Company expects that as of the Effective Time, MPU Cayman’s ordinary shares will be authorized for listing on NYSE America, and the Company expects that such shares will be traded on the exchange under the symbol “MPU.”

It is anticipated that MPU Cayman will qualify as a foreign private issuer in the U.S. following the Redomicile Merger. As a foreign private issuer, MPU Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NYSE American corporate governance standards. However, the Company does not intend to initially rely on any NYSE American exemptions or accommodations for foreign private issuers following the Redomicile Merger.

Accounting Treatment of the Redomicile Merger

The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, no business combination has occurred and all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

Taxation

The following discussion of the material Cayman Islands and U.S. federal income tax consequences of the Redomicile Merger is based upon laws and relevant interpretations thereof effective as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the Redomicile Merger or otherwise, such as the tax consequences under laws of countries other than the Cayman Islands and the United States or under state and local tax laws.

Cayman Islands Taxation

The Cayman Islands government (or any other taxing authority in the Cayman Islands) currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the Cayman Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to MPU Cayman levied by the government of the Cayman Islands except for stamp duty which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of any of the documents relating the proposed Redomicile Merger or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands for enforcement purposes or otherwise. The Company does not intend that any documents relating the proposed Redomicile Merger be executed in or brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

United States Taxation

The following are the material U.S. federal income tax consequences of the Redomicile Merger to beneficial owners of Company common stock. This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this proxy statement/prospectus, all of which may change, possibly with retroactive effect.

This discussion addresses only the consequences of the exchange of shares of Company common stock held as capital assets. It does not address all aspects of U.S. federal income taxation that may be important to a beneficial owner in light of his or her particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or tax consequences that may apply to a beneficial owner subject to special rules, such as:

●	a financial institution or insurance company;

●	a tax-exempt organization;

●	a dealer or broker in securities, commodities or foreign currencies;

●	a stockholder that holds Company common stock as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction transaction;

●	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

●	a stockholder that beneficially owns five percent or more of Company common stock;

●	a stockholder that acquired Company common stock pursuant to the exercise of compensatory options or otherwise as compensation.

If a partnership holds shares of Company common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Company common stock should consult its tax advisor regarding the tax consequences of the Redomicile Merger.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the Redomicile Merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax, non-U.S. tax, or state or local tax consequences. Accordingly, each Company stockholder should consult its own tax advisor to determine the particular U.S. federal, state, and local income tax or non-U.S. income tax, or other tax consequences to it of the Redomicile Merger.

U.S. Federal Income Tax Consequences of the Redomicile Merger

It is intended that, for U.S. federal income tax purposes, the Redomicile Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Company’s obligation to effect the Redomicile Merger is subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following condition: receipt by the Company of a written tax opinion from Lewis Brisbois Bisgaard & Smith LLP, legal counsel to the Company (or another nationally recognized law firm), dated as of the closing date of the Redomicile Merger, to the effect that, for U.S. federal income tax purposes, the Redomicile Merger should constitute a “reorganization” within the meaning of Section 368(a) of the Code. Such opinion will be based on customary assumptions and representations made by the Company and MPU Cayman, as well as certain covenants and undertakings by the Company and MPU Cayman. If any of the assumptions, representations, covenants or undertakings by the Company and MPU Cayman is incorrect, incomplete or inaccurate or is violated, the validity of the opinion described above may be affected and the tax consequences of the Redomicile Merger could differ from those described herein. An opinion of counsel represents counsel’s best legal judgment, but is not binding on the IRS or any court. Neither the Company nor MPU Cayman intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Redomicile Merger. Accordingly, no assurance can be given that the IRS would not challenge the conclusions reflected in such opinion or that a court would not sustain such a challenge.

In connection with the filing of the registration statement of which this proxy statement/prospectus forms a part, Lewis Brisbois Bisgaard & Smith LLP has delivered a Tax Opinion, subject to the limitations, qualifications and assumptions set forth therein, that, for U.S. federal income tax purposes, the Redomicile Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code. On the basis of such opinion, the remainder of this discussion under “— U.S. Federal Income Tax Consequences of the Redomicile Merger” below assumes that the Redomicile Merger will so qualify.

Assuming that the Redomicile Merger constitutes a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the Redomicile Merger are set forth below.

U.S. Federal Income Tax Consequences of the Redomicile Merger to the Company and MPU Cayman

Neither the Company nor MPU Cayman will recognize any gain or loss for U.S. federal income tax purposes as a result of the Redomicile Merger.

Pursuant to Section 7874(b) of the Code, MPU Cayman will be treated as a U.S. corporation for all purposes under the Code because after the Redomicile Merger, (i) MPU Cayman will have acquired substantially all of the properties held directly or indirectly by the Company, (ii) MPU Cayman will not have substantial business activities in the Cayman Islands, and (iii) the former holders of the Company’s common stock will hold, by reason of owning shares of the Company’s common stock, at least 80% or more of the MPU Cayman ordinary shares.

U.S. Federal Income Tax Consequences of the Redomicile Merger to U.S. Holders

This section applies to beneficial owners of Company common stock that are U.S. Holders. Generally, a U.S. Holder is a beneficial owner of Company common stock that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that is subject to the supervision of a court within the U.S. and the control of one (1) or more U.S. Persons. For purposes of this discussion, “U.S. Person” shall have the meaning ascribed to it by Section 7701(a)(30) of the Code.

A U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes solely due to the receipt of MPU Cayman ordinary shares in the Redomicile Merger. A U.S. Holder’s adjusted tax basis in the MPU Cayman ordinary shares received in the Redomicile Merger will be the same as such U.S. Holder’s adjusted tax basis in the Company common stock surrendered in the Redomicile Merger. Such U.S. Holder’s holding period in the MPU Cayman ordinary shares received in the Redomicile Merger will include such U.S. Holder’s holding period in the Company common stock surrendered in the Redomicile Merger. Provided, however, that if a U.S. Holder acquired different blocks of Company common stock at different times or at different prices, the MPU Cayman ordinary shares received in the Redomicile Merger will be allocated pro rata to each block of Company common stock, and the basis and holding period of each block of MPU Cayman ordinary shares received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Company common stock exchanged for such block of MPU Cayman ordinary shares.

The U.S. federal income tax consequences of owning and disposing of MPU Cayman ordinary shares received in the Redomicile Merger will be the same as the U.S. federal income tax consequences of owning and disposing of Company common stock before the Redomicile Merger. Each U.S. Holder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the ownership and disposition of MPU Cayman ordinary shares.

U.S. Federal Income Tax Consequences of the Redomicile Merger to Non-U.S. Holders

This section applies to beneficial owners of Company common stock that are Non-U.S. Holders. Generally, a Non-U.S. Holder is a beneficial owner of Company common stock that is for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a corporation that is not U.S. Holder;

●	an estate that is not a U.S. Holder; or

●	a trust that is not a U.S. Holder.

Special tax rules may apply to individual beneficial owners who are former citizens or former residents of the United States. Such individuals should consult their tax advisors regarding the U.S. federal income tax consequences of the Redomicile Merger and of owning or disposing of MPU Cayman ordinary shares.

The receipt of MPU Cayman ordinary shares in exchange for Company common stock will not be a taxable transaction to Non-U.S. Holders for U.S. federal income tax purposes.

The U.S. federal income tax consequences of owning and disposing of MPU Cayman ordinary shares received in the Redomicile Merger will be the same as the U.S. federal income tax consequences of owning and disposing of Company common stock before the Redomicile Merger, including that dividends paid by MPU Cayman to Non-U.S. Holders will generally be subject to U.S. federal withholding tax at a 30% rate (or a reduced rate specified by an applicable income tax treaty). Each Non-U.S. Holder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the ownership and disposition of MPU Cayman ordinary shares.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, MPU Cayman may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, MPU Cayman may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

MPU Cayman reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, MPU Cayman may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

MPU Cayman also reserves the right to refuse to make any redemption payment to a stockholder if directors or officers suspect or are advised that the payment of redemption proceeds to such stockholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Privacy Notice

Scope

The legal basis for this notification is to meet the standards required in respect of, and ensure compliance with, the requirements of the Cayman Islands’ Data Protection Act, 2017 or the “DPA,” which came into effect in the Cayman Islands on 30 September 2019.

This privacy notice puts investors in MPU Cayman on notice that through your investment into MPU Cayman you may provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). MPU Cayman collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. MPU Cayman will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of MPU Cayman on an ongoing basis or to comply with legal and regulatory obligations to which MPU Cayman is subject. MPU Cayman will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data. In MPU Cayman’s use of this personal data, it will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to MPU Cayman.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into MPU Cayman, this will be relevant for those individuals and you should inform such individuals of the content.

What rights do individuals have in respect of personal data?

Under the DPA, individuals must be informed of the purposes for which their personal data is processed and this privacy notice fulfils MPU Cayman’s obligation in this respect. Individuals have rights under the DPA in certain circumstances.

These may include the right to request access to their personal data, the right to request rectification or correction of personal data, the right to request that processing of personal data be stopped or restricted and the right to require that MPU Cayman cease processing personal data for direct marketing purposes.

If you consider that your personal data has not been handled correctly, or you are not satisfied with MPU Cayman’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling: +1 (345) 946-6283 or by email at info@ombudsman.ky.

Contacting MPU Cayman

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through the address and telephone number of our principal executive office. Our principal website is www.mtmtgroup.com. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

Economic Substance

The Cayman Islands has recently enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision), or the Cayman Economic Substance Act. MPU Cayman is required to comply with the Cayman Economic Substance Act. As MPU Cayman is a Cayman Islands company, compliance obligations include filing annual notifications for MPU Cayman, which need to state whether MPU Cayman is carrying out any relevant activities and if so, whether MPU Cayman has satisfied economic substance tests to the extent required under the Cayman Economic Substance Act. As it is a new regime, it is anticipated that the Cayman Economic Substance Act will evolve and be subject to further clarification and amendments. MPU Cayman may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Cayman Economic Substance Act. Failure to satisfy these requirements may subject MPU Cayman to penalties under the Cayman Economic Substance Act.

Compensation of Directors and Officers

Under Cayman Islands law, MPU Cayman is not required to disclose compensation paid to our senior management on an individual basis and MPU Cayman has not otherwise publicly disclosed this information elsewhere. The executive officers, directors and management of MPU Cayman receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers and members of management based on previously agreed targets for the business. Shares (or the cash equivalent) are awarded under share options.

Cayman Islands Selling Restrictions

This proxy statement/prospectus does not constitute a public offer of the common shares, whether by way of sale or subscription, in the Cayman Islands. The common shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for MPU Cayman.

DESCRIPTION OF SHARE CAPITAL OF MPU CAYMAN

The following description of the material terms of MPU Cayman’s ordinary shares following the Redomicile Merger includes a summary of specified provisions of the memorandum and articles of association of MPU Cayman that will be in effect upon such time that the Redomicile Merger has been completed. Such memorandum and articles of association of MPU Cayman are attached as an exhibit to the registration statement of which this proxy statement/prospectus is a part and incorporated herein by reference. You are encouraged to read the relevant provisions of the Companies Act and MPU Cayman’s memorandum and articles of association as they relate to the following summary.

Authorized Share Capital

MPU Cayman is authorized to issue US$110,000,000 divided into 100,000,000 ordinary shares of a par value of US$0.001 each and 10,000,000 preferred shares of par value of US$0.001 each. The board of directors of MPU Cayman is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

As of the close of business on March 31, 2023, MPU Cayman had one ordinary share issued and outstanding and no preferred shares issued and outstanding. Upon the completion of the Redomicile Merger, MPU Cayman will issue approximately ____ ordinary shares in the Redomicile Merger and the one ordinary share issued and outstanding prior to the Redomicile Merger will be cancelled.

Ordinary Shares

General. MPU Cayman is authorized to issue 100,000,000 ordinary shares of par value $0.0001 each, and immediately prior to the close of the Redomicile Merger, there will be one (1) ordinary share issued and outstanding. All of MPU Cayman’s outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. MPU Cayman’s shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their ordinary shares in accordance with the memorandum and articles of association of MPU Cayman.

Dividends. The holders of ordinary shares of MPU Cayman are entitled to such dividends as may be declared by MPU Cayman’s board of directors. The memorandum and articles of association of MPU Cayman provide that its board of directors may declare and pay dividends if justified by MPU Cayman’s financial position and permitted by law.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share of MPU Cayman is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which MPU Cayman’s shares are listed for trading, or a poll is demanded by the chairman of such meeting or one or more shareholders who, individually or collectively, holding not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. A quorum required for a meeting of shareholders (for as long as the MPU Cayman's Shares are listed on the stock exchange) consists of one or more shareholders who holds shares that represent at least one-third of the MPU Cayman’s issued voting shares. Shareholders’ meetings, if the directors consider necessary or desirable, may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of MPU Cayman’s board of directors or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 10% of the rights to vote at such general meeting. At least seven clear days' notice of a general meeting must be given to the shareholders. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares of MPU Cayman cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares of MPU Cayman cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the memorandum and articles of association of MPU Cayman.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of MPU Cayman’s shareholders may transfer all or any of his or her ordinary shares of MPU Cayman by an instrument of transfer in the usual or common form or any other form approved by MPU Cayman’s board of directors. MPU Cayman’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary shares of MPU Cayman irrespective of whether the shares are fully paid or MPU Cayman has no lien over it. If MPU Cayman’s board of directors refuses to register a transfer, it shall, within two months after the date on which the transfer was lodged, send to each of the transferor and the transferee notice of such refusal. Upon completion of the Redomicile Merger, MPU Cayman intends to waive its right to refuse transfers of any ordinary shares of MPU Cayman. The registration of transfers may, after compliance with any notice required of the stock exchange on which MPU Cayman’s shares are listed, be suspended at such times and for such periods as MPU Cayman’s board of directors may determine, provided, however, that the registration of transfers shall not be suspended for more than 45 days in any year as MPU Cayman’s board of directors may determine.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. MPU Cayman’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares of MPU Cayman in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares of MPU Cayman that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Act and MPU Cayman’s memorandum and articles of association permit MPU Cayman to purchase its own shares. In accordance with MPU Cayman’s articles of association, provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption at MPU Cayman’s option on such terms and in such manner, provided the requirements under the Companies Act have been satisfied, including out of capital, as may be determined by MPU Cayman’s board of directors.

Inspection of Books and Records. Holders of MPU Cayman’s ordinary shares have no general right under MPU Cayman’s memorandum and articles of association to inspect or obtain copies of MPU Cayman’s list of shareholders or corporate records. However, MPU Cayman will provide its shareholders with annual audited financial statements.

Issuance of Additional Shares. MPU Cayman’s memorandum and articles of association authorizes MPU Cayman’s board of directors to issue additional ordinary shares from time to time as MPU Cayman’s board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares of MPU Cayman.

Anti-Takeover Provisions. Some provisions of MPU Cayman’s memorandum and articles of association may discourage, delay or prevent a change of control of MPU Cayman or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. MPU Cayman’s memorandum and articles of association allow MPU Cayman’s shareholders holding shares representing in aggregate not less than 10% of all votes attaching to all of MPU Cayman’s paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of shareholders of MPU Cayman, in which case MPU Cayman’s directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting. MPU Cayman’s authorized but unissued ordinary shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares of MPU Cayman could render more difficult or discourage an attempt to obtain control of MPU Cayman by means of a proxy contest, tender offer, merger or otherwise.

Preferred Shares

MPU Cayman is authorized to issue 10,000,000 preferred shares of par value $0.0001 each, of which none are outstanding as the date of this proxy statement/prospectus.

MPU Cayman’s directors may fix, by resolution or resolutions, the designation of such series and the number of preferred shares of MPU Cayman to constitute such series, and the variations in the relative rights (including, without limitation, voting, dividend, return of capital, redemption, liquidation, and conversion rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) shall be fixed and determined by the directors.

Transfer Agent

The transfer agent and registrar for MPU Cayman’s ordinary shares will be Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561.

COMPARISON OF RIGHTS UNDER DELAWARE AND CAYMAN ISLANDS LAWS

Your rights as a stockholder of the Company are governed by the Delaware General Corporation Law (the “DGCL”) and the Company’s certificate of incorporation and bylaws, as amended and restated to date. After the Redomicile Merger, you will become a shareholder of MPU Cayman, and your rights will be governed by the Companies Act and MPU Cayman’s memorandum and articles of association.

The principal attributes of the Company’s common stock and MPU Cayman’s ordinary shares are similar. However, there are differences between your rights under the DGCL and under the Companies Act. In addition, there are differences between the Company’s certificate of incorporation and bylaws and MPU Cayman’s memorandum and articles of association. The following discussion is a summary of certain material differences in your rights that would result from the Redomicile Merger. As such, this summary does not cover all the differences between Companies Act and the DGCL affecting corporations and their stockholders or all of the differences between the Company’s articles of incorporation and bylaws and MPU Cayman’s memorandum and articles of association. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of the Companies Act, the DGCL, the Company’s articles of incorporation and bylaws and MPU Cayman’s memorandum and articles of association. A copy of MPU Cayman’s memorandum of association and articles of association that will become effective prior to the consummation of the Redomicile Merger is attached hereto as an exhibit to this Registration Statement on Form F-4 of which this proxy statement/prospectus is a part. We encourage you to read the laws and documents referenced above. The reference of “Memorandum of Association and Articles of Association” in the compare table below refers to the memorandum and articles of association.

	Delaware	Cayman Islands
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, generally under the DGCL, stockholder approval is not required if the number of shares of common stock, including securities convertible into common stock, of a corporation issued in a merger does not exceed 20% of its stock outstanding immediately prior to the effective date of the merger. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

There are a number of mechanisms for acquiring a Cayman Islands company including: (1) a court-approved “scheme of arrangement” under the Companies Act; (2) through a tender offer by a third party; and (3) through a merger or consolidation between the Cayman Islands company and another company incorporated in the Cayman Islands or another jurisdiction (provided that the merger or consolidation is allowed by the laws of that other jurisdiction).

In a scheme of arrangement, if seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the shareholders or class of shareholders, as the case may be, and also on the company. If a majority in number representing seventy-five per cent in value of the creditors or class of creditors, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company. If a scheme of arrangement receives the approval of shareholders of a company in accordance with the Companies Act and is subsequently sanctioned by the Cayman Islands court, all holders of ordinary shares of the company will be bound by the terms of the scheme of arrangement.

The Companies Act provides that when an offer is made for shares of any class or series of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of those such class or series accept the offer, the offeror may, for two months after that four-month period, require the remaining shareholders of the relevant class or series to transfer their shares on the same terms as the original offer. In those circumstances, non-tendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the non-tendering shareholder, the non-tendering shareholder is able to convince a Cayman Islands court to order otherwise.

Authorization of a merger or consolidation requires: (a) the passing of a special resolution by the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in each such company’s constitutive documents. In addition, the consent of each holder of a fixed or floating security of a constituent company must be obtained, unless the court waives such requirement.

Under MPU Cayman’s articles of association and the Companies Act, there is no requirement for shareholder approval for a sale of all or substantially all of MPU Cayman’s assets.

	Delaware	Cayman Islands
Special Vote Required for Combinations with Interested Stockholders/Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

There is no provision in the Companies Act or MPU Cayman’s articles of association prohibiting business combinations with interested shareholders.
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The Companies Act and MPU Cayman’s articles of association do not specifically provide for appraisal rights. However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman Islands company as described under “Shareholder Approval of Business Combinations; Fundamental Changes,” a minority shareholder may apply to the Cayman Islands court within one month of receiving notice of the compulsory transfer objecting to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. The court is unlikely to grant any relief in the absence of bad faith, fraud, unequal treatment of shareholders or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

In connection with a merger or a consolidation, dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures set out in the Companies Act, subject to certain exceptions.

	Delaware	Cayman Islands
Stockholder/Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

MPU Cayman’s articles of association permits resolutions, including special resolutions, to be effected by an unanimous written resolution. A special resolution is a resolution that is either (a) passed by a majority of not less than two-thirds of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, or (b) signed by all the shareholders entitled to vote on that resolution.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the Companies Act, the board of directors may declare the payment of dividends to holders of ordinary shares out of MPU Cayman’s (1) profits available for distribution, or (2) “share premium account”, which represents the excess of the price paid to MPU Cayman’s on the issue of its shares over the par or “nominal” value of those shares and is similar to the U.S. law concept of additional paid in capital.

However, no dividends may be paid if, after payment, MPU Cayman would not be able to pay its debts as they fall due in the ordinary course of business.

Dividends on ordinary shares, if any, are at the discretion of the directors and depend on, among other things, MPU Cayman’s results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the directors deems relevant, as well as MPU Cayman’s ability to pay dividends in compliance with the Cayman Islands law. Under the Cayman Islands law, MPU Cayman is not required to present proposed dividends or distributions to its shareholders for approval or adoption. MPU Cayman may pay dividends in any currency.

The directors are also entitled to issue shares with preferred rights to participate in dividends declared by MPU Cayman. The holders of such preference shares may, depending on their terms, rank senior to the ordinary shares with respect to dividends.

Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the company’s articles authorize this and it has the ability to pay its debts as they fall due in the ordinary course of business.

MPU Cayman’s articles of association provide that MPU Cayman may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of shares.

	Delaware	Cayman Islands
Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

Under MPU Cayman’s articles of association, the directors of MPU Cayman are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders.

In addition, the office of any director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director, (iii) resigns his office by notice in writing to MPU Cayman, (iv) he is prohibited by the law of the Cayman Islands from acting as a Director; (v) he only held office as a Director for a fixed term and such term expires; (vi) he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or without the consent of the other Directors, he absent from meetings of Directors for a continuous period of six months.

Directors may be elected by a resolution of the board of directors, or by an ordinary resolution of the shareholders.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Shareholders of a Cayman Islands exempted company do not have any general rights to inspect or obtain copies of the list of shareholders or corporate records of a company (other than the register of mortgages and charges and the memorandum and articles of association). Under MPU Cayman’s articles of association, the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of members who are not directors.

The Companies Act requires that the register of mortgages and charges of a corporation be open to inspection by any shareholder or creditor of the company at all reasonable times.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

The Companies Act and MPU Cayman’s articles of association provide that MPU Cayman’s memorandum of association and articles of association may only be amended by passing a special resolution of its shareholders to effect such amendment.

	Delaware	Cayman Islands
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

MPU Cayman’s articles of association provide that its directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty , in or about the conduct of MPU Cayman’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning MPU Cayman or its affairs in any court whether in the Cayman Islands or elsewhere.

Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Cayman Islands law, in certain circumstances, permits a company to limit the liability of a director to the company. The considerations under Cayman Islands law with regard to the limitation of a director’s liability are similar to those that apply to the enforcement of provisions relating to the indemnification of directors discussed above under “Indemnification of Directors and Officers.” A Cayman Islands court will enforce such a limitation except to the extent that enforcement of the relevant provision may be held to be contrary to public policy.

MPU Cayman’s articles of association provide that no current or former director and officer of the company shall be liable to the company for any loss or damage incurred by the company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through such person’s own dishonesty.

	Delaware	Cayman Islands
Shareholder Lawsuits	Under Delaware law, a stockholder may bring a derivative action on behalf of the Company to enforce the rights of the Company. An individual also may commence a lawsuit separately or bring a class action suit on behalf of such individual and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may generally institute and maintain such suits only if such person was a stockholder at the time of the transaction which is the subject of the derivative suit or became a stockholder by operation of law from one who was a shareholder at the time of the transaction. Delaware law also requires that the derivative plaintiff must make a demand on the Board of Directors to assert the claim or take suitable actions, and the demand to be refused by the board, before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile (and if futile, the derivative plaintiff must make clear the reasons why such demand would be futile).

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of MPU Cayman. However, the consideration of such suits has been limited. In this regard, the Cayman Islands courts ordinarily would permit a claim to be brought by a minority shareholder, in respect of a cause of action vested in a Cayman Islands company, in the name of and seeking relief on behalf of the company only (1) in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of a company; (2) where the act complained of is illegal or alleged to constitute a fraud against the company or against any minority shareholder; or (3) where the act is beyond the corporate power of the company or otherwise requires approval by a greater percentage of the company’s shareholders than actually approved it; and, in each case, where the act complained of is not capable of subsequent ratification by any majority of the company’s shareholders at a general meeting. The cause of action may be against the director, another person or both.

A shareholder may also be permitted to bring an action in his or her own name against a Cayman Islands company, a director or any other person in respect of any direct loss suffered by such shareholder as a result of any negligence, default, breach of duty or breach of trust. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. A shareholder may also be permitted to bring an action on the basis that the company’s affairs are being, or have been, conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or to some shareholders in particular.

ENFORCEABILITY OF CIVIL LIABILITIES

MPU Cayman is an exempted company incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of MPU Cayman’s assets are located outside the United States. In addition, a majority of MPU Cayman’s directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon MPU Cayman or these persons, or to bring an action against MPU Cayman or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against MPU Cayman and its officers and directors. MPU Cayman has appointed Cogency Global Inc. as its agent to receive service of process in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against MPU Cayman or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against MPU Cayman or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, (e) is not inconsistent with a Cayman Islands judgment of the same matter, (f) is not impeachable on grounds of fraud, and (g) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

It is our understanding that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against MPU Cayman or the directors or officers of MPU Cayman predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Additionally, it is our understanding that it may be difficult for you to bring an original action against us or against our directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. stockholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

LEGAL MATTERS

The validity of the ordinary shares of MPU Cayman being offered hereby will be passed upon by Ogier, our counsel as to the Cayman Islands laws. Certain legal matters in connection with the Redomicile Merger and as to U.S. federal laws have been passed upon for the Company by Lewis Brisbois Bisgaard & Smith, LLP.

EXPERTS

The consolidated balance sheets of Mega Matrix Corp. (formerly known as AeroCentury Corp) and subsidiaries (the Company) as of December 31, 2022 and 2021 (Successor Company) and September 30, 2021 (Predecessor Company), and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity (deficit), and cash flows for ended December 31, 2022 (Successor Company) and the related notes included in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The audit report covering the December 31, 2022, consolidated financial statements contains an explanatory paragraph that states that the Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on March 29, 2021. The Company’s plan of reorganization became effective and the Company emerged from bankruptcy protection on September 30, 2021. In connection with its emergence from bankruptcy, the Company adopted the guidance for fresh start accounting in conformity with FASB ASC Topic 852, Reorganizations, effective as of September 30, 2021. Accordingly, the Company’s consolidated financial statements prior to September 30, 2021 are not comparable to its consolidated financial statements for period after September 30, 2021.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the SEC. Our SEC filings are available via the SEC’s website (www.sec.gov).

The Company has filed with the SEC a registration statement on Form F-4 under the Securities Act to register the MPU Cayman ordinary shares to be issued in connection with the Redomicile Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of MPU Cayman in addition to being a proxy of the Company stockholders.

You should rely only on the information contained in this proxy statement/prospectus for your vote of the stockholders of the Company. Neither the Company nor MPU Cayman has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated _______, 2023. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of shares of MPU Cayman ordinary shares in the Redomicile Merger shall create any implication to the contrary.

INFORMATION ON WEBSITE

Information on the Company’s website is not part of this proxy statement/prospectus and you should not rely on that information in deciding whether to approve of the proposal described in this proxy statement/prospectus unless that information is also in this proxy statement/prospectus.

OTHER MATTERS

As of the date of this proxy statement/prospectus, the Board has no knowledge of any business which will be presented for consideration at the Special Meeting other than the adoption of the Merger Agreement. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

_______, 2023	By Order of the Board of Directors

Report of Independent Registered Public Accounting Firm

To the shareholders and board of directors of Mega Matrix Corp.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mega Matrix Corp. and subsidiaries (the “Company”) as of December 31, 2022 and 2021 (Successor Company) and September 30, 2021 (Predecessor Company), and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2022, for the three months ended December 31, 2021 (Successor Company), for the nine months ended September 30, 2021 (Predecessor Company), and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2022, 2021 (Successor Company) and September 30, 2021 (Predecessor Company), and the results of its operations and its cash flows for the year ended December 31, 2022, for the three months ended December 31, 2021 (Successor Company), and for the nine months ended September 30, 2021 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Basis of Accounting

As discussed in Note 1 and 3 to the consolidated financial statements, the Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on March 29, 2021. The Company's plan of reorganization became effective and the Company emerged from bankruptcy protection on September 30, 2021. In connection with its emergence from bankruptcy, the Company adopted the guidance for fresh start accounting in conformity with FASB ASC Topic 852, Reorganizations, effective as of September 30, 2021. Accordingly, the Company's consolidated financial statements prior to September 30, 2021 are not comparable to its consolidated financial statements for periods after September 30, 2021.

Critical Audit Matter

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Impairment of Long-Lived Assets

As described in Note 2 and Note 8 to the financial statements, the Company recorded its Mano game software and alSpace platform as intangible asset, with a carrying amount of $0.9 million The Company made a full impairment against the carrying amount after deciding to discontinue the Mano game and alSpace platform on November 4, 2022 due to regulatory challenges. The Company reviews long-lived asset for impairment when events or changes in circumstances indicate that the carrying value of an asset may no longer be recoverable. The recoverability of an asset that is held and used is tested by initially comparing the carrying value of the asset to the estimated undiscounted future cash flows expected to be generated by that asset. If it is determined that an asset is not recoverable, an impairment loss is recognized in the amount by which the asset’s carrying value exceeds its fair value.

The determination of whether an impairment indicator has occurred involves the evaluation of subjective factors by management to assess what constitutes an event or change in circumstance that indicates a software technology should be tested for recoverability, and therefore auditing the valuation of intangible assets involved especially subjective judgment.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to management’s long-lived assets impairment assessment for a held and used asset for which management identified impairment indicators, including controls over (1) testing the effectiveness of controls over the development of principal assumptions used in the undiscounted cash flow model, and the determination of the recoverable amount of the software, (2) evaluating the appropriateness of the undiscounted cash flow model, and the reasonableness of the principal assumptions used by management and (3) testing the completeness and accuracy of the underlying data used in the model.

Goodwill Impairment

As disclosed in Note 4 to the financial statements, due to the underperformance of its aircraft leasing business, the Company recognized a goodwill impairment charge of $4.69 million relating to one reporting unit, JetFleet Management Corp. (“JMC”, formerly as JetFleet Holding Corp.) during the year ended December 31, 2022. The Company's evaluation of goodwill for impairment involves the comparison of the fair value of reporting unit to its carrying value. The Company determines the fair value of its reporting unit primarily using the income approach (including discounted cash flows). With respect to the income approach, management makes significant estimates and assumptions related to forecasts of future performance, including revenues, cost of revenue, and operating expenses and risk-adjusted discount rates.

The principal considerations for our determination that performing procedures relating to the impairment assessment on goodwill relating to reporting unit under JMC is a critical audit matter are the significant judgments and estimates made by management when determining the fair values of this reporting unit, which in turn led to a high degree of auditor judgment, subjectivity and effort in performing procedures.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to management’s impairment assessment on goodwill relating to reporting unit under JMC, including controls relating to fair value determination of this reporting unit. These procedures also included, among others, testing the fair values of this reporting unit as determined by management, which included (1) evaluating the effectiveness of controls relating to management’s impairment assessment on goodwill relating to reporting unit and fair value determination of reporting unit; and (2) evaluating management’s process for developing the fair value of the reporting unit, which included (a) the appropriateness of the valuation methods; (b) the completeness, mathematical accuracy and relevance of the key underlying data adopted in the valuation; and (c) the reasonableness of the significant assumptions.

/s/ Audit Alliance LLP

Singapore, March 31, 2023

We have served as the Company’s auditor since 2021.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

CONSOLIDATED BALANCE SHEETS

(Rounded to the Nearest Hundred US Dollar, except for share and per share data, unless otherwise stated)

	Successor	Successor	Predecessor
	December 31,	December 31,	September 29,
	2022	2021	2021
ASSETS
Current Assets:
Cash and cash equivalents	$7,263,600	$7,380,700	$10,527,200
Stable coins	3,062,100	-	-
Digital assets	369,200	-	-
Finance leases receivable, net	-	-	450,000
Taxes receivable	1,095,600	1,235,200	1,234,500
Prepaid expenses and other assets	761,300	645,100	1,884,400
Assets held for sale	-	-	31,149,300
Total current assets	12,551,800	9,261,000	45,245,400

Non-current Assets:
Goodwill	-	4,688,600	-
Deposit for intangible assets	-	1,000,000	-
Total non-current assets	-	5,688,600	-
Total assets	$12,551,800	$14,949,600	$45,245,400

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$254,700	$2,961,300	$1,513,700
Accrued payroll	132,700	161,300	232,100
Income taxes payable	18,500	13,700	19,600
Deferred tax liabilities	-	-	114,500
Subscription fee advanced from the shareholders	5,184,000	-	-
Subscription fee advanced from the Plan Sponsor	-	-	10,953,100
Liabilities subject to compromise	-	-	42,029,100
Total liabilities	5,589,900	3,136,300	54,862,100

Commitments and contingencies (Note 16)

Equity (deficit):
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	-	-	-
Common stock, $0.001 par value, 40,000,000, 40,000,000 and 13,000,000 shares authorized, 26,484,055, 22,084,055 and 7,729,420 shares outstanding at December 31, 2022, December 31, 2021 and September 29, 2021, respectively	26,500	22,100	7,700
Paid-in capital*	21,372,100	16,982,700	16,811,900
Accumulated deficit	(13,420,400)	(4,954,400)	(23,399,000)
	7,978,200	12,050,400	(6,579,400)
Treasury stock at cost, 0, 0 and 213,332 shares at December 31, 2022, December 31, 2021, and September 29, 2021	-	-	(3,037,300)
Total Mega Matrix Corp. (formerly “AeroCentury Corp.”) stockholders’ equity (deficit)	7,978,200	12,050,400	(9,616,700)
Non-controlling interests	(1,016,300)	(237,100)	-
Total Equity (Deficit)	6,961,900	11,813,300	(9,616,700)
Total liabilities and equity (deficit)	$12,551,800	$14,949,600	$45,245,400

*	Retrospectively restated to give effect to five for one forward stock split effective December 30, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Rounded to the Nearest Hundred US Dollar, except for share and per share data, unless otherwise stated)

	Successor	Successor	Predecessor
	Year ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Revenues and other income:
Operating lease revenue	$120,000	$540,000	$5,753,900
Gamefi revenue	326,800	-	-
Revenue from solo staking	1,800	-	-
Net loss on disposal of assets	-	-	(194,900)
Other income	1,478,800	900	2,700
	1,927,400	540,900	5,561,700
Cost of revenues	(782,600)	-	-
Gross (loss) profit	1,144,800	540,900	5,561,700

Expenses:
Impairment of digital assets	78,900	-	-
Impairment of intangible assets	888,900	-	-
Impairment in value of aircraft	-	-	4,204,400
Interest	120,000	540,000	1,966,700
Professional fees, general and administrative and other	2,179,200	3,204,600	3,708,500
IT expenses	431,000	-	-
Depreciation	-	-	1,176,100
(Reversal) provision of bad debt expense	(300,000)	300,000	1,147,000
Salaries and employee benefits	2,027,500	713,600	1,441,900
Insurance	371,800	86,200	661,600
PPP Loan forgiveness	-	-	(279,200)
Maintenance	-	-	224,100
Other taxes	6,000	-	76,700
Total operating expenses	5,803,300	4,844,400	14,327,800

Loss from operations	(4,658,500)	(4,303,500)	(8,766,100)

Impairment of goodwill	(4,688,600)	-	-
Reorganization gains, net	-	-	27,738,300
(Loss) Income before income tax provision/(benefit)	(9,347,100)	(4,303,500)	18,972,200
Income tax benefits (provision)	48,900	111,800	(129,800)
Net (loss) income	$(9,298,200)	$(4,191,700)	$18,842,400
Less: Net loss attributable to non-controlling interests	(832,200)	(237,100)	-
Net (loss) income attributable to Mega Matrix Corp. (formerly “AeroCentury Corp.”)’s shareholders	$(8,466,000)	$(3,954,600)	$18,842,400
(Loss) earnings per share:
Basic*	$(0.37)	$(0.18)	$2.44
Diluted*	$(0.37)	$(0.18)	$2.44

Weighted average shares used in (loss) earnings per share computations:
Basic*	22,988,165	22,084,055	7,729,420
Diluted*	22,988,165	22,084,055	7,729,420

Net (loss) income	$(9,298,200)	$(4,191,700)	$18,842,400
Other comprehensive income (loss):
Reclassification of net unrealized losses on derivative instruments to interest expense	-	-	2,600
Tax expense related to items of other comprehensive loss	-	-	(600)
Other comprehensive income	-	-	2,000
Total comprehensive (loss) income	(9,298,200)	(4,191,700)	18,844,400
Less: comprehensive loss attributable to non-controlling interests	(832,200)	(237,100)	-
Total comprehensive (loss) income attributable to Mega Matrix Corp. (formerly “AeroCentury Corp.”)’s shareholders	$(8,466,000)	$(3,954,600)	$18,844,400

*	Retrospectively restated to give effect to five for one forward stock split effective December 30, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

	Mega Matrix Corp. (formerly “AeroCentury Corp.”) Stockholder’s Equity
	Common Stock			Retained		Accumulated Other	Non-
	Number of Stocks*	Amount*	Paid-in Capital*	Earnings/ (Deficit)	Treasury Stock	Comprehensive Loss	Controlling Interests	Total
Balance, December 31, 2020	7,729,420	$7,700	$16,776,900	$(31,361,600)	$(3,037,300)	$(2,000)	$-	$(17,616,300)
Net income	-	-	-	7,962,600	-	-	-	7,962,600
Accumulated other comprehensive income	-	-	-	-	-	2,000	-	2,000
Contribution into JetFleet Holding Corp. (“JHC”)	-	-	35,000	-	-	-	-	35,000
Balance, September 29, 2021 (Predecessor)	7,729,420	7,700	16,811,900	(23,399,000)	(3,037,300)	-	-	(9,616,700)

Net income	-	-	-	10,879,800	-	-	-	10,879,800
Cancellation of predecessor equity	-	-	(10,867,900)	12,519,200	3,037,300	-	-	4,668,600
Balance, September 29, 2021 (Predecessor)	7,729,420	7,700	5,944,000	-	-	-	-	5,951,700
Issuance of common stocks to the Plan Sponsor	14,354,635	14,400	11,038,700	-	-	-	-	11,053,100
Declaration and payment of dividends	-	-	-	(999,800)	-	-	-	(999,800)
Net loss	-	-	-	(3,954,600)	-	-	(237,100)	(4,191,700)
Balance, December 31, 2021 (Successor)	22,084,055	22,100	16,982,700	(4,954,400)	-	-	(237,100)	11,813,300
Issuance of common stocks pursuant to private placement	4,400,000	4,400	4,395,600	-	-	-	-	4,400,000
Share-based compensation	-	-	-	-	-	-	53,000	53,000
Acquisition of a subsidiary under common control	-	-	(6,200)	-	-	-	-	(6,200)
Net loss	-	-	-	(8,466,000)	-	-	(832,200)	(9,298,200)
Balance, December 31, 2022 (Successor)	26,484,055	$26,500	$21,372,100	$(13,420,400)	$-	$-	$(1,016,300)	$6,961,900

*	Retrospectively restated to give effect to five for one forward stock split effective December 30, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Rounded to the Nearest Hundred US Dollar, unless otherwise stated)

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Operating activities:
Net (loss) income	$(9,298,200)	$(4,191,700)	$18,842,400
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Net loss on disposal of assets	-	-	194,900
Depreciation and amortization	111,100	-	1,176,100
Impairment of intangible assets	888,900	-	-
Impairment of digital assets	78,900	-	-
Impairment of goodwill	4,688,600	-	-
Share-based compensation	53,000	-	-
Gain of digital assets from Gamefi revenue	(328,600)	-	-
Gain from reversal of accounts and other payables	(1,478,800)	-	-
Provision for impairment in value of aircraft	-	-	4,204,400
Provision for bad debts	-	300,000	1,147,000
Non-cash interest	-	-	2,669,600
Deferred income taxes	-	(114,500)	1,265,400
PPP loans forgiveness	-	-	(279,200)
Reorganization gains	-	-	(27,738,300)
Derivative valuations	-	-	2,600
Changes in operating assets and liabilities:
Stablecoins	730,900	-	-
Accounts receivable	-	-	(1,570,500)
Finance leases receivable	-	150,000	-
Office lease right of use	-	-	142,400
Prepaid expenses and other current assets	(116,200)	1,239,300	(287,000)
Taxes receivable	139,600	(700)	(1,169,300)
Accounts payable and accrued expenses	(1,301,000)	1,547,600	275,000
Accrued payroll	(28,600)	(70,800)	42,000
Accrued interest on notes payable	-	-	2,600
Derivative liability	-	-	(106,700)
Swap termination liability	-	-	33,200
Office lease liability	-	-	(172,000)
Maintenance reserves and accrued costs	-	-	60,600
Income taxes payable	4,800	(5,900)	(39,600)
Net cash used in operating activities	(5,855,600)	(1,146,700)	(1,304,400)

Investing activities:
Prepayments for intangible assets	-	(1,000,000)	-
Purchases of digital assets	(46,300)	-	-
Proceeds paid to acquire a subsidiary under common control	(10,000)	-	-
Acquisition of net assets of a subsidiary	3,800	-	-
Proceeds from sale of assets held for sale, net of re-sale fees	-	-	12,046,100
Net cash (used in) provided by investing activities	(52,500)	(1,000,000)	12,046,100

Financing activities:
Payments of dividends	-	(999,800)	-
Subscription fee advanced from investors	3,441,000	-	-
Proceeds from private placements	2,350,000	-	-
Subscription fee advanced from the Plan Sponsor	-	-	10,953,100
Capital contribution into JHC	-	-	35,000
Repayment of notes payable – MUFG Credit Facility	-	-	(11,011,700)
Repayment of notes payable – Drake debt	-	-	(4,753,500)
Repayment of notes payable – Nord Term Loans	-	-	(703,100)
Issuance of notes payable – PPP Loan	-	-	170,000
Debt issuance costs	-	-	(5,200)
Net cash provided by (used in) financing activities	5,791,000	(999,800)	(5,315,400)
Net (decrease) increase in cash and cash equivalents	(117,100)	(3,146,500)	5,426,300
Cash, cash equivalents, beginning of period/year	7,380,700	10,527,200	5,100,900
Cash, cash equivalents, end of period/year	$7,263,600	$7,380,700	$10,527,200
Supplemental Cash Flow Information

Payment of interest expenses	$120,000	$-	$186,500
Payment of income tax expenses	$-	$8,600	$4,000

Non-cash Investing and Financing activities
Subscription fee advanced from investors in the form of USDC	$1,743,000	$-	$-
Proceeds from private placements in the form of USDC	$2,050,000	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Mega Matrix Corp. (the “Company”, formerly “AeroCentury Corp.” and “ACY”) is a Delaware corporation incorporated in 1997. Through the Company’s emergence from bankruptcy on September 30, 2021, and new investors and management, the Company became a holding company located in Palo Alto, California, with two subsidiaries: Mega Metaverse Corp., a California corporation (“Mega”) and JetFleet Holdings Corp., a California corporation (“JHC”). On January 1, 2022, JetFleet Management Corp. (“JMC”), a wholly-owned subsidiary of JHC, was merged with and into JHC, with JHC being the surviving entity. As part of the merger, JHC changed its name to JetFleet Management Corp. On March 25, 2022, the Company changed its name from “AeroCentury Corp” to “Mega Matrix Corp.” (“Name Change”) to better reflect its expansion into Metaverse and GameFi business. In connection with the Name Change, the Company changed its ticker symbol from “ACY” to “MTMT” on the NYSE American, effective on March 28, 2022. All references to the “Company,” or “AeroCentury” refers to AeroCentury Corp. together with its consolidated subsidiaries prior to March 25, 2022 and renamed “Mega Matrix Corp.” commencing on March 25, 2022. Effective on February 6, 2023, the Company changed its ticker symbol from “MTMT” to “MPU” on the NYSE American.

On December 23, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation to (i) implement a 5-for-1 forward stock split of its issued and outstanding shares of common stock (the “Stock Split”), and (ii) to increase the number of authorized shares of common stock of the Company from 13,000,000 to 40,000,000, effective December 30, 2021.

On October 20, 2021, the Company set up Mega Metaverse Corp. (“Mega”), a wholly owned subsidiary incorporated in California. In December 2021, the Company launched its GameFi business in the metaverse ecosystem through Mega and released its first NFT game “Mano” in late March of 2022. Mano is a competitive idle role-playing game (RPG) deploying the concept of GameFi in the innovative NFTs (non-fungible token) on blockchain technology, with a “Play-to-earn” model that the players can earn while they play in the Company’s metaverse universe “alSpace”. Due to regulatory challenges, the Company decided to suspend the Mano game and the alSpace platform, and on November 4, 2022, we discontinued the Mano game and the alSpace platform. The Company is currently exploring other crypto-related business models outside of the United States.

On August 31, 2022, we acquired all of the equity interest in Saving Digital Pte, Ltd., a Singapore corporation (“SDP”) with no operations and approximately $3,800 in cash, from our chairman Yucheng Hu for a nominal consideration of $10,000. We intend to use SDP to explore other crypto related business in Singapore. On September 19, 2022, through SDP, we purchased 37 Ether (ETH) for the purpose of exploring Ethereum staking opportunities following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism referred to as the “Merge.” Prior to the Merge, Ethereum utilized a PoW validation method for digital asset transactions. Following the Merge, Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. Validators receives a transaction fee on their staked coins in ETH as a reward for their active participation in the network. To become a validator on Ethereum, a participant must stake 32 ETH.  Till quarter ending December 31, 2022, SDP explored  Solo-Staking by staking 160 ETH to become five (5) validators to Ethereum to earn ETH rewards and yield. Solo-Staking enables SDP to utilize its ETH treasury to stake on the Ethereum beacon chain and to earn ETH-denominated rewards directly from the Ethereum protocol.

In addition, on March 3, 2023, in connection with a newly formed joint venture, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd. (the “JV Company”), to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology (the “Joint Venture”). Through MarsProtocol, the Joint Venture will seek to provide non-custodial staking tools whereby users’ private keys are not stored in its database to ensure the safety of its users’ digital assets. Currently the services will not be available to U.S. residents. Pursuant to the Shareholders Agreement, SDP will own 60% and Bit Digital will own 40% of the JV Company.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

Chapter 11 Bankruptcy Emergence

On March 29, 2021 (the “Petition Date”), the Company and certain of its subsidiaries in the U.S. (collectively, the “Debtors” and the “Debtors-in-Possession”) filed voluntary petitions for relief (collectively, the “Petitions”) under Chapter 11 of Title 11 (“Chapter 11”) of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 cases (the “Chapter 11 Case”) are being jointly administered under the caption In re: AeroCentury Corp., et al., Case No. 21-10636.

The Plan was confirmed by the Bankruptcy Court on August 31, 2021, and the Company emerged from the bankruptcy proceedings on September 30, 2021 (“the Effective Date”).

Fresh Start Accounting

Upon emergence from bankruptcy, we adopted fresh start accounting in accordance with Accounting Standards Codification (ASC) Topic 852 – Reorganizations (ASC 852) and became a new entity for financial reporting purposes. As a result, the consolidated financial statements after the Effective Date are not comparable with the consolidated financial statements on or before that date as indicated by the “black line” division in the financial statements and footnote tables, which emphasizes the lack of comparability between amounts presented. References to “Successor” relate to our financial position and results of operations after the Effective Date. References to “Predecessor” refer to the financial position and results of operations of the Company and its subsidiaries on or before the Effective Date. See Note 4 for additional information related to fresh start accounting.

During the Predecessor period, ASC 852 was applied in preparing the consolidated financial statements. ASC 852 requires the financial statements, for periods subsequent to the commencement of the Chapter 11 Cases, to distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. ASC 852 requires certain additional reporting for financial statements prepared between the bankruptcy filing date and the date of emergence from bankruptcy, including: (i) Reclassification of pre-petition liabilities that are unsecured, under-secured or where it cannot be determined that the liabilities are fully secured, to a separate line item on the consolidated balance sheet called, “Liabilities subject to compromise”; and (ii) Segregation of “Reorganization items, net” as a separate line on the consolidated statements of comprehensive loss, included within income from continuing operations.

Upon application of fresh start accounting, we allocated the reorganization value to our individual assets and liabilities, except for deferred income taxes, based on their estimated fair values in conformity with ASC Topic 805, Business Combinations. The amount of deferred taxes was determined in accordance with ASC Topic 740, Income Taxes. The Effective Date fair values of our assets and liabilities differed materially from their recorded values as reflected on the historical balance sheets, see Note 4.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

2.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to generate cash flows from operations, and the Company’s ability to arrange adequate financing arrangements to support its working capital requirements.

Non-controlling interests

Non-controlling interests represent the equity interests of JMC that are not attributable, either directly or indirectly, to the Company. As of December 31, 2022 and 2021, non-controlling equity holders held 45.81% and 24.17% equity interest in JMC, respectively.

Going concern

On September 30, 2021, the Company emerged from bankruptcy with a restructured balance sheet. Since its emergence through December 31, 2022, the Company incurred recurring net losses. For the year ended December 31, 2022, the Company reported net losses of $9.3 million and cash outflows from operating activities of $5.9 million. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of December 31, 2022, the Company had working capital of $7.0 million, among which the Company held cash of $7.3 million, stable coins of $3.1 million and digital assets of 0.4 million, which were highly liquid and easily convertible into cash over the market. On the other hand, the Company had current liabilities of $5.6 million, which comprised of a non-cash item of $5.2 million, representing advance of subscription fees from investors. The advance was classified to equity upon closing of private placements in January and February 2023. Given the financial condition of the Company and its operating performance, and the advance of subscription receivable mentioned above, the Company assesses current working capital is sufficient to meet its obligations for the next 12 months from the issuance date of this report. Accordingly, management continues to prepare the Company’s consolidated financial statements on going concern basis.

Impact of COVID-19

The Company’s business could be adversely affected by the effects of epidemics. COVID-19, a novel strain of coronavirus, has spread around the world. The ongoing COVID-19 Pandemic has had an overwhelming effect on all forms of transportation globally, but most acutely for the airline industry. The combined effect of fear of infection during air travel and international and domestic travel restrictions has caused a dramatic decrease in passenger loads in all areas of the world, not just in those countries with active clusters of COVID-19, but in airline ticket net bookings (i.e. bookings made less bookings canceled) of flights as well. This has led to significant cash flow issues for airlines, including some of the Company’s customers. The Predecessor provided lease payment reductions to customers, and also sold aircraft to the customers who failed to make scheduled lease payments.

In the short term, the COVID-19 pandemic has created uncertainties and risks. Based on the current situation, the Company does not expect a significant impact on the operations and financial results in the long run. The extent to which COVID-19 impacts the results of operations will depend on the future development of the circumstances, which is highly uncertain and cannot be predicted with confidence at this time.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

2.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable for making judgments that are not readily apparent from other sources.

The most significant estimates with regard to these consolidated financial statements are accounting for the application of fresh start accounting, realization of goodwill, current value of the Company’s assets held for sale, the amount and timing of future cash flows associated with each asset that are used to evaluate whether assets are impaired, accounting for income taxes, and the amounts recorded as allowances for doubtful accounts.

Comprehensive Income (Loss)

The Company accounts for former interest rate cash flow hedges by reclassifying accumulated other comprehensive income into earnings in the periods in which the expected transactions occur or when it is probable that the hedged transactions will no longer occur, and are included in interest expense.

Cash and Cash Equivalents

The Company considers highly liquid investments readily convertible into known amounts of cash, with original maturities of 90 days or less from the date of acquisition, as cash equivalents.

Stable coins

Stable coins, primarily consisting of USD Coin (“USDC”) and Tether USD (“USDT”), are accounted for as financial instruments; one USDC or USDT can be redeemed for one U.S. dollar on demand from the issuer.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

2.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Digital assets

Digital assets (including Ethereum (ETH)) are included in current assets in the accompanying consolidated balance sheets. Digital assets purchased are recorded at cost and digital assets awarded to the Company through its GameFi and Solo-Staking business are accounted for in connection with the Company’s revenue recognition policy disclosed below.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Digital assets are measured on a first-in-first-out (“FIFO”) basis and measured for impairment whenever indicators of impairment are identified based on the intraday low quoted price of digital assets. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the digital assets. Subsequent reversal of impairment losses is not permitted. Digital assets are classified on our balance sheet as a current asset due to the Company’s ability to sell it in a highly liquid marketplace and its intent to liquidate its digital assets to support operations when needed. Impairment of $78,900 and $nil of digital assets was recognized for the years ended December 31, 2022 and 2021, respectively.

Purchases of digital assets by the Company, if any, will be included within investing activities in the accompanying consolidated statements of cash flows, while digital assets awarded to the Company through its GameFi and Solo-staking business are included within operating activities on the accompanying consolidated statements of cash flows. The sales of digital assets are included within investing activities in the accompanying consolidated statements of cash flows and any realized gains or losses from such sales are included in “realized gain (loss) on exchange of digital assets” in the consolidated statements of operations and comprehensive loss. The Company accounts for its gains or losses in accordance with the first-in first-out method of accounting. As of December 31, 2022, the Company did not sell its digital assets for cash.

ASC 820 defines “principal market” as the market with the greatest volume and level of activity for the asset or liability. The determination of the principal market (and, as a result, the market participants in the principal market) is made from the perspective of the reporting entity. The Company determines CoinMarketCap as its principal market, as it is one of the earliest and the most trusted sources by users, institutions, and media for comparing thousands of crypto assets and selected by the U.S. government.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

2.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Aircraft Capitalization and Depreciation

The Company’s interests in aircraft and aircraft engines are recorded at cost, which includes acquisition costs. Since inception, the Company has typically purchased only used aircraft and aircraft engines. It is the Company’s policy to hold aircraft for approximately twelve years unless market conditions dictate otherwise. Therefore, depreciation of aircraft is initially computed using the straight-line method over the anticipated holding period to an estimated residual value based on appraisal. For an aircraft engine held for lease as a spare, the Company estimates the length of time that it will hold the aircraft engine based upon estimated usage, repair costs and other factors, and depreciates it to the appraised residual value over such period using the straight-line method.

The Company periodically reviews plans for lease or sale of its aircraft and aircraft engines and changes, as appropriate, the remaining expected holding period for such assets. Estimated residual values are reviewed and adjusted periodically, based upon updated estimates obtained from an independent appraiser. Decreases in the fair value of aircraft could affect not only the current value, discussed below, but also the estimated residual value.

Assets that are held for sale are not subject to depreciation and are separately classified on the balance sheet. Such assets are carried at the lower of their carrying value or estimated fair values, less costs to sell.

Intangible assets

Purchased intangible assets primarily consist of software, which are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over their estimated useful lives using the straight-line method based on their estimated useful lives.

Impairment of Long-lived Assets

The Company reviews assets for impairment when there has been an event or a change in circumstances indicating that the carrying amount of a long-lived asset may not be recoverable. In addition, the Company routinely reviews all long-lived assets for impairment semi-annually. Recoverability of an asset is measured by comparison of its carrying amount to the future estimated undiscounted cash flows (without interest charges) that the asset is expected to generate. Estimates are based on currently available market data and independent appraisals and are subject to fluctuation from time to time. If these estimated future cash flows are less than the carrying value of an asset at the time of evaluation, any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Fair value is determined by reference to independent appraisals and other factors considered relevant by management. Significant management judgment is required in the forecasting of future operating results that are used in the preparation of estimated future undiscounted cash flows and, if different conditions prevail in the future, material write-downs may occur.

The Company recorded impairment losses of $0.9 million in 2022, as a result of the Company’s determination that the carrying value for intangible assets were not recoverable.

The Company recorded impairment losses totaling $4.2 million in 2021, as a result of the Company’s determination that the carrying values for certain aircraft were not recoverable. The 2021 impairment losses consisted of $4.2 million for five of its aircraft that were written down to their sales prices, less cost of sale.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

2.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Revenue from Solo-Staking business

The Company generates revenue through staking rewards.

The Company has entered into network-based smart contracts by running its own digital assets validating nodes. Through these contracts, the Company provides Ethereum (“ETH”) to stake on a node for the purpose of validating transactions and adding blocks to a respective blockchain network. The term of a smart contract can vary based on the rules of the respective blockchain and typically last a few weeks to months after it is canceled by the operator and requires that the ETH staked remain locked up during the duration of the smart contract. In exchange for staking the ETH and validating transactions on blockchain networks, the Company is entitled to all of the fixed ETH award for running the Company’s own node, for successfully validating or adding a block to the blockchain.

The provision of validating blockchain transactions is an output of the Company’s ordinary activities. Each separate block creation or validation under a smart contract with a network represents a performance obligation. The transaction consideration the Company receives - the ETH awards - is a non-cash consideration, which the Company measures at fair value on the date received. The fair value of the ETH award received is determined using the quoted price of the related cryptocurrency at the time of receipt. The satisfaction of the performance obligation for transaction verification services occurs at a point in time when confirmation is received from the network indicating that the validation is complete, and the awards are available for transfer. At that point, revenue is recognized.

Revenue from GameFi business

In late March 2022, the Company released its first NFT game “Mano” in the Mega’s metaverse universe platform“alSpace”. Mano is a competitive idle role-playing game (RPG) deploying the concept of GameFi in the innovative application of NFTs (non-fungible token) based on blockchain technology, with a “Play-to-earn” business model that the players can earn while they play in the alSpace.

The Company earns transaction fees from players based on a fixed number of Binance Coin (BNB) of each transaction when they want to upgrade or reset their NFT in Mano. When a player executes a game transaction through Binance Smart Chain (“BSC”), transaction fee is recognized upon the completion of this game transaction. Only a single performance obligation is identified for each game transaction, and the performance obligation is satisfied on the trade date because that is when the underlying game service is identified, the pricing of transaction fee is agreed upon and the promised services are delivered to customers. All of the Company’s revenues from contracts with customers are recognized at a point in time. The game service could not be cancelled once it’s executed and is not refundable, so returns and allowances are not applicable. The Company recognizes revenues on a gross basis as the Company is determined to be the primary obligor in fulfilling the trade order initiated by the player.

The revenue is in the form of BNB, which is a cryptocurrency that is primarily used in payment of paying transactions and trading fees through BSC. BNB is convertible to cash or other digital assets. The BNB is collected just in time in the accounts of MetaMask Wallet of the Company. As of December 31, 2022, the Company had no accounts receivable due from players.

Revenue from leasing of aircraft assets

Revenue from leasing of aircraft assets pursuant to operating leases is recognized on a straight-line basis over the terms of the applicable lease agreements. Deferred payments are recorded as accrued rent when the cash rent received is lower than the straight-line revenue recognized. Such receivables decrease over the term of the applicable leases. Interest income is recognized on finance leases based on the interest rate implicit in the lease and the outstanding balance of the lease receivable.

Maintenance reserves retained by the Company at lease-end are recognized as maintenance reserves revenue.

In instances where collectability is not reasonably assured, the Company recognizes revenue as cash payments are received. The Company estimates and charges to income a provision for bad debts based on its experience with each specific customer, the amount and length of payment arrearages, and its analysis of the lessee’s overall financial condition. If the financial condition of any of the Company’s customers deteriorates, it could result in actual losses exceeding any estimated allowances.

The Company had an allowance for doubtful accounts of $nil and $300,000 as at December 31, 2022 and 2021, respectively.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

2.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Taxes

As part of the process of preparing the Company’s consolidated financial statements, management estimates income taxes in each of the jurisdictions in which the Company operates. This process involves estimating the Company’s current tax exposure under the most recent tax laws and assessing both permanent and temporary differences resulting from differing treatment of items for tax and US GAAP purposes. The temporary differences result in deferred tax assets and liabilities, which are included in the balance sheet. In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carryback the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s three-year book cumulative loss through December 31, 2022, the financial forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code, the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

Maintenance Reserves and Accrued Maintenance Costs

Maintenance costs under the Company’s triple net leases are generally the responsibility of the lessees. Some of the Company’s leases require payment of maintenance reserves, which are based upon lessee-reported usage and billed monthly, and are intended to accumulate and be applied by the Company toward reimbursement of most or all of the cost of the lessees’ performance of certain maintenance obligations under the leases. Such reimbursements reduce the associated maintenance reserve liability.

Maintenance reserves are characterized as either refundable or non-refundable depending on their disposition at lease-end. The Company retains non-refundable maintenance reserves at lease-end, even if the lessee has met all of its obligations under the lease, including any return conditions applicable to the leased asset, while refundable reserves are returned to the lessee under such circumstances. Any reserves retained by the Company at lease-end are recorded as revenue at that time.

Accrued maintenance costs include (i) maintenance for work performed for off-lease aircraft, which is not related to the release of maintenance reserves received from lessees and which is expensed as incurred, and (ii) lessor maintenance obligations assumed and recognized as a liability upon acquisition of aircraft subject to a lease with such provisions.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

2.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Reclassifications

Certain prior period amounts have been reclassified to conform with the current period presentation. These reclassifications had no impact on previously reported net income or cash flows.

Recent Accounting Pronouncements

ASU 2016-13

The Financial Accounting Standard Board (“FASB”) issued Accounting Standard Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326), in June 2016 (“ASU 2016-13”). ASU 2016-13 provides that financial assets measured at amortized cost are to be presented as a net amount, reflecting a reduction for a valuation allowance to present the amount expected to be collected (the “current expected credit loss” model of reporting). As such, expected credit losses will be reflected in the carrying value of assets and losses will be recognized before they become probable, as is required under the Company’s present accounting practice. In the case of assets held as available for sale, the amount of the valuation allowance will be limited to an amount that reflects the marketable value of the debt instrument. This amendment to GAAP is effective in the first quarter of 2023 for calendar-year SEC filers that are smaller reporting companies as of the one-time determination date. Early adoption is permitted beginning in 2019. The Company plans to adopt the new guidance on January 1, 2023, and has not determined the impact of this adoption on its consolidated financial statements.

FASB Staff Guidance on Effects of COVID-19

In April 2020, the FASB staff provided some relief from the unprecedented effect of the COVID-19 Pandemic. Under this guidance, lessors may elect to treat lease concessions due to COVID-19 as if they arose from enforceable rights and obligations that existed in the lease contract, with the consequent effect that the concessions would not be treated as a lease modification which could require reclassification and remeasurement of the lease and to either recognize income during the deferral period or to treat deferred rent as variable rent during the period. Other guidance released in April 2020 provided that when hedge accounting is discontinued and it is probable that the forecasted transaction that had been hedged will occur beyond two months after its originally expected date as a result of the effects of COVID-19, the reporting entity may still defer recognizing related AOCI immediately and should defer recognition of such amounts until the forecasted transactions actually occur. The Company has elected to treat certain lease concessions to lessees as if they arose from rights initially in the lease contracts and so did not give rise to modifications of the leases, and to treat deferrals as variable rent during the period of the deferral, reducing income during such period.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

3.	EMERGENCE FROM THE CHAPTER 11 CASES

On March 29, 2021, the Company and certain of its subsidiaries in the U.S. filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. The Chapter 11 Cases are being jointly administered under the caption In re: AeroCentury Corp., et al., Case No. 21-10636.

On July 14, 2021, the Debtors filed the Combined Disclosure Statement and Joint Chapter 11 Plan of Reorganization of AeroCentury Corp, and Its Affiliated Debtors Docket No. 0282, with the Bankruptcy Court (the “Combined Plan Statement”). On August 16, 2021, the Company filed the Notice of Filing of Plan Supplement to the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors, Docket No. 0266, with the Bankruptcy Court (as may be later amended or supplemented, the “Plan Supplement”). On August 30, 2021, the Company filed the Second Plan Supplement to the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors, Docket No. 0288, with the Bankruptcy Court. On August 31, 2021, the Bankruptcy Court entered an order, Docket No. 282 (the “Confirmation Order”), confirming the Plan as set forth in the Combined Plan Statement and Plan Supplement.

The principal terms of the Plan Sponsor Agreement were below:

●	Plan Sponsor Equity Investment. The Plan Sponsor Agreement provided for the issuance by the Company of 2,870,927 of Common Stock (“New ACY Shares”) at a purchase price equal to $3.85 per share, for an aggregate purchase price of US$11 million. The New ACY Shares issuance resulted in post-issuance pro forma ownership percentages of the Company common stock of (a) 65% held by the Plan Sponsor, and (b) 35% held by existing shareholders of the Company on the Effective Date (the “Legacy ACY Shareholders”).

●	New Capital Structure for JetFleet Holding Corp. (“JHC”). On the Effective Date, the following transactions relating to JHC equity ownership was executed:

a)	Cancellation of the Company’s Equity in JHC. All outstanding stock of JetFleet Holding Corp. (“JHC”) currently held 100% by the Company, was canceled.

b)	JHC Common Stock Issuance to Plan Sponsor and JHC Management. Plan Sponsor acquired 35,000 shares of common stock of JHC, and certain employees of JHC (“JHC Management”) who would be appointed to continue the legacy aircraft leasing business of the Company through JHC shall acquire 65,000 shares of common stock of JHC. All shares of common stock of JHC would be purchased at a price of $1 per share.

c)	JHC Series A Preferred Stock Issuance to the Company. The Company used $2 million of its proceeds from the Plan Sponsor’s purchase of New ACY Shares to purchase new JHC Series A Preferred Stock from JHC. The JHC Series A Preferred Stock shall carry a dividend rate of 7.5% per annum, shall be non-convertible and non-transferable, should be redeemable by JHC at any time, but shall only be redeemable by the Company after 7 years. The JHC Series A Preferred Stockholders shall in the aggregate constitute 74.83% of the voting equity of JHC, voting as a single class together with the outstanding JHC Common Stock.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

3.	EMERGENCE FROM THE CHAPTER 11 CASES (CONTINUED)

d)	Distribution of Trust Interest in JHC Series B to Legacy ACY Shareholders. A trust (“Legacy Trust”) was established for the benefit of the Legacy ACY Shareholders, and JHC issued new JHC Series B Preferred Stock to the Legacy Trust. The JHC Series B Preferred Stock issued to the Legacy Trust will have an aggregate liquidation preference of $1, non-convertible, non-transferable, non-voting, will not pay a dividend, and will contain a mandatory, redeemable provision. The JHC Series B Preferred Stock was redeemable for an aggregate amount equal to (i) $1,000,000, if the JHC Series B Preferred Stock is redeemed after the first fiscal year for which JHC reports positive EBITDA for the preceding 12-month period, or (ii) $0.001 per share, if the JHC Series B Preferred Stock is redeemed prior the first fiscal year for which JHC reports positive EBITDA for the preceding 12-month period.

On September 30, 2021 (“Effective Date”) and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated (the “Closing”) the transactions contemplated by a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor  thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 shares of common stock (given effect to five for one forward stock split), par value $0.001 per share, of the Company (the “ACY Common Stock”) at $0.77 (given effect to five for one forward stock split) for each share of Common Stock, for an aggregate purchase price of approximately $11,053,100 (the “Purchase Price”). The Securities Purchase Agreement contained customary representations, warranties and covenants by the parties to such agreement.

On the Effective Date, the Debtors satisfied all conditions precedent required for consummation of the Plan as set forth in the Plan, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases without any need for further action or order of the Bankruptcy Court.

Reorganization items incurred as a result of the Chapter 11 Cases presented separately in the accompanying consolidated statements of operations were as follows:

	Predecessor
	Period from January 1, 2021 through September 29, 2021	Year ended December 31, 2020
Gain on settlement of liabilities subject to compromise (Note 4)	$30,175,900	$-
Professional fees and other bankruptcy related costs	(2,437,600)	-
Reorganization items, net	$27,738,300	$-

The Company incurred significant costs associated with the reorganization, primarily legal and professional fees. Subsequent to the Petition Date, these costs were expensed as incurred and significantly affected our consolidated results of operations.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

4.	FRESH START ACCOUNTING

In connection with our emergence from bankruptcy and in accordance with ASC Topic 852, we qualified for and adopted fresh start accounting on the Effective Date. We were required to adopt fresh start accounting because (i) the holders of existing voting shares of the Predecessor received less than 50% of the voting shares of the Successor, and (ii) the reorganization value of our assets immediately prior to confirmation of the Plan was less than the post-petition liabilities and allowed claims.

The adoption of fresh start accounting resulted in a new reporting entity for financial reporting purposes with no beginning retained earnings or deficit. The issuance of new shares of common stock of the Successor caused a related change of control of the Company under ASC 852.

Upon the application of fresh start accounting, the Company allocated the reorganization value to its individual assets based on their estimated fair values. Each asset and liability existing as of the Effective Date, other than deferred taxes, have been stated at the fair value, and determined at appropriate risk-adjusted interest rates. Deferred taxes were determined in conformity with applicable accounting standards.

Reorganization value represents the fair value of the Successor’s assets before considering liabilities. Our reorganization value is derived from an estimate of enterprise value. Enterprise value represents the estimated fair value of an entity’s long-term debt and shareholders’ equity. In support of the Plan, the enterprise value of the Successor was estimated to be approximately $18.9 million. The valuation analysis was prepared using financial information and financial projections and applying standard valuation techniques, including a risked net asset value analysis.

The Effective Date estimated fair values of certain of the Company’s assets and liabilities differed materially from their recorded values as reflected on the historical balance sheets. As a result of the application of fresh start accounting and the effects of the implementation of the Plan, the Company’s consolidated financial statements on or after September 30, 2021 are not comparable to the Company’s consolidated financial statements as of or prior to that date.

Reorganization Value

The enterprise value of the Successor Company was estimated to be between $18.0 million and $20.0 million. Based on the estimates and assumptions discussed below, the Company estimated the enterprise value to be $18.9 million as of the Effective Date.

Management, with the assistance of its valuation advisors, estimated the enterprise value (“EV”) of the Successor Company, using various valuation methodologies, including a Discounted Cash Flow analysis (DCF), the Guideline Public Company Method (GPCM), and the Guideline Transaction Method (GTM). Under the DCF analysis, the enterprise value was estimated by discounting the projections’ unlevered free cash flow by the Weighted Average Cost of Capital (WACC), the Company’s estimated rate of return. A terminal value was estimated by applying a Gordon Growth Model to the normalized level of cash flows in the terminal period. The Gordon Growth Model was based on the WACC and the perpetual growth rate, and the terminal value was added back to the discounted cash flows.

Under the GPCM, the Company’s enterprise value was estimated by performing an analysis of publicly traded companies that operate in a similar industry. A range of Enterprise Value / EBITDA (EV/EBITDA) multiples were selected based on the financial and operating attributes of the Company relative to the comparable publicly traded companies. The selected range of multiples were applied to the Company’s forecasted EBITDA to estimate the enterprise value of the Company.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

4.	FRESH START ACCOUNTING (CONTINUED)

The GTM approach is similar to the GPCM, in that it relies on EV/EBITDA multiples but rather than of publicly traded companies, the multiples are based on precedent transactions. A range of multiples was derived by analyzing the operating and financial attributes of the acquired companies and the implied EV/EBITDA multiples. This range of multiples were then applied to the forecasted EBITDA of the Company to arrive an enterprise value.

The following table reconciles the enterprise value to the estimated fair value of the Successor common stock as of the Effective Date:

Enterprise value	$18,883,100
Less: Fair value of accounts payable and accrued expenses	(1,512,100)
Less: Accrued payroll	(232,100)
Less: Income tax payable	(19,600)
Less: Deferred tax liabilities	(114,500)
Fair value of successor shareholders’ equity	$17,004,800
Shares issued and outstanding upon emergence*	22,084,055
Per share value*	$0.77

*	Retrospectively restated to give effect to five for one forward stock split effective December 30, 2021.

The adjustments set forth in the following Consolidated Balance Sheet reflect the consummation of the transactions contemplated by the Plan (reflected in the column “Reorganization Adjustments”) as well as fair value adjustments as a result of the adoption of fresh start accounting (reflected in the column “Fresh Start Adjustments”).

	Predecessor					Successor
	September 29, 2021	Reorganization adjustments		Fresh start adjustments		September 30, 2021
Assets:
Cash and cash equivalents	$10,527,200	$98,400	a	-		10,625,600
Accounts receivable	-	-		-		-
Finance leases receivable, net	450,000	-		-		450,000
Taxes receivable	1,234,500	-		-		1,234,500
Prepaid expenses and other assets	1,884,400	-		-		1,884,400
Goodwill	-	-		4,688,600	a	4,688,600
Assets held for sale	31,149,300	(31,149,300	)b	-		-
Total assets	$45,245,400	$(31,050,900)		$4,688,600		$18,883,100
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities:
Accounts payable and accrued expenses	$1,513,700	$(1,600	)a	$-		$1,512,100
Accrued payroll	232,100	-		-		232,100
Notes payable and accrued interest, net	38,675,300	(38,675,300	)b	-		-
Lease liability	780,500	(780,500	)b	-		-
Maintenance reserves	2,061,200	(2,061,200	)b	-		-
Accrued maintenance costs	46,100	(46,100	)b	-		-
Security deposits	466,000	(466,000	)b	-		-
Unearned revenues	-	-		-		-
Income taxes payable	19,600	-		-		19,600
Deferred tax liabilities	114,500	-		-		114,500
Subscription fee advanced from the Plan Sponsor	10,953,100	(10,953,100	)c	-		-
Total liabilities	54,862,100	(52,983,800)		-		1,878,300

Equity (Deficit):
Preferred stock	-	-		-		-
Common stock	7,700	14,400	c	-		22,100
Paid-in capital	16,811,900	170,800	cd	-		16,982,700
Accumulated deficit	(23,399,000)	18,710,400	e	4,688,600	a	-
	(6,579,400)	18,895,600		4,688,600		17,004,800
Treasury stock	(3,037,300)	3,037,300	d	-		-
Total Mega Matrix Corp. (formerly “AeroCentury Corp.”) stockholders’ equity (deficit)	(9,616,700)	21,932,900		4,688,600		17,004,800
Total liabilities and Equity (Deficit)	$45,245,400	$(31,050,900)		$4,688,600		$18,883,100

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

4.	FRESH START ACCOUNTING (CONTINUED)

Reorganization adjustment

In accordance with the Plan of Reorganization, the following adjustments were made:

(a)	Reflects final instalment of subscription fees of $100,000 for 14,354,635 common stocks (given effect to five for one forward stock split) paid by the Plan Sponsor, against the bank charges of $1,600

(b)	Reflects settlement of liabilities subject to compromise by the assets held for sale.

As part of the Plan of Reorganization, the Bankruptcy Court approved the settlement of claims reported within Liabilities subject to compromise in the Company’s Consolidated balance sheet at their respective allowed claim amounts. The table below indicates the disposition of Liabilities subject to compromise:

Liabilities subject to compromise pre-emergence
Accrued maintenance costs	$46,100
Lease liability	780,500
Maintenance reserves	2,061,200
Security deposits	466,000
Drake Indebtedness	38,675,300
42,029,100
Less: Amounts settled per the Plan of Reorganization
Aircraft included in the assets held for sale	(31,149,300)
Reorganization gain per the Plan of Reorganization	$10,879,800
Add: Gain on settlement of liabilities subject to compromise before Plan of Reorganization*	19,296,100
Reorganization gain	$30,175,900

*	The predecessor of the Company started to sell its aircraft before it filed Petitions under Chapter 11 in March 2021, and continued the sales of aircraft through the receipt of the Plan of the Reorganization. As of September 29, 2021, the Company closed sales of five aircraft with carrying amount of $22.3 million, and the proceeds from the sales were settled against the liabilities subject to compromise of $41.6 million, and the Company recognized reorganization gains of $19.3 million.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

4.	FRESH START ACCOUNTING (CONTINUED)

Reorganization adjustment

(c)	Reflects issuance of 14,354,635 common stocks (given effect to five for one forward stock split) to the Plan Sponsor, at per share of $0.77 (given effect to five for one forward stock split), with total subscription fee of $11,053,100, among which $10,953,100 was paid before September 29, 2021 and $100,000 was paid on September 30, 2021.

(d)	Reflects cancellation of paid-in capital of $10,867,900 and treasury stock of $3,037,300 attributable to predecessor shareholders

(e)	Reflects the cumulative impacts of reorganization adjustments.

Reorganization gain per the Plan of Reorganization	$10,879,800
Cancellation of paid in capital and treasury stock	7,830,600
$18,710,400

Fresh start adjustment

(a)	Reflects the excess of enterprise value over the fair value of total assets. On the effective date, the carrying amount of total assets approximated the fair value.

Enterprise value	$18,883,100
Less: Fair value of total assets	(14,194,500)
Goodwill	$4,688,600

For the year ended December 31, 2022, the Company provided full impairment of $4.7 million against goodwill due to underperformance of aircraft leasing business.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

5.	STABLE COINS

Stable coins were comprised of the following:

	December 31,	December 31,
	2022	2021

USDC	$2,972,000	$-
USDT	90,100	-
	$3,062,100	$-

The following table presents additional information about USDC for the year ended December 31, 2022:

December 31,
2022
Opening balance	$-
Exchange from BNB and USDT	446,600
Collection of USDC from subscription fee from investors	3,093,000
Payment of service fees	(567,600)
$2,972,000

The following table presents additional information about USDT for the year ended December 31, 2022:

December 31,
2022
Opening balance	$-
Exchange from BNB	10,200
Exchange into ETH	(350,200)
Exchange into USDC	(149,000)
Collection of USDC from subscription fee from investors	700,000
Payment of service fees	(120,900)
$90,100

6.	DIGITAL ASSETS

Digital asset holdings were comprised of the following:

	December 31,	December 31,
	2022	2021
ETH	$369,200	$-

For the year ended December 31, 2022, the Company recognized impairment loss of $78,900 on digital assets, representing impairment of $70,600 on ETH and $8,300 on BNB, respectively.

Additional information about digital assets

The following table presents additional information about ETH for the year ended December 31, 2022:

December 31,
2022

Opening balance	$-
Addition of ETH staking reward	1,800
Purchase of ETH	46,300
Exchange of stable coins to ETH	350,200
Borrowings of ETH from a third party	41,600
Charges	(100)
Impairment of ETH	(70,600)
$369,200

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

7.	FINANCE LEASE RECEIVABLE

The Company’s leases are normally “triple net leases” under which the lessee is obligated to bear all costs, including tax, maintenance and insurance, on the leased assets during the term of the lease. In most cases, the lessee is obligated to provide a security deposit or letter of credit to secure its performance obligations under the lease, and in some cases, is required to pay maintenance reserves based on utilization of the aircraft, which reserves are available for qualified maintenance costs during the lease term and may or may not be refundable at the end of the lease. Typically, the leases also contain minimum return conditions, as well as an economic adjustment payable by the lessee (and in some instances by the lessor) for amounts by which the various aircraft or engine components are worse or better than a targeted condition set forth in the lease. Some leases contain renewal or purchase options, although the Company’s sales-type leases contain a bargain purchase option at lease end which the Company expects the lessees to exercise or require that the lessee purchase the aircraft at lease-end for a specified price.

Because all of the Company’s leases transfer use and possession of the asset to the lessee and contain no other substantial undertakings by the Company, the Company has concluded that all of its lease contracts qualify for lease accounting. Certain lessee payments of what would otherwise be lessor costs (such as insurance and property taxes) are excluded from both revenue and expense.

The Company evaluates the expected return on its leased assets by considering both the rents receivable over the lease term, any expected additional consideration at lease end, and the residual value of the asset at the end of the lease. In some cases, the Company depreciates the asset to the expected residual value because it expects to sell the asset at lease end; in other cases, it may expect to re-lease the asset to the same or another lessee and the depreciation term and related residual value will differ from the initial lease term and initial residual value. Residual value is estimated by considering future estimates provided by independent appraisers, although it may be adjusted by the Company based on expected return conditions or location, specific lessee considerations, or other market information.

For the years ended December 31, 2022 and 2021, the Company recorded impairment losses totaling $nil and $4,204,400, respectively, for nil and five of its aircraft held for sale that were written down to their sales prices, less cost of sale.

(a) Assets Held for Lease

As of December 31, 2022 and 2021, the Company had nil and one regional jet aircraft held for lease, respectively.

The Company did not purchase or sell any aircraft held for lease during the years ended December 31, 2022 and 2021. As a result of its Chapter 11 filing in March 2021 and the Company’s consequent lack of authority to sell certain assets without the approval of the Bankruptcy Court, as of September 30, 2021, the Company reclassified all of its off-lease aircraft, comprised of four regional jet aircraft and two turboprop aircraft, from held for sale to held for lease.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

7.	FINANCE LEASE RECEIVABLE (CONTINUED)

(b) Sales-Type and Finance Leases

In January 2020, the Company amended the leases for three of its assets that were subject to sales-type leases with two customers. The amendments provided for (i) the exercise of a purchase option of one aircraft to the customer in January 2020, which resulted in a gain of $12,700, (ii) application of collected maintenance reserves and a security deposit held by the Company to past due amounts for the other two aircraft, (iii) payments totaling $585,000 in January 2020 for two of the leases and (iv) the reduction of future payments due under the two finance leases. Because of the uncertainty of collection of amounts receivable under the finance leases, the Company did not recognize interest income on the finance lease receivables (i.e., they are accounted for on a non-accrual basis) and their asset value is based on the collateral value of the aircraft that secure the finance leases, net of projected sales costs.

The Company had two sales-type leases, which were substantially modified in January 2020 to reduce the amount of monthly payments and purchase option amounts due under the leases. Although the modifications would ordinarily have given rise to income or loss resulting from the changed term of the agreements, the lessee’s poor compliance with the lease terms has led the Company to value the sales-type leases at the fair value of the collateral and, as such, the modifications did not give rise to any effect on income other than that related to the collateral value of the financed aircraft. The Company recorded a bad debt allowance of $821,000 related to one of the two sales-type finance leases as a result of its May 2021 agreement to sell the aircraft to the customer (“Sale Order”), and recorded a bad debt allowance of $326,000 related to the second sales-type finance lease as a result of its July 2021 agreement to sell the aircraft to the customer.

As a result of the Sale Order approved by the Bankruptcy Court in May 2021, the Company reclassified all of its aircraft under sales-type and finance leases to held for sale.

As of December 31, 2022 and 2021, the net investment included in sales-type leases and direct financing leases receivable were as follows:

	December 31,	December 31,
	2022	2021

Gross minimum lease payments receivable	$-	$300,000
Allowance for doubtful accounts	-	(300,000)
Finance leases receivable	$-	$-

As of December 31, 2022 and 2021, there were no minimum future payments receivable under finance leases.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

8.	INTANGIBLE ASSETS

Intangible assets were comprised of the following:

	December 31,	December 31,
	2022	2021

Software	$1,000,000	$-
Less: Accumulated amortization	(111,100)	-
Less: Impairment	(888,900)	-
	$-	$-

Due to regulatory challenges, the Company decided to suspend the Mano game and the alSpace platform, and on November 4, 2022, the Company discontinued the Mano game and the alSpace platform. For the year ended December 31, 2022, the Company provided impairment of $888,900 against the software.

For the year ended December 31, 2022 and 2021, the amortization expenses were $111,100 and $nil, respectively.

9.	ASSETS AND LIABILITIES HELD FOR SALE

Assets held for sale as of September 29, 2021 represented aircraft and part-out assets of $31.1 million.

As a result of the Sale Order approved by the Bankruptcy Court in May 2021, the Company, with the exception of one aircraft that is collateral for a sales-type lease receivable, reclassified all of its remaining aircraft to held for sale. On the Effective date, pursuant to the Plan of Reorganization, the Company settled the liabilities subject to compromise by these assets held for sale. See Note 4 – reorganization adjustment (b). Accordingly, the Company did not have assets or liabilities held for sale as of December 31, 2021.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

10.	OPERATING SEGMENTS

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services.

For the year ended December 31, 2022, the Company had three business segments which were comprised of 1) the newly launched ETH staking business, 2) the newly launched GameFi business, and 3) the leasing of regional aircraft to foreign and domestic regional airlines. For the year ended December 31, 2021, the Company had one business segment which was the leasing of regional aircraft to foreign and domestic regional airlines.

The following tables present summary information of operations by segment for the year ended December 31, 2022.

	For the Year Ended December 31, 2022 (Successor)
	Staking	GameFi	Leasing
	Business	Business	Business	Total
Revenue and other income	$1,800	$326,800	$1,598,800	$1,927,400
Gross profit	$(219,700)	$(234,300)	$1,598,800	$1,144,800
Total operating expenses	$(1,455,600)	$(2,407,100)	$(1,940,600)	$(5,803,300)
Loss before income tax provision	$(1,675,300)	$(2,641,400)	$(5,030,400)	$(9,347,100)
Net loss	$(1,675,700)	$(2,642,600)	$(4,979,900)	$(9,298,200)

The following tables present total assets by segment as of December 31, 2022 and 2021:

	December 31,	December 31,
	2022	2021
ETH Staking Business	$11,130,300	$-
GameFi Business	-	6,788,900
Lease Business	1,431,700	3,472,100
Unallocated	-	4,688,600
	$12,562,000	$14,949,600

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

11.	NOTES PAYABLE AND ACCRUED INTEREST

As of September 29, 2021, notes payable and accrued interest are included in the liabilities subject to compromise. See Note 4 – reorganization adjustment (b). As part of the Plan of Reorganization, the Bankruptcy Court approved the settlement of claims reported within Liabilities subject to compromise in the Company’s Consolidated balance sheet at their respective allowed claim amounts. Accordingly, the Company did not have notes payable or accrued interest as of December 31, 2022 and 2021.

At December 31, 2022, 2021 and September 29, 2021, the Company’s notes payable and accrued interest subject to compromise consisted of the following.

	Successor	Successor	Predecessor
	December 31,	December 31,	September 29,
	2022	2021	2021
Drake Indebtedness, subject to compromise:
Principal	$-	$-	$38,675,300

12.	DERIVATIVE INSTRUMENTS

In the first quarter of 2019, the Company entered into eight fixed pay/receive variable interest rate swaps. The Company entered into the interest rate swaps in order to reduce its exposure to the risk of increased interest rates.

The Company estimates the fair value of derivative instruments using a discounted cash flow technique and uses creditworthiness inputs that corroborate observable market data evaluating the Company’s and counterparties’ risk of non-performance. Valuation of the derivative instruments requires certain assumptions for underlying variables and the use of different assumptions would result in a different valuation. Management believes it has applied assumptions consistently during the period.

The Company designated seven of its interest rate swaps as cash flow hedges upon entering into the swaps. Changes in the fair value of the hedged swaps were included in other comprehensive income/(loss), which amounts are reclassified into earnings in the period in which the transaction being hedged affected earnings (i.e., with future settlements of the interest rate swaps). One of the interest rate swaps was not eligible under its terms for hedge treatment and was terminated in 2019 when the associated asset was sold and the related debt was paid off. Changes in fair value of non-hedge derivatives are reflected in earnings in the periods in which they occur.

Nord Swaps

With respect to the interest rate swaps entered into by the LLC Borrowers (“the Nord Swaps”), the swaps were deemed necessary so that the anticipated cash flows of such entities, which arise entirely from the lease rents for the aircraft owned by such entities, would be sufficient to make the required Nord Loan principal and interest payments, thereby preventing default so long as the lessees met their lease rent payment obligations.

The Nord Swaps were entered into by the LLC Borrowers and provided for reduced notional amounts that mirrored the amortization under the Nord Loans entered into by the LLC Borrowers, effectively converting each of the related Nord Loans from a variable to a fixed interest rate, ranging from 5.38% to 6.30%. Each of Nord Swaps extended for the duration of the corresponding Nord Loan. Two of the swaps had maturities in the fourth quarter of 2020 and were terminated when the associated assets were sold and the related debt was paid off. The other three LLC Swaps had maturities in 2025, but were sold in March 2021 as part of the Company’s sale of its membership interest in ACY E-175.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

12.	DERIVATIVE INSTRUMENTS (CONTINUED)

Nord Swaps (continued)

In March 2020, the Company determined that the future hedged interest payments related to its Nord Swaps were no longer probable of occurring, as a result of lease payment defaults for the aircraft owned by ACY 19002 and ACY 19003 and conversations with the lessee for the three aircraft owned by ACY E-175 regarding likely rent concessions, and consequently de-designated all five Nord Swaps as hedges because the lease payments were used to service the Nord Loans associated with the swaps. As a result of de-designation, future changes in market value were recognized in ordinary income and AOCI was reclassified to ordinary income as the forecasted transactions occurred. In December 2020, the Company determined that the payments after February 2021 for the three remaining swaps were probable not to occur as a result of the Company’s agreement to sell its interest in ACY E-175 during the first quarter of 2021. Accumulated other comprehensive income of $2,600 related to the Nord Swaps was recognized as an expense in the period from January 1, 2021 through September 29, 2021.

	Successor	Successor	Predecessor
	Year ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Change in value of undesignated interest rate swaps	$-	$-	$(48,700)
Reclassification from other comprehensive income to interest expense	-	-	2,600
Included in interest expense	$-	$-	$(46,100)

	Successor	Successor	Predecessor
	Year ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Reclassification from other comprehensive income to interest expense	$-	$-	$2,600
Change in accumulated other comprehensive income	$-	$-	$2,600

At December 31, 2022 and 2021, the Company had no interest rate swaps.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

13.	LEASE RIGHT OF USE ASSETS AND LIABILITIES

The Company was a lessee under a lease of the office space it occupies in Burlingame, California, which expired in June 2020. The lease also provided for two, successive one-year lease extension options for amounts that were substantially below the market rent for the property. The lease provided for monthly rental payments according to a fixed schedule of increasing rent payments. As a result of the below-market extension options, the Company determined that it was reasonably certain that it would extend the lease and, therefore, included such extended term in its calculation of the right of use asset (“ROU Asset”) and lease liability recognized in connection with the lease.

In addition to a fixed monthly payment schedule, the office lease also included an obligation for the Company to make future variable payments for certain common areas and building operating and lessor costs, which were recognized as expense in the periods in which they are incurred. As a direct pass-through of applicable expense, such costs were not allocated as a component of the lease.

Effective January 1, 2020, the Company reduced both the size of the office space leased and the amount of rent payable in the future. As such, the Company recognized a reduction in both the capitalized amount related to the surrendered office space and a proportionate amount of the liability associated with its future lease obligations. In January 2020, the Company recorded a loss of $160,000 related to the reduction in its ROU Asset, net of the reduction in its operating lease liability.

In March 2020, the Company elected not to exercise the extension options for its office lease. The lease liability associated with the office lease was calculated at March 31, 2020 by discounting the fixed, minimum lease payments over the remaining lease term, including the below-market extension periods, at a discount rate of 7.25%, which represents the Company’s estimate of the incremental borrowing rate for a collateralized loan for the type of underlying asset that was the subject of the office lease at the time the lease liability was evaluated. As a result of non-exercise of its extension option, the Company reduced the lease liability to reflect only the three remaining rent payments in the second quarter of 2020.

In July 2020, the lease for the Company’s office lease was extended for one month to July 31, 2020 at a rate of $10,000. The Company signed a lease for a smaller office suite in the same building effective August 1, 2020. The lease provided for a term of 30 months expiring on January 31, 2023, at a monthly base rate of approximately $7,400, with no rent due during the first six months. The Company recognized an ROU asset and lease liability of $169,800, both of which were non-cash items and are not reflected in the consolidated statement of cash flows. No cash was paid at the inception of the lease, and a discount rate of 3% was used, based on the interest rates available on secured commercial real estate loans available at the time. Upon emergence from bankruptcy on September 30, 2021, the Company terminated the office lease agreement, and the Company had no right of use assets or lease liabilities as of September 29, 2021, December 31, 2021 and December 31, 2022.

The Company recognized rental expenses as follows:

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Fixed rental expense during the year	$147,600	$20,500	$172,200

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

14.	COMMON STOCK

As of December 31, 2021, the Company authorized 40,000,000 shares of common stocks, and had 22,084,055 shares issued and outstanding.

On October 18, 2022, the Company completed a private placement to certain accredited investors, of an aggregate of 4,400,000 shares of the Company’s common stock, $0.001 par value per share, at a price of $1.00 per share for aggregate gross proceeds to the Company of approximately $4.4 million.

As of December 31, 2022, the Company authorized 40,000,000 shares of common stocks, and had 26,484,055 shares issued and outstanding.

15.	FAIR VALUE MEASUREMENT

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs, to the extent possible. The fair value hierarchy under GAAP is based on three levels of inputs.

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets Measured and Recorded at Fair Value on a Nonrecurring Basis

The Company determines fair value of long-lived assets held and used, such as aircraft and aircraft engines held for lease and these and other assets held for sale, by reference to independent appraisals, quoted market prices (e.g., offers to purchase) and other factors. The independent appraisals utilized the market approach which uses recent sales of comparable assets, making appropriate adjustments to reflect differences between them and the subject property being analyzed. Certain assumptions are used in the management’s estimate of the fair value of aircraft including the adjustments made to comparable assets, identifying market data of similar assets, and estimating cost to sell. These are considered Level 3 within the fair value hierarchy. An impairment charge is recorded when the Company believes that the carrying value of an asset will not be recovered through future net cash flows and that the asset’s carrying value exceeds its fair value.

During the period from July 1 through September 29, 2021, the Predecessor of the Company settled the liabilities subject to compromise by the aircraft included in the assets held for sale, and no impairment losses were recorded. See Note 4 - reorganization adjustment (b). For the period from January 1, 2021 through September 29, 2021, the Company recorded impairment losses of $4.2 million on five assets held for sale, based on appraised values or expected sales proceeds, which had an aggregate fair value of $29.3 million.

The Successor of the Company did not record impairment against assets held for sale for the year ended December 31, 2022. There were no transfers in or out of assets or liabilities measured at fair value under Level 3 during the year ended December 31, 2022 or 2021.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

15.	FAIR VALUE MEASUREMENT (CONTINUED)

Fair Value of Other Financial Instruments

As part of the Plan of Reorganization, the Bankruptcy Court approved the settlement of claims reported within Liabilities subject to compromise in the Company’s Consolidated balance sheet at their respective allowed claim amounts. Accordingly, the Company did not have finance leases receivable, amounts borrowed under the MUFG Credit Facility and Drake Loan, notes payable under special-purpose financing, its derivative termination liability and its derivative instruments as of December 31, 2021.

As a result of payment delinquencies by the Company’s two customers of aircraft subject to sales-type finance leases, the Company recorded a bad debt allowance of $1.3 million during 2021. The finance lease receivables are valued at their collateral value under the practical expedient alternative.

There were no transfers in or out of assets or liabilities measured at fair value under Level 3 during 2022 or 2021.

16.	COMMITMENTS AND CONTINGENCIES

In the ordinary course of the Company’s business, the Company may be subject to lawsuits, arbitrations and administrative proceedings from time to time. The Company believes that the outcome of any existing or known threatened proceedings, even if determined adversely, should not have a material adverse effect on the Company’s business, financial condition, liquidity or results of operations.

17.	INCOME TAXES

Income tax (benefit) provision were comprised of the following:

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Current income tax provision
Federal	$-	$-	$16,900
State	4,800	3,200	4,000
Foreign	(53,700)	(500)	50,000
	(48,900)	2,700	70,900
Deferred income tax provision (benefits)
Federal	$1,692,300	(2,027,100)	(1,640,000)
State	(283,800)	(28,200)	(103,800)
Foreign	-	11,400	(1,700)
Valuation allowance	(1,408,400)	1,929,400	1,804,400
	-	(114,500)	58,900
Income tax (benefits) provision	$(48,900)	$(111,800)	$129,800

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

17.	INCOME TAXES (CONTINUED)

Total income tax (benefit) provision differs from the amount that would be provided by applying the statutory federal income tax rate to pretax earnings as illustrated below:

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 30, 2021 through December 31, 2021	Period from January 1, 2021 through September 29, 2021
Income tax provision (benefit) at statutory federal income tax rate	$(1,290,800)	$(880,300)	$1,711,500
State tax expense (benefit), net of federal benefit	4,800	(200)	80,200
Foreign tax (benefit) expenses	(38,900)	581,900	200,800
Non-deductible management and acquisition fees	-	-	593,500
Impairment of intangible assets	13,300	-	-
PPP loan forgiveness	-	(59,900)	-
Non-taxable income	-	(4,037,200)	(4,260,600)
Other non-deductible expenses	(35,100)	187,600	-
Valuation allowance	1,297,800	4,096,300	1,804,400
Income tax (benefits) provision	$(48,900)	$(111,800)	$129,800

Temporary differences and carry-forwards that give rise to a significant portion of deferred tax assets and liabilities as of December 31, 2022 and 2021 were as follows:

	Successor	Successor	Predecessor
	December 31,	December 31,	September 29,
	2022	2021	2021
Deferred tax assets:
Debt basis differences	$-	$8,560,700	$8,560,700
Current and prior year tax losses	6,169,300	7,970,100	4,093,400
Deferred interest expense	3,991,300	4,110,900	4,136,200
Foreign tax credit	705,600	705,600	705,600
Accrued vacation and others	28,500	40,500	51,200
	10,894,700	21,387,800	17,547,100
Valuation allowance	(10,889,000)	(12,409,500)	(8,637,800)
Deferred tax assets, net of valuation allowance	$5,700	$8,978,300	$8,909,300

Deferred tax liabilities:
Accumulated depreciation on aircraft and aircraft engines	$-	$(6,556,600)	$(6,581,300)
Deferred income	-	(2,421,700)	(2,421,700)
Unrealized foreign exchange gain	-	-	(20,800)
Others	(5,700)	-	-
Deferred tax liabilities	(5,700)	(8,978,300)	(9,023,800)
Net deferred tax assets/(liabilities), net of valuation allowance and deferred tax liabilities	$-	$-	$(114,500)

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

17.	INCOME TAXES (CONTINUED)

Reported as:

	Successor	Successor	Predecessor
	December 31,	December 31,	September 29,
	2022	2021	2021
Deferred tax assets	$10,894,700	$12,409,500	$8,523,300
Deferred tax liabilities	(5,700)	-	-
Valuation allowance	(10,889,000)	(12,409,500)	(8,637,800)
Net deferred tax assets/(liabilities)	$-	$-	$(114,500)

Consolidated deferred federal income taxes arise from temporary differences between the valuation of assets and liabilities as determined for financial reporting purposes and federal income tax purposes and are measured at enacted tax rates. The Company’s deferred tax items are measured at an effective tax rate (federal and state blended rate net of federal benefit) of 21.05% and 21.47% respectively as of December 31, 2022 and December 31, 2021.

The current year federal operating loss carryovers of approximately $4.7 million will be available to offset 80% of annual taxable income in future years. Approximately $3.2 million of federal net operating loss carryovers may be carried forward through 2037 and the remaining $25.0 million federal net operating loss carryovers may be carried forward indefinitely. The current year California operating loss carryovers of approximately $1.9 million will be available to offset taxable income in future years through 2042. As discussed below, the Company does not expect to utilize the net operating loss carryovers remaining at December 31, 2022 in future years.

During the year ended December 31, 2022, the Company had pre-tax loss from domestic sources of approximately $9.0 million   and pre-tax loss from foreign sources of approximately $0.4 million.  The Company had pre-tax loss from domestic sources of approximately $5.6 million and pre-tax loss from foreign sources of approximately $3.0 millions for the year ended December 31, 2021. The year-over-year decrease in profit before taxes is mostly driven by the reduction in Company’s restructuring costs and employee salaries. The Company’s foreign tax credit carryover will be available to offset federal tax expense in future years through 2030.

As of December 31, 2022, the Company has a full valuation allowance of approximately $10.9 million against its net deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences, for which realization cannot be considered more likely than not at this time. In assessing the need for a valuation allowance, the Company considered all positive and negative evidence, including taxable loss occurred in recent years, scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and past financial performance. Recent negative operating result has caused the Company to be in a cumulative loss position as of December 31, 2022.

As of December 31, 2021, the Company had a valuation allowance of approximately $12.4 million, which fully offsets its net deferred tax assets.

MEGA MATRIX CORP.

(formerly “AeroCentury Corp.”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data and per share data, unless otherwise stated)

17.	INCOME TAXES (CONTINUED)

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2017. At December 31, 2022 and 2021, the Company had a balance of accrued tax, penalties and interest totaling $56,100 and $66,200 related to unrecognized tax benefits on its non-U.S. operations included in the Company’s accounts and taxes payable. The Company anticipates decreases of approximately $14,100 to the unrecognized tax benefits within twelve months of this reporting date. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	December 31,	December 31,
	2022	2021
Balance at January 1	$66,200	$74,000
Additions for prior years’ tax positions	2,700	800
Reductions from expiration of statute of limitations	(12,800)	(8,600)
Balance at December 31	$56,100	$66,200

The Company accounts for interest related to uncertain tax positions as interest expense, and for income tax penalties as tax expense

18.	SUBSEQUENT EVENTS

Marsprotocol Technologies Pte. Ltd. (the “JV Company”)

On March 3, 2023, in connection with a newly formed joint venture, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd., to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology (the “Joint Venture”). Through MarsProtocol, the Joint Venture will seek to provide non-custodial staking tools whereby users’ private keys are not stored in its database to ensure the safety of its users’ digital assets. Currently the services will not be available to U.S. residents. Pursuant to the Shareholders Agreement, SDP will own 60% and Bit Digital will own 40% of the JV Company.

Close of a private placement of 5,280,000 shares of common stock

On December 23, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell up to an aggregate of 5,280,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.30 per share, or $6.9 million (the “Private Placement”).

On January 20, 2023, the Company completed an initial sale of 4,314,615 shares of Common Stock pursuant to the Private Placement to certain Purchasers for an aggregate purchase price of $5.6 million, or $1.30 per share.

On February 15, 2023, the Company completed the final sale of 765,384 shares of Common Stock pursuant to the Private Placement to a Purchaser for an aggregate purchase price of $1.0 million, or $1.30 per share, for combined total issuance of 5,079,999 shares of Common Stock for gross proceeds of approximately $6.6 million to the Company under the Private Placement, before deducting estimated offering expenses payable by the Company.

Change of ticker

Effective February 6, 2023, we changed our ticker symbol from “MTMT” to “MPU” on the NYSE American to more closely align with our MarsProtocol brand for our digital assets staking business.

ANNEX A

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 14, 2023, by and among Mega Matrix Corp., a Delaware corporation (“MPU”), and MarsProtocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of MPU (“MPU Cayman”).

RECITALS

1. MPU and MPU Cayman have previously entered into an Agreement and Plan of Merger, dated December 7, 2022 (the “Original Agreement”), and they now wish to enter into this Amended and Restated Agreement and Plan of Merger so as to amend and restate the Original Agreement by the deletion in their entirety and the substitution in their place the terms of this Agreement;

2. The Boards of Directors of each of MPU and MPU Cayman have unanimously determined that it is advisable and in the best interests of their respective shareholders or stockholders to reorganize so that MPU will merge with and into MPU Cayman (the “Merger”), with MPU Cayman surviving and changing its name from MarsProtocol Inc. to Mega Matrix Inc.;

3. The respective Boards of Directors of MPU and MPU Cayman have each unanimously approved the Merger, this Agreement, the Plan of Merger (as defined below) and, to the extent applicable, the other transactions described herein, pursuant to which MPU Cayman will be the surviving company of the Merger, all upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger, and whereby each issued and outstanding share of common stock, par value $0.001 per share, of MPU (“MPU Common Stock”), shall be converted into the right to receive one ordinary share, par value US$0.001 per share, of MPU Cayman (a “MPU Cayman Ordinary Share”);

4. The Merger requires, among other things, the approval of this Agreement and the Plan of Merger by the affirmative vote of the holders of a majority of the issued and outstanding shares of MPU Common Stock and a special resolution passed by the sole shareholder of MPU Cayman; and

5. The parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
The Merger

Section 1.01. The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporate Law (the “DGCL”) and the Companies Act of the Cayman Islands (As Revised) (the “Act”), at the Effective Date (as defined in Section 1.03), MPU shall be merged with and into MPU Cayman in accordance with this Agreement and the Plan of Merger, and the separate corporate existence of MPU shall thereupon cease. Pursuant to and simultaneously upon the consummation of the Merger at the Effective Date, in accordance with the DGCL and the Act, (i) MPU Cayman shall continue as the surviving company in the Merger (sometimes hereinafter referred to as the “Surviving Company”), (ii) the corporate identity, existence, powers, rights and immunities of MPU Cayman as the Surviving Company shall continue unimpaired by the Merger, and (iii) MPU Cayman shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all mortgages, charges or security interests and all contracts, debts, liabilities, claims, obligations, restrictions and duties of MPU, all without further act or deed.

Section 1.02. Name Change. In connection with the Merger, the Surviving Company will change its name to Mega Matrix Inc., effective as of the Effective Date (as defined below).

Section 1.03. Filing Plan of Merger; Effective Date. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 6.01, MPU Cayman and MPU shall cause a plan of merger (the “Plan of Merger”) in the form set out in Appendix A to be properly executed and filed with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) in accordance with the Act and otherwise make all other filings, submissions or recordings as required by the DGCL and the Act. The Merger shall become effective upon the date on which the Plan of Merger is registered by the Cayman Registrar (or on such later date as may be specified in the Plan of Merger) in accordance with the Act (the “Effective Date”).

ARTICLE II
Memorandum and Articles of Association,
Directors and Officers of Surviving Company, and Certain Representations

Section 2.01. Name of Surviving Company. The name of the Surviving Company shall be “Mega Metrix Inc.”

Section 2.02. Memorandum and Articles of Association of Surviving Company. At the Effective Date, in accordance with the terms of the Plan of Merger, the Surviving Company will adopt the amended and restated memorandum and articles of association in the form set out in Appendix B, as the memorandum and articles of association of the Surviving Company until thereafter amended as provided by law and such memorandum and articles of association.

Section 2.03. Directors of Surviving Company. From and after the Effective Date, the directors of MPU Cayman immediately prior to the Effective Date shall be the directors of the Surviving Company, each such director to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

Section 2.04. Officers of Surviving Company. From and after the Effective Date, the officers of MPU Cayman immediately prior to the Effective Date shall be the officers of the Surviving Company, each such officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

Section 2.05. Directors and Officers of MPU Cayman. Immediately prior to the Effective Date, MPU, in its capacity as the sole shareholder of MPU Cayman, agrees to take or cause to be taken all such actions as are necessary to cause at least those persons serving as the directors and officers of MPU immediately prior to the Effective Date to be elected or appointed as the directors and officers of MPU Cayman (to the extent the officers and directors of MPU Cayman and MPU are not already identical), each such person to have the same office(s) with MPU Cayman (and the same class designations and committee memberships in the case of directors) as he or she held with MPU, with the directors to serve until the earlier of the next meeting of the MPU Cayman shareholders at which an election of directors is required for the class to which they have been elected or until their successors are elected or appointed (or their earlier death, disability or retirement).

Section 2.06. Representation of MPU. MPU hereby represents and warrants that it is the owner of all of the outstanding share capital of MPU Cayman, free and clear of any adverse claims.

ARTICLE III
Conversion, Issuance and Repurchase of Shares

Section 3.01. Effect on Capital Stock. At the Effective Date, by virtue of the Merger and without any action on the part of the holder of any shares of either MPU or MPU Cayman:

(a) Conversion of MPU Share; Issuance of MPU Cayman Ordinary Share. Each issued and outstanding share of MPU Common Stock with a par value of US$0.001 each shall automatically be converted into or exchanged for one validly issued, fully paid and non-assessable ordinary share of par value US$0.001 of the Surviving Company; such conversion shall be effected by means of the cancellation of such share of common stock of the Merging Company, in exchange for the right to receive one such ordinary share of the Surviving Company. Such MPU Cayman Ordinary Shares issued to the holders of MPU Common Stock shall constitute the only issued and outstanding shares of the Surviving Company upon the Effective Date.

(b) Cancellation of MPU Capital Stock. The certificates for MPU Common Stock exchanged for MPU Cayman Ordinary Shares will be cancelled.

(c) Cancellation of MPU Cayman Ordinary Share. The one MPU Cayman Ordinary Share that was held by MPU prior to the Merger shall be surrendered and cancelled, and no consideration shall be paid or payable to the holder of such MPU Cayman Ordinary Share.

(d) Stock-Based Compensation Plans. MPU shall assign, and MPU Cayman shall assume, MPU’s rights and obligations under the stock-based benefit and compensation plans and programs and agreements providing for the grant or award of restricted stock, stock units, stock options, stock appreciation rights, performance shares, performance units, dividend equivalent rights and share awards to the employees, directors and consultants of MPU and its affiliates (collectively, the “Stock Plans”) in accordance with Article IV of this Agreement. To the extent a Stock Plan provides for awards of incentive stock options pursuant to Section 422 of the Code, approval of such plan by MPU, as the sole shareholder of MPU Cayman, shall be deemed, as of the Effective Date, to constitute approval of the members of MPU Cayman for purposes of Section 422(b) of the Code.

(e) Convertible Securities. MPU shall assign, and MPU Cayman shall assume, MPU’s rights and obligations under its securities, including but not limited to convertible debentures, warrants and options, that may be convertible into or exercisable into MPU Common Stock; provided, however, all reference therein to MPU Common Stock shall be deemed to refer to MPU Cayman Ordinary Shares.

Section 3.02. Exchange of MPU Cayman Ordinary Shares.

(a) Uncertificated Shares. At the Effective Date, each outstanding share of MPU Common Stock held in uncertificated, book entry form will be exchanged for one MPU Cayman Ordinary Share in accordance with Sections 3.01(a) and (b) without further act or deed by the holder thereof, and record of such ownership shall be kept in uncertificated, book entry form in MPU's register of members by MPU Cayman’s transfer agent.

(b) Certificated Shares. At the Effective Date, each outstanding share of MPU Common Stock held in certificated form will be converted into the right to receive one MPU Cayman Ordinary Share in accordance with Sections 3.01(a) and (b) without further act or deed by the holder thereof, and the holder thereof will cease to be, and will have no rights as, a stockholder of MPU. Following the consummation of the Merger, MPU’s exchange agent will send a letter of transmittal to each such holder, explaining the procedure for surrendering such holder’s MPU Common Stock certificates in exchange for share certificates representing MPU Cayman Ordinary Shares.

(c) Shareholder Rights at Effective Date. At the Effective Date, holders of MPU Common Stock will cease to be, and will have no rights as, stockholders of MPU, other than the right to receive any dividend or other distribution with a record date prior to the Effective Date that may have been declared or made by MPU on such shares of MPU Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Date. After the Effective Date, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the shares of MPU Common Stock that were outstanding immediately prior to the Effective Date. Upon and after the Effective Date, registered shareholders in MPU Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon MPU Cayman Ordinary Shares registered in their respective names in the register of members.

Section 3.03. Dissenters’ Rights. There are no dissenters’ rights or appraisal rights available to holders of MPU Common Stock under the Delaware General Corporate Law or under the Act in connection with the Merger. Under Section 238 of the Act, the shareholder of MPU Cayman, a constituent company incorporated under the laws of the Cayman Islands, shall be entitled to payment of the fair value of that shareholder's shares upon dissenting from a merger, and such shareholder who desires to exercise such dissenting right shall give to the constituent company, before the vote on the merger, written objection to the merger.

ARTICLE IV
Employee Benefit and Compensation Plans and Agreements; Other Contracts

Section 4.01. Assumption of Equity Plans. At the Effective Date, MPU shall assign, and MPU Cayman shall assume, the rights and obligations of MPU under each Stock Plan. To the extent any Stock Plan or any applicable agreement relating thereto provides for the issuance, delivery or purchase of, or otherwise relates to, MPU Common Stock, from and after the Effective Date, such Stock Plan or applicable agreement shall be deemed to have been amended to provide for the issuance, delivery or purchase of, or otherwise relate to, MPU Cayman Ordinary Shares, and all options or awards issued, or benefits available or based upon the value of a specified number of shares of MPU Common Stock, under such Stock Plan after the Effective Date shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, an equivalent number of MPU Cayman Ordinary Shares in accordance with the terms of such Stock Plan and any applicable agreement relating thereto. The outstanding options or other awards or benefits available under the terms of the Stock Plans at and following the Effective Date shall, to the extent permitted by law and otherwise reasonably practicable, otherwise be exercisable, payable, issuable or available upon the same terms and conditions as under such Stock Plans and the agreements relating thereto immediately prior to the Effective Date. Other than as set forth above, the Merger will not affect the underlying terms or conditions of any outstanding equity awards, which shall remain subject to their original terms and conditions.

Section 4.02. Assumption of Benefit Plans. At the Effective Date, the obligations of MPU under or with respect to every plan, trust, program and benefit then in effect or administered by MPU for the benefit of the directors, officers and employees of MPU or any of its subsidiaries (collectively, the “Assumed Benefit Plans” and, together with the Assumed Equity Plans, the “Assumed Plans”) shall become the lawful obligations of MPU Cayman and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Date, MPU Cayman hereby expressly adopts and assumes all obligations of MPU under the Assumed Plans.

Section 4.03. Assumption of Contracts. At the Effective Date, the obligations of MPU under or with respect to contracts or agreements (collectively, the “Assumed Contracts”) shall become the lawful obligations of MPU Cayman and shall be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Date, MPU Cayman hereby expressly adopts and assumes all obligations of MPU under the Assumed Contracts.

Section 4.04. Other Actions. Such amendments or other actions that are deemed necessary or appropriate by MPU and MPU Cayman to effect the Merger, including to facilitate the assumption by MPU Cayman of the Assumed Plans and the Assumed Contracts, and any other amendments or actions that MPU and MPU Cayman shall deem advisable, shall be adopted and entered into with respect to the Assumed Plans, the Assumed Contracts and any other change in control arrangements between the MPU and its executive officers and key employees.

ARTICLE V
Conditions Precedent

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

(a) Stockholder Approval. This Agreement shall have been adopted and approved by the affirmative vote of holders owning a majority of the issued and outstanding shares of MPU Common Stock entitled to vote thereon at the record date for such actions as set by the Board of Directors of MPU and the special resolution of the sole shareholder of MPU Cayman.

(b) No Prohibition. None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the Cayman Islands or any other country that prohibits the consummation of the Merger.

(c) Effective Registration Statement. The registration statement on Form F-4 filed with the Securities and Exchange Commission by MPU Cayman in connection with the offer and issuance of the MPU Cayman Ordinary Shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

(d) NYSE American Listing. The MPU Cayman Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NYSE American, subject to official notice of issuance and satisfaction of other standard conditions.

(e) Consents and Authorizations. Other than the filing of the Plan of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of MPU, MPU Cayman, or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (i) applicable U.S. state securities and “Blue Sky” laws, and (ii) applicable Cayman Islands securities laws, shall have been obtained or made.

(f) Representations and Warranties. The representations and warranties of the parties set forth herein shall be true and correct in all material respects, and the covenants of the parties set forth herein (other than those to be performed after the Effective Date) shall have been performed in all material respects.

(g) Opinion. MPU shall have received an opinion of Lewis Brisbois Bisgaard & Smith LLP in form and substance reasonably satisfactory to MPU, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Date, to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to use commercially reasonable efforts to make such representations as are requested by such counsel for the purpose of rendering such opinion.

ARTICLE VI
Termination, Amendment and Waiver

Section 6.01. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after approval by the stockholders of MPU, by action of the Board of Directors of MPU.

Section 6.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of MPU or MPU Cayman.

Section 6.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the stockholders of MPU of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such stockholders under applicable law until such further approval or adoption is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.04. Waiver. At any time prior to the Effective Date, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII
Covenants

Section 7.01. Rule 16b-3 Approval. MPU and MPU Cayman shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.01 and any other dispositions of MPU equity securities (including derivative securities) or acquisitions of MPU Cayman equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of MPU, or (ii) at the Effective Date, is or will become a director or officer of MPU Cayman, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Section 7.02. MPU Cayman Vote. Prior to or concurrent with seeking the approval and adoption of this Agreement by the stockholders owning a majority of the outstanding shares of MPU Common Stock, MPU in its capacity as the sole shareholder of MPU Cayman shall pass shareholder resolutions of MPU Cayman which approve and adopt this Agreement and which approve and authorize the Merger and the Plan of Merger.

Section 7.03. Further Assurances. MPU Cayman shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

ARTICLE VIII
General Provisions

Section 8.01. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV (collectively, the “Third Party Provisions”), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced only by the specifically intended beneficiaries thereof.

Section 8.02. Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

Section 8.03 Effectiveness of Amendment and Restatement. This Agreement amends and restates certain provisions of the Original Agreement. All amendments to the Original Agreement effected by this Agreement, and all other covenants, agreements, terms and provisions of this Agreement, shall have effect as of the date copies hereof have been executed and delivered upon execution by each of the parties hereto.

Section 8.04. Governing Law. To the fullest extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

Section 8.05. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

Section 8.06. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

Section 8.07. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

IN WITNESS WHEREOF, MPU and MPU Cayman have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Mega Matrix Corp., a Delaware corporation			MarsProtocol Inc., a Cayman Islands company

By:	/s/ Yucheng Hu		By:	/s/ Yucheng Hu
	Name:	Yucheng Hu		Name:	Yucheng Hu
	Title:	Chief Executive Officer		Title:	President

Appendix A

Form of Plan of Merger

The Companies Act (As Revised) of the Cayman Islands

Plan of Merger

This plan of merger (the “Plan of Merger”) is made on [date] between MarsProtocol Inc., a Cayman Islands exempted company (the “Surviving Company”), and Mega Matrix Corp., a Delaware corporation (the “Merging Company” and together with the Surviving Company, the "Constituent Companies").

Whereas the Surviving Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act (As Revised) (the “Act”).

Whereas the Merging Company is a Delaware corporation and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Act.

Whereas the directors of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Amended and Restated Agreement and Plan of Merger dated [date] and made between the Surviving Company and the Merging Company (the “Merger Agreement”) a copy of which is annexed at Annexure 1 hereto.

Now therefore this Plan of Merger provides as follows:

1. The constituent companies (as defined in the Act) to this Merger are the Surviving Company and the Merging Company.

2. The surviving company (as defined in the Act) is the Surviving Company.

3. The registered office of the Surviving Company is situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, and the registered office of the Merging Company is 3000 El Camino Real, Bldg 4, Ste 200, Palo Alto, California 94306.

4. Immediately prior to the Effective Date (as defined below), the authorized share capital of the Surviving Company is US$110,000 divided into 100,000,000 ordinary shares of par value US$0.001 each and 10,000,000 preferred shares of par value US$0.001 each, of which one ordinary share has been issued.

5. Immediately prior to the Effective Date (as defined below), the number of the authorized capital stock of the Merging Company will be 40,000,000 shares of common stock with a par value of US$0.001 each, and 2,000,000 shares of preferred stock with a par value of US$0.001 each, of which 26,484,055 shares of common stock have been issued.

6. On the Effective Date (as defined below), the authorized share capital of the Surviving Company will be US$110,000 divided into 100,000,000 ordinary shares of par value US$0.001 each and 10,000,000 preferred shares of par value US$0.001 each.

7. The date on which it is intended that the Merger is to take effect is [please revise the date] (the “Effective Date”).

8. Upon the Effective Date, the name of the Surviving Company will be “Mega Matrix Inc.”

App-1

9. The terms and conditions of the Merger are such that, on the Effective Date:

9.1 each share of common stock with a par value of US$0.001 each issued and outstanding in the Merging Company immediately prior to the Effective Date shall automatically be converted into or exchanged for one validly issued, fully paid and non-assessable ordinary share of par value US$0.001 of the Surviving Company; such conversion shall be effected by means of the cancellation of such share of common stock of the Merging Company, in exchange for the right to receive one such ordinary share of the Surviving Company;

9.2 each ordinary share with a par value par value of US$0.001 each issued and outstanding in the Surviving Company immediately prior to the Effective Date shall be surrendered and cancelled, and no consideration shall be paid or payable to the holder of such share;

10. The rights and restrictions attaching to the shares in the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

11. The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto on the Effective Date.

12. At the Effective Date, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

12. There are no amounts or benefits which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.

13. The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

14. The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

15. The names and address of the directors of the Surviving Company after the Merger becomes effective are:

15.1 Yucheng Hu of Group 7, Yantai Village, Polyye Town, Yingshan County, Sichuan Province, China

15.2 Yunheng (Brad) Zhang of Room 201, 2nd Floor, Unit 2, Building 5, No.88, Jinsha Ruins Road, Qingyang District, Chengdu, China

15.3 Siyuan Zhu of Room 1101, Unit 4, Lane 88, Wuning South Road, Jing'An District, Shanghai, China

15.4 Jianan Jiang of 46886 Blackberry CT, Sterling VA 20164-8635, United States

15.5 Qin Yao of 5A, Building E, North District, Baoneng Taikoo City, Nanshan Central Road, Shenzhen, GuangDong, China

16. This Plan of Merger has been approved by the board of directors of the Surviving Company pursuant to Section 233(3) of the Act.

17. This Plan of Merger has been authorized by the sole shareholder of the Surviving Company pursuant to Section 233(6) of the Act.

App-2

18. All necessary approvals have been obtained from the members, officers and management of the Merging Company pursuant to the Delaware General Corporate Law.

19. At any time prior to the Effective Date, this Plan of Merger may be:

19.1 terminated by the board of directors of either the Surviving Company or the Merging Company;

19.2 amended by the board of directors of both the Surviving Company and the Merging Company to:

(a) change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b) effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

20. This Plan of Merger may be executed in counterparts.

21 This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

[remainder of page intentionally left blank; signature page follows]

App-3

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by	)	Yucheng Hu

Duly authorized for	)

and on behalf of	)	Chief Executive Officer

Mega Matrix Corp., a Delaware corporation	)

SIGNED by	)	Yucheng Hu

Duly authorized for	)

and on behalf of	)	President

MarsProtocol Inc., a Cayman Islands exempted company	)

App-4

Annexure 1

Merger Agreement

Annexure 2

Amended and Restated Memorandum and Articles of Association

Appendix B

Form of Amended and Restated Memorandum and Articles of Association

of

Mega Matrix Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The articles of association of the registrant provide for the indemnification of its directors and officers. Under the indemnification provisions, the registrant will indemnify its directors and officers to the fullest extent permitted by law against liabilities that are incurred by the directors or officers while executing the duties of their respective offices. The directors and officers, however, will not be entitled to the indemnification if they incurred the liabilities through their own fraud, willful neglect or willful default.

The registrant is an exempted company with limited liability incorporated in the Cayman Islands and it is subject to and governed by the laws of the Cayman Islands with respect to the indemnification provisions. Although the Companies Act (2021 Revision) of the Cayman Islands does not specifically restrict a Cayman Islands company’s ability to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain English case law (which is likely to be persuasive in the Cayman Islands), however, indicates that the indemnification is generally permissible, unless there had been fraud, willful default or reckless disregard on the part of the director or officer in question.

The registrant intends to maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 that might be incurred by any director or officer in his or her capacity as such.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger (included in Annex A of the proxy statement/prospectus)*
3.1	Memorandum of Association and Articles of Association of Mega Matrix Inc.*
5.1	Legal Opinion of Ogier**
8.1	Tax Opinion of Lewis Brisbois Bisgaard & Smith LLP**
21.1	List of Subsidiaries*
23.1	Consent of Ogier (included in Exhibit 5.1)**
23.2	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 8.1)**
23.3	Consent of Independent Registered Public Accounting Firm, Audit Alliance LLP*
24.1	Power of Attorney (included on signature page)
99.1	Form of Proxy Card*
107	Filing Fee Table*

*	filed herewith
**	to be filed by amendment

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Inapplicable.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such request. The undertaking in subparagraph (i) above include information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hong Kong S.A.R., the People’s Republic of China, on April 20, 2023.

MarsProtocol Inc.

Dated: April 20, 2023	By:	/s/ Yucheng Hu
Yucheng Hu, Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Yucheng Hu or Qin (Carol) Wang as attorney-in-fact, with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yucheng Hu	Chairman of the Board,	April 20, 2023
Yucheng Hu	Chief Executive Officer and President
(Principal Executive Officer)

/s/ Qin (Carol) Wang	Chief Financial Officer	April 20, 2023
Qin (Carol) Wang	(Principal Financial and Principal
Accounting Officer

/s/ Yunheng (Brad) Zhang	Chief Operating Officer and Director	April 20, 2023
Yunheng (Brad) Zhang

/s/ Jianan Jiang	Director	April 20, 2023
Jianan Jiang

/s/ Qin Yao	Director	April 20, 2023
Qin Yao

/s/ Siyuan Zhu	Director	April 20, 2023
Siyuan Zhu

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MarsProtocol Inc. has signed this registration statement in the City of New York, State of New York, United States, on April 20, 2023

Authorized U.S. Representative

Cogency Global Inc.

/s/ Coleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President, on behalf of Cogency Global Inc.